UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

OFFICE DEPOT, INC.

(Exact Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date Filed:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

OFFICE DEPOT, INC.

6600 North Military Trail

Boca Raton, Florida 33496

NOTICE OF ANNUAL MEETING OF

SHAREHOLDERS

DATE	July 20, 2017

TIME	9:00 a.m. Eastern Daylight Time

LOCATION	Boca Raton Marriott at Boca Center 5150 Town Center Circle Boca Raton, FL 33486 (561) 392-4600

ITEMS OF BUSINESS	1. To elect eight 8 members of the Board of Directors named in, and for the term, described in this proxy statement;

2. To ratify our Audit Committee’s appointment of Deloitte & Touche, LLP as our independent registered public accounting firm for the current year;

3. To approve the Office Depot 2017 Long-Term Incentive Plan;

4. To hold an advisory vote approving the company’s executive compensation;

5. To hold an advisory vote on the frequency of holding an advisory vote on executive compensation; and

6. To transact any other business that may properly come before the meeting and any adjournment thereof.

RECORD DATE	You must have owned Office Depot voting securities of record as of the close of business on June 1, 2017, to attend and vote at our Annual Meeting of Shareholders and any adjournment thereof.

ANNUAL REPORT	Our 2016 Annual Report on Form 10-K is enclosed with these proxy materials.

By order of the Board of Directors,

Stephen R. Calkins
Executive Vice President, Chief Legal Officer & Corporate Secretary

Boca Raton, Florida

June 9, 2017

Please note that for security reasons, we will require that you present a picture identification if you attend our Annual Meeting. We reserve the right to exclude any person whose name does not appear on our official shareholder list as of our Record Date of June 1, 2017. If you hold shares in “street name,” you must bring a letter from your broker, or a current brokerage statement, to indicate that the broker is holding shares for your benefit. We also reserve the right to request any person to leave the Annual Meeting who is disruptive, refuses to follow the rules established for the meeting or for any other reason. Cameras, recording devices and other electronic devices, signs and placards will NOT be permitted at the meeting.

Page
PROXY STATEMENT FOR THE 2017 ANNUAL MEETING OF SHAREHOLDERS OF OFFICE DEPOT, INC.	1
MATTERS TO BE CONSIDERED BY OUR SHAREHOLDERS PROPOSAL 1: TO ELECT EIGHT (8) MEMBERS OF THE OFFICE DEPOT, INC. BOARD OF DIRECTORS FOR THE TERM DESCRIBED IN THE PROXY STATEMENT	5
Nominees for Directors of Office Depot	5
BIOGRAPHICAL INFORMATION ON THE NOMINEES	5
CORPORATE GOVERNANCE	9
Board of Directors	9
Corporate Governance Guidelines	9
Board Leadership Structure	9
Director Independence	10
Board of Directors’ Role in Risk Oversight	10
How Nominees to Our Board of Directors are Selected	11
Communicating with our Board of Directors	12
Majority Voting Policy	13
Related Person Transactions Policy	13
Succession Planning	14
Code of Business Conduct (Code of Ethical Behavior)	14
COMMITTEES OF OUR BOARD OF DIRECTORS	15
Audit Committee	15
Corporate Governance and Nominating Committee	16
Finance and Integration Committee	16
Compensation Committee	17
AUDIT COMMITTEE REPORT	20
PROPOSAL 2: TO RATIFY THE APPOINTMENT BY OFFICE DEPOT, INC.’S AUDIT COMMITTEE OF DELOITTE & TOUCHE LLP AS OFFICE DEPOT’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT YEAR	23
Office Depot’s Independent Registered Public Accounting Firm	23
Audit & Other Fees	23
Audit Committee Pre-Approval Policies and Procedures	24
PROPOSAL 3: TO APPROVE THE OFFICE DEPOT, INC. 2017 LONG-TERM INCENTIVE PLAN	25
Why Office Depot Believes You Should Vote to Approve the 2017 Plan	26
Determination of Shares Available under the 2017 Plan	26
162(m) Approval	28
Plan Summary	29
Certain Federal Income Tax Consequences	36
New 2017 Plan Benefits	38
Equity Compensation Plan Information	39
EXECUTIVE AND DIRECTOR COMPENSATION	40
Compensation Discussion and Analysis	40
Overview of 2016 Key Events and NEO Compensation	40
2016 Financial Highlights	43
What were the results of our advisory vote to approve executive compensation?	43
Compensation Philosophy	43
What are the elements of our NEO compensation packages?	44
How do the company’s pay practices compare to best practices?	45
How does the company’s compensation program support pay-for-performance?	46
What was the total direct compensation for our NEOs during fiscal 2016?	47

i

ii

iii

PROXY STATEMENT

FOR THE

2017 ANNUAL MEETING OF SHAREHOLDERS

OF

OFFICE DEPOT, INC.

6600 North Military Trail

Boca Raton, Florida 33496

The Board of Directors of Office Depot, Inc. (“Office Depot” or the “company” or “we” or “our”) is soliciting proxies to be voted at our 2017 Annual Meeting of Shareholders to be held on July 20, 2017 (the “Annual Meeting”), at 9:00 a.m. Eastern Daylight Time, at Boca Raton Marriott at Boca Center, 5150 Town Center Circle, Boca Raton, FL 33486, and at any postponement or adjournment of the Annual Meeting. We are making this proxy statement available to our shareholders beginning on June 9, 2017. Our shareholders of record are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.

Purpose of the Meeting. Important matters outlined in the Notice of this Meeting will be considered at our Annual Meeting. We have provided these proxy materials to you in connection with the solicitation of proxies by our Board of Directors (“Board of Directors” or “Board”, or individually, each a “Director”). This proxy statement describes matters on which you, as a shareholder, are entitled to vote and provides you with information so that you can make an informed decision.

Voting Your Shares. You may vote your shares in one of the following ways: (1) in person at the Annual Meeting; (2) by voting electronically using a touch-tone telephone at 800-690-6903; or (3) by using the Internet to vote your shares at www.proxyvote.com. If your shares are held in “street name” with a broker or similar party, you have a right to direct that organization on how to vote the shares held in your account. You will need to contact your broker to determine whether you will be able to vote using one of these alternative methods. If you choose to use the Internet or telephone to vote, you must do so by 11:59 p.m. Eastern Daylight Time on July 19, 2016, the day before our Annual Meeting takes place.

Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by completing and returning the proxy card as promptly as possible, or by voting by telephone or via the Internet, prior to the Annual Meeting to ensure that your shares will be represented at the Annual Meeting if you are unable to attend.

OUR BOARD OF DIRECTORS RECOMMENDS:

•	that you vote FOR its nominees for Directors of the company as described in Proposal 1;

•	that you vote FOR the ratification of our Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm as described in Proposal 2;

•	that you vote FOR the approval of the Office Depot, Inc. 2017 Long-Term Incentive Plan (“LTIP”) as described in Proposal 3;

•	that you vote FOR, on an advisory basis, the approval of the company’s executive compensation described in Proposal 4; and

•	that you vote FOR the option of “EVERY ONE YEAR” as the frequency with which shareholders are provided an advisory vote on executive compensation described in Proposal 5.

Shareholders Eligible to Vote at Our Annual Meeting; List of Shareholders Available. Owners of our voting securities as of the close of business on June 1, 2017 (the “Record Date”) will be entitled to vote at our Annual Meeting. Our official stock ownership records will conclusively determine whether you are a “holder of record”

as of the Record Date. If your shares are registered directly in your name with our transfer agent, Computershare, you are a shareholder of record, and these proxy materials are being sent directly to you from the company. As the shareholder of record, you have the right to grant your voting proxy directly to the company or to vote in person at the Annual Meeting. If your shares are held in “street name,” meaning your shares are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of these shares and these proxy materials are being forwarded to you by your broker, bank or nominee, who is considered the shareholder of record with respect to such shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and you will receive instructions from your broker, bank or other nominee describing how to vote your shares; however, you may not vote these shares in person at the Annual Meeting unless you obtain a legal proxy from the shareholder of record (i.e., your broker, bank or nominee) giving you the right to vote such shares.

A list of shareholders entitled to vote at the meeting will be available at our Annual Meeting and for ten days prior to the meeting between the hours of 9:00 a.m. and 5:00 p.m. Eastern Daylight Time at our corporate headquarters in Boca Raton, Florida. As of June 1, 2017, there were 518,385,043 shares of common stock outstanding and owned by shareholders (i.e., excluding shares held in treasury by Office Depot). Each share of common stock is entitled to one vote on each matter considered at our Annual Meeting.

Proxies. Our Board of Directors has appointed certain persons (“proxy holders”) to vote proxy shares in accordance with the instructions of our shareholders. If you authorize the proxy holders to vote your shares with respect to any matter to be acted upon, the shares will be voted in accordance with your instructions. If you are a shareholder of record and you authorize the proxy holders to vote your shares but do NOT specify how your shares should be voted on one or more matters, the proxy holders will vote your shares on those matters as our Board of Directors recommends. If any other matter properly comes before the Annual Meeting, the proxy holders will vote on that matter in their discretion.

If you are a beneficial owner of shares held in street name and do not provide your broker or nominee instructions on how to vote your shares a “broker non-vote” occurs. Under the rules of The NASDAQ Stock Market the organization that holds your shares (i.e. your broker or nominee) may generally vote on routine matters at its discretion but cannot vote on “non-routine” matters. If you are a beneficial owner of shares held in street name and the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the Inspector of Election that it does not have the authority to vote on such matters with respect to your shares. Proposal No. 2 (ratification of appointment of the independent registered public accountant) is a matter the company believes will be designated “routine.” A broker or nominee may generally vote on routine matters. Proposal No. 1 (election of Directors), Proposal No. 3 (approval of the Office Depot 2017 LTIP), Proposal No. 4 (advisory approval of the company’s executive compensation) and Proposal No. 5 (advisory vote on frequency of the advisory say-on-pay vote) will be considered “non-routine.” A broker or other nominee cannot vote on non-routine matters without instruction. We strongly encourage you to provide voting instructions to your broker so that your vote will be counted on all matters.

Revocation of Proxies. You can change or revoke your proxy at any time prior to the voting at the Annual Meeting by the following methods:

•	if you voted by Internet or by telephone, by voting again via the Internet or by telephone;

•	by voting your shares by ballot in person at the Annual Meeting;

•	if you have instructed a broker, bank or other nominee to vote your shares, by following the directions received from your broker, bank or other nominee to change those instructions; or

•	mailing your request to our Corporate Secretary at our corporate headquarters, at 6600 North Military Trail, Boca Raton, FL 33496, so that it is received not later than 4:00 p.m. Eastern Daylight Time, on July 19, 2017.

Establishing a Quorum. In order for us to transact business at our Annual Meeting, the holders of the majority of the outstanding voting securities must be present, either in person or by proxy. Shareholders choosing to abstain from voting and broker “non-votes” will be treated as present and entitled to vote for purposes of determining whether a quorum is present.

Effect of Abstentions and Broker Non-Votes. Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion as discussed above. When a broker votes a client’s shares on some but not all of the proposals at a meeting, the missing votes are referred to as broker “non-votes.” Abstentions and broker “non-votes” will not be counted as votes cast “for” or against any matter. Broker non-votes will not be counted as shares entitled to vote.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JULY 20, 2017.

Solicitation of Proxies. In addition to soliciting proxies by mail, we also may solicit proxies in person, by telephone or over the Internet. Our employees do not receive additional compensation for their solicitation services. Certain banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries who hold shares for the benefit of another party (the “beneficial owner”) may solicit proxies for us. If so, they will mail proxy information to, or otherwise communicate with, the beneficial owners of shares of our common stock held by them. We will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of our common stock.

Required Vote.

Election of Directors. In an uncontested election, each nominee must be elected by a majority of the votes cast. This means that the number of votes cast “FOR” a nominee must exceed the number of votes cast “AGAINST” the nominee. A properly executed proxy marked “ABSTAIN” with respect to the election of one or more Directors or shares held by a broker for which voting instructions have not been given will not be voted with respect to the Director or Directors indicated, although it will be counted for purposes of determining whether a quorum is present. In a contested election (an election in which the number of candidates exceeds the number of director positions to be filled), the number of Director nominees that equals the number of director positions to be filled receiving the greatest number of votes cast will be elected as Directors.

Ratification of Independent Registered Public Accounting Firm. Pursuant to the company’s Bylaws, for the approval of the appointment of the company’s independent public accountant, the vote required for approval shall be a majority of the votes cast on the matter. Accordingly, abstentions will NOT be counted as votes “AGAINST” the proposal.

Approval of the Office Depot, Inc. 2017 Long-Term Incentive Plan. The affirmative vote of holders of a majority of the shares of Office Depot common stock present in person or represented by proxy (as counted for purposes of determining the existence of a quorum) and entitled to vote at the Annual Meeting is required to approve the Office Depot, Inc. 2017 LTIP. Failure to submit a vote (i.e., not submitting a proxy and not voting in person) will have no effect on the outcome of Proposal 3. Abstentions and broker “non-votes” will have the same effect as a vote “AGAINST” Proposal 3.

Advisory Vote Approving the Company’s Executive Compensation. We will consider this proposal to be approved, on an advisory basis, if a majority of the shares present in person or represented by proxy (as counted for purposes of determining the existence of a quorum) and entitled to vote at the meeting cast votes “FOR” the proposal. Accordingly, abstentions and broker non-votes will be counted as votes “AGAINST” the proposal.

Advisory Vote on the Frequency of Shareholder Votes on Executive Compensation. Shareholders are not voting to approve or disapprove the recommendation of the Board that the non-binding advisory vote on the compensation of the company’s named executive officers should occur every year. For the purposes of the non-binding advisory vote on this Proposal 5, the company will take into consideration the shareholder vote on each of the alternatives set forth in the proxy card with respect to this Proposal 5.

Other Matters. Approval of any other proposal to be voted upon at the Annual Meeting requires a majority of the votes present in person or represented by proxy (as counted for purposes of determining the existence of a quorum) and entitled to vote at the Annual Meeting to be voted “FOR” the proposal. Accordingly, abstentions and broker non-votes will be counted as votes “AGAINST” the proposal.

Householding of Annual Disclosure Documents. Two or more shareholders sharing an address can request delivery of a single copy of our annual disclosure documents if they are receiving multiple copies by calling Broadridge at (866) 540-7095 or writing to them at Householding Department, 51 Mercedes Way, Edgewood, NY 11717. In the same way, two or more shareholders sharing an address and receiving only a single copy of the annual disclosure documents can request to each receive a separate copy of the disclosure documents. If a broker or other nominee holds your shares, please contact Broadridge and inform them of your request by contacting Broadridge at the telephone number and address above. You may also contact your broker or nominee to make such a request. Please be sure to include your name, the name of your brokerage firm, and your account number.

MATTERS TO BE CONSIDERED BY OUR SHAREHOLDERS

PROPOSAL 1: TO ELECT EIGHT (8) MEMBERS OF THE OFFICE DEPOT, INC. BOARD OF

DIRECTORS FOR THE TERM DESCRIBED IN THE PROXY STATEMENT

Nominees for Directors of Office Depot

The Office Depot Board of Directors currently consists of eleven (11) members. As previously disclosed by the Company, Michael J. Massey, Warren Bryant and Rakesh Gangwal informed the Company that they will not stand for re-election to the Board of Directors at the Annual Meeting. The Company has nominated the eight (8) persons listed as nominees below for election as directors at the 2017 Annual Meeting. The size of the Board will be decreased to an eight-person Board effective immediately after the 2017 Annual Meeting. The directors elected at the Annual Meeting will serve until the next annual meeting, until their successors have been elected and qualified, or until their resignation or removal. All nominees are presently directors of Office Depot.

The Office Depot Board of Directors has determined that seven (7) director nominees satisfy the definition of independent director (referred to in this proxy statement as the independent directors) under the listing standards of The NASDAQ Stock Market.

Pursuant to the requirement in Office Depot’s bylaws, should any of the nominees become unable to serve, the Corporate Governance and Nominating Committee may propose a substitute nominee. If a substitute nominee is named, all proxies voting FOR the director nominee who is unable to serve will be voted for the substitute nominee so named. If a substitute nominee is not named, all proxies will be voted for the election of the remaining director nominees (or as directed on your proxy). Each person nominated for election has agreed to serve if elected and the Office Depot management has no reason to believe that any director nominee will be unable to serve.

Each director nominee must be elected by a majority of the votes cast. This means that the number of votes cast “FOR” a director nominee must exceed the number of votes cast “AGAINST” the director nominee.

BIOGRAPHICAL INFORMATION ON THE NOMINEES

GERRY P. SMITH	AGE: 54

Gerry P. Smith was appointed to serve as Chief Executive Officer and a director of the Company effective February 27, 2017. Prior to joining the Company, Mr. Smith was at Lenovo Group Limited, a $45 billion leading global technology company (“Lenovo”), since 2006. Most recently, Mr. Smith served as executive vice president and chief operating officer of Lenovo since 2016 where he was responsible for all operations across Lenovo’s global product portfolio. Prior to assuming this role, also in 2016, Mr. Smith was Executive Vice President and President, Data Center Group. From 2015 to 2016, he served as Chief Operating Officer of the Personal Computing Group and Enterprise Business Group, and from 2013 to 2015 he served as President of the Americas. In these roles, Mr. Smith oversaw Lenovo’s fast-growing enterprise business worldwide and Lenovo’s overall business in the America’s region. Prior to that, Mr. Smith was President, North America and Senior Vice President, Global Operations of Lenovo from 2012 to 2013, and Senior Vice President of Global Supply Chain of Lenovo from 2006 until 2012 where he was responsible for end-to-end supply chain management. Prior to Lenovo, Mr. Smith held a number of executive positions at Dell Inc. from 1994 until 2006, as the company became a global leader in personal computers.

Mr. Smith’s extensive leadership experience, strong track record in increasing operating profit, managing complex integrations, directing corporate turnarounds and transforming companies for future success, led the Board to conclude that he should be nominated as a director.

KRISTIN A. CAMPBELL	AGE: 55

Kristin A. Campbell joined our Board in July 2016. Ms. Campbell has been the Executive Vice President and General Counsel for Hilton Worldwide Holdings Inc., a global hospitality company, since June 2011. Prior to Hilton Worldwide, Ms. Campbell spent 18 years at Staples, Inc., where she served as Senior Vice President, General Counsel and Corporate Secretary from 2007 to 2011. Before joining Staples, Inc. in 1993, Ms. Campbell worked at law firms Goodwin Procter LLP and Rackemann, Sawyer & Brewster. Ms. Campbell is a Board Member and member of the Executive Committee of Vital Voices Global Partnership and an Advisory Board Member of New Perimeter. She previously served as a Board Member of The Trustees of Reservation, a non-profit land conservation organization, from 2009 to 2012. She is a member of the Massachusetts and Virginia bars.

Ms. Campbell has an extensive corporate retail experience in office products/services industry as well as consumer business experience. In addition to her executive experience in a large global company, relevant board and governance experience led the Board to conclude that Ms. Campbell should be nominated as a director.

CYNTHIA T. JAMISON	AGE: 57

Cynthia T. Jamison has served as a Director on our Board since August 2013. Ms. Jamison was the Chief Financial Officer of AquaSpy, Inc. from 2009 to 2012. From 1999 to 2009, she was a partner with Tatum, LLC, an executive services firm focused exclusively on providing Chief Financial Officer support to public and private companies. Prior to joining Tatum, she served as Chief Financial Officer of Chart House Enterprises and previously held various financial positions at Allied Domecq Retailing USA, Kraft General Foods, and Arthur Andersen LLP. Ms. Jamison’s experience also includes her service, since 2004 and until 2015, as a director of B&G Foods, Inc. Since 2002, Ms. Jamison has served as a member of the board of directors for Tractor Supply Company and currently serves as the Chairman of the board. Ms. Jamison also serves as a director of Darden, Inc. since 2014 and a director of Big Lots, Inc. since 2015.

Ms. Jamison has extensive experience in financial and accounting matters, including public company reporting, as well as strategy and capitalization expertise, having served as Chief Financial Officer or on the board of directors of many public and private companies. Ms. Jamison also brings key senior management, leadership, financial and strategic planning, corporate governance and public company executive compensation experience which led the Board to conclude that she should be nominated as a director.

V. JAMES MARINO	AGE: 67

V. James Marino joined our Board in November 2013. Previously, Mr. Marino was a director of OfficeMax Incorporated from 2011 to November 2013. From 2006 until his retirement in August 2011, Mr. Marino was President and Chief Executive Officer of Alberto-Culver Company, a personal care products company. Prior to holding that position, Mr. Marino served as President of Alberto-Culver Consumer Products Worldwide from 2004 to November 2006, and as President of Alberto Personal Care Worldwide, a division of Alberto-Culver Company, from 2002 to 2004. Mr. Marino has been a member of the board of directors of PVH Corp. since 2007 — where he serves on the Audit Committee. He was also a member of the board of directors of Alberto-Culver Company from 2006 to 2011.

Mr. Marino has substantial prior leadership experience in commerce between businesses, both in the United States and internationally. Mr. Marino also has extensive experience in strategy development and execution, marketing and brand equity building. His consumer packaged goods background provides a unique perspective on the retail sector. His experience as the President and Chief Executive Officer of a public company and his role as a board member for other consumer products public companies led the Board to conclude that he should be nominated as a Director.

FRANCESCA RUIZ DE LUZURIAGA	AGE: 63

Francesca Ruiz de Luzuriaga joined our Board in November 2013. Previously she was a director of OfficeMax Incorporated from 1998 to November 2013. From 1999 to 2000, Ms. Luzuriaga served as the Chief Operating Officer of Mattel Interactive, a business unit of Mattel, Inc., one of the major toy manufacturers in the world. Prior to holding this position, she served Mattel as its Executive Vice President, Worldwide Business Planning and Resources, from 1997 to 1999, and as its Chief Financial Officer from 1995 to 1997. Since leaving Mattel in 2000, Ms. Luzuriaga has been working as an independent business development consultant. From 2002 until 2005, she was also a director of Providian Financial Corporation. Since January 2012, she has been a director of SCAN Health Plan, a not-for-profit Medicare Advantage health plan and in January 2017, she became Chairman of the board. In January 2017, Ms. Luzuriaga also joined the board of the SCAN Foundation. Since 2015, Ms. Luzuriaga also serves as a director of SuperValu, Inc., a retail grocery store chain.

Ms. Luzuriaga has substantial prior leadership experience in the operations and strategy side of businesses, both in the United States and internationally. This experience, together with her financial expertise, her experience in corporate finance, and her experience as a board member for other public companies, led the Board to conclude that she should be nominated as a director.

DAVID M. SZYMANSKI	AGE: 60

David M. Szymanski joined our Board in November 2013. Previously, he was a director of OfficeMax Incorporated from 2004 to November 2013. Dr. Szymanski became the Dean of the University of Cincinnati Lindner College of Business in 2010. Prior to that, Dr. Szymanski was a Professor of Marketing and holder of the JC Penney Chair of Retailing Studies at Texas A&M University, where he had served since 1987. Dr. Szymanski served as the Director of the Center for Retailing Studies at Texas A&M University from 2000 to 2006. From 2004 until 2010, Dr. Szymanski was a director of Zale Corporation, and from 2004 to 2006, Dr. Szymanski was a director of the National Retail Federation Foundation Board.

Dr. Szymanski has held significant leadership positions in major universities. His great depth of knowledge regarding all aspects of the retail industry arising from his academic focus and his experience as a board member for another public company, led the Board to conclude that he should be nominated as a director.

NIGEL TRAVIS	AGE: 67

Nigel Travis has served as a Director on our Board since March 2012. Mr. Travis has been Chairman of the board of Dunkin’ Brands Group Inc., a quick-service restaurant franchisor, since May 2013 and Chief Executive Officer since January 2009. From 2005 through 2008, Mr. Travis served as President and Chief Executive Officer of Papa John’s International, Inc., an international take-out and delivery pizza restaurant chain. From 1994 to 2004, he had executive roles in Europe, International and Retail divisions of Blockbuster, Inc., culminating with the role of President and Chief Operating Officer from 2001 to 2004. Mr. Travis also held human resources and international roles for Burger King Holdings, Inc. from 1989 to 1994, prior to which he worked for Grand Metropolitan PLC since 1985. Mr. Travis’ previous board service includes Lorillard, Inc. from 2008 to 2012, Papa John’s International, Inc. from 2005 to 2008, Bombay Company from 2000 to 2007, and Limelight Group from 1996 to 2000.

Mr. Travis brings significant international, retail, human resources and operations experience to our Board, and as a public company Chief Executive Officer, he provides perspectives on leadership and strategy. In addition, Mr. Travis’ particular knowledge of and extensive experience in senior management of manufacturing and consumer product businesses led the Board to conclude that he should be nominated as a director.

JOSEPH S. VASSALLUZZO	AGE: 69

Joseph S. Vassalluzzo has served as a Director on our Board since August 2013 and was appointed as the independent non-executive Chairman of the Board in February 2017. He currently serves as a director on public company boards, including, since 2002, the Federal Realty Investment Trust, where he is Chairman of the Board of Trustees and was a director of LifeTime Fitness, from 2006 to 2015, where he was the Lead Director and Chair of the Compensation Committee. Mr. Vassalluzzo previously served on the board of directors of iParty Corp. from 2004 to 2013 and on the board of directors of Commerce Bancorp from 2005 to 2008 where he chaired various committees of both. He also operates a retail consulting business. Previously, among other roles, Mr. Vassalluzzo was employed by Staples, Inc. from 1989 until 2005, most recently as Vice Chairman. Additionally, his duties at Staples included worldwide responsibility for all of Staples’ real estate activities, including, but not limited to, the development and management of all retail stores; distribution; office and warehouse centers; all engineering, construction and design activities; facilities management; M&A activities; and the Legal Department function.

Mr. Vassalluzzo’s broad based experience in business, including his extensive experience in retail businesses, the office supplies business, and his service on the boards of a number of retailers, provides the Board and management with retail and retail real estate expertise that is essential to our core business. In addition, Mr. Vassalluzzo’s executive and senior leadership positions at numerous retailers led the Board to conclude that he should be nominated as a director.

THE OFFICE DEPOT BOARD OF DIRECTORS RECOMMENDS THAT OFFICE DEPOT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1 ON THE PROXY CARD.

CORPORATE GOVERNANCE

Board of Directors

Office Depot’s business is overseen by its board of directors pursuant to Delaware law and Office Depot’s certificate of incorporation and bylaws. Members of the Office Depot Board of Directors are kept informed of Office Depot’s business through discussions with its Chairman and Chief Executive Officer (the “CEO”) and with key members of management, by reviewing materials provided to them and by participating in board and committee meetings. Members of the Board of Directors are elected annually by the shareholders.

The Office Depot Board of Directors held ten (10) meetings during 2016. Its independent directors met in six (6) executive sessions in 2016. In 2016, each of Office Depot’s current directors attended at least 75% of the meetings of the Board and standing committees on which the member served during the period the member was on the Board or committee. Pursuant to the terms of Office Depot’s corporate governance guidelines, it is the Board’s policy that each director should attend the annual meeting. All incumbent directors who are up for reelection, except Ms. Jamison, attended the 2016 Annual Meeting of Shareholders. In addition, Ms. Campbell, who was not a member of the Board at the time, did not attend the 2016 Annual Meeting of Shareholders.

Corporate Governance Guidelines

Strong corporate governance practices and the independence of the Office Depot Board of Directors are a long standing priority at Office Depot. These practices provide a framework within which the Office Depot Board of Directors and management can pursue Office Depot’s strategic objectives and ensure long-term growth for the benefit of its shareholders. Office Depot’s corporate governance guidelines may be viewed at Office Depot’s corporate website, investor.officedepot.com, under the headings “Corporate Governance/Governance Documents.” In addition, a printed copy of Office Depot’s corporate governance guidelines will be provided to any shareholder upon written request to Office Depot’s corporate secretary. The Corporate Governance and Nominating Committee reviews the guidelines annually and any changes are recommended to the Office Depot Board of Directors for approval.

Board Leadership Structure

The Office Depot board of directors annually elects one of its own members as the chairman of the Board of Directors. Office Depot’s bylaws provide that the chairman of the Board may also be the CEO. Office Depot believes that there is a wide array of leadership structures that could apply to many different business models and, therefore, that Office Depot should have the opportunity to determine the ideal structure for its board leadership, which leadership structure may change over time.

In 2016, the Office Depot Board of Directors had chosen the leadership structure of a combined role of CEO and chairman because it provided Office Depot with unified leadership and direction under our former CEO, Mr. Roland C. Smith. While Mr. Roland Smith served in the combined CEO and chairman role, Office Depot’s Board of Directors appointed an independent Lead Director who was charged with certain responsibilities outlined in Office Depot’s corporate governance guidelines, which ensured both independent oversight of the board of directors and meaningful coordination between company management and the independent Board members. In 2016, Office Depot’s combined CEO and chairman role, together with the assistance of its independent Lead Director, effectively served the best interests of Office Depot and its shareholders because it provided Office Depot with strong, balanced, and consistent leadership.

During fiscal year 2016, Mr. Nigel Travis served as Office Depot’s Lead Director until the role was rotated to Mr. Warren Bryant in May 2016, pursuant to the terms of the Company’s bylaws. The Lead Director had the following duties:

•	To preside over all meetings of the Office Depot Board of Directors at which the chairman of the Board is not present;

•	To preside over all executive sessions of the independent directors;

•	To call meetings of the independent directors, as needed;

•	To meet regularly with the CEO;

•	To serve as a liaison between the CEO and the independent directors;

•	To develop the agendas for meetings of the independent directors;

•	To approve board of directors meeting agendas and schedules;

•	To review information sent to the Board of Directors; and

•	To meet with shareholders, as appropriate.

Beginning in February 2017 after Roland Smith’s retirement, the Office Depot Board of Directors separated the roles of CEO and chairman and appointed Mr. Joseph Vassalluzzo to serve as the independent non-executive chairman of the Board of Directors. The Board of Directors determined that the designation of Mr. Vassalluzzo as an independent, non-executive chairman is the current optimal leadership structure for the Company because it provides the Board of Directors with independent leadership and allows the Chief Executive Officer, Mr. Gerry Smith, to focus on the Company’s day-to-day business operations. This leadership structure has no impact on the Board of Director’s oversight of risk.

Director Independence

The Office Depot Board of Directors believes in the importance of experienced and independent directors. The Board of Directors evaluates the independence of each nominee for election as a director of Office Depot in accordance with the corporate governance guidelines, which incorporate the applicable listing standards of The NASDAQ Stock Market. The corporate governance guidelines require that a majority of the Office Depot Board of Directors must be “independent” within the meaning of The NASDAQ Stock market listing standards, and all directors who sit on Office Depot’s Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee, must also be independent directors.

All members of Office Depot’s Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee have been determined by the Office Depot Board of Directors to be independent directors. The Office Depot Board of Director has reviewed the various relationships between members of the Office Depot Board of Directors and Office Depot and has affirmatively determined that none of its directors has a material relationship with Office Depot that would impair independence from management, other than Mr. Smith, who serves as Office Depot’s CEO and a director.

None of Office Depot’s directors serves as an executive officer of a charitable organization to which Office Depot made contributions during 2016.

Board of Directors’ Role in Risk Oversight

The Office Depot Board of Directors has an active role in overseeing management of Office Depot’s risks, directly and through its committees. The Board oversees a formal enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for Office Depot. The involvement of the full Office Depot Board of Directors in setting Office Depot’s business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for Office Depot.

The full Board of Directors participates in an annual enterprise risk management assessment, which is led by Office Depot’s internal audit executive. In Office Depot’s continuing risk assessment process, risk is assessed quarterly by a steering committee, comprised of members of management representing Office Depot’s business units and corporate staff. This steering committee focuses on identifying and evaluating company-wide risks in four primary areas: financial risk, legal/compliance risk, operational/strategic risk and compensation risk. This company-wide risk portfolio is then to be presented to and evaluated by Office Depot’s executive officers. The findings are then presented to the Board of Directors. In addition to the presentation made to the full Board, at least once a year the Audit Committee receives quarterly updates on certain risk areas the Board has identified for focus, and the independent directors periodically discuss risk management during executive sessions without management present.

While the Office Depot Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board of Directors also have responsibility for risk management. In particular, the Audit Committee focuses on assessing and mitigating financial risk, including internal controls, and receives an annual risk assessment report from Office Depot’s internal auditors. As part of its annual executive compensation review in setting executive compensation, the Compensation Committee reviews Office Depot’s management of executive compensation and retention risks and strives to create incentives that encourage a level of risk-taking behavior consistent with Office Depot’s business strategy. The Audit and Compensation Committees annually have a joint meeting to review incentive compensation plans for a risk assessment. The Corporate Governance and Nominating Committee assists the Office Depot Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, CEO succession planning, and corporate governance.

How Nominees to Our Board of Directors are Selected

Pursuant to the corporate governance guidelines, Office Depot seeks to have a board of directors that represents diversity as to skills, experiences, age, race, gender and ethnicity and, while Office Depot does not have a formal diversity policy, the Corporate Governance and Nominating Committee seeks diverse board candidates. The Corporate Governance and Nominating Committee operates under a charter, which is available on Office Depot’s corporate website at investor.officedepot.com under the headings “Corporate Governance/Committee Charters.”

For further information concerning the continuing Office Depot directors committee and the continuing OfficeMax directors committee please see “Committees of the Office Depot Board of Directors” later in this proxy statement.

Candidates Recommended by Shareholders. Office Depot’s Corporate Governance and Nominating Committee will give due consideration to candidates recommended by shareholders. Shareholders may recommend candidates for the consideration of the Corporate Governance and Nominating Committee by submitting such recommendation directly to the Corporate Governance and Nominating Committee by mail, as described under the heading “ — Communicating with the Office Depot Board of Directors” below. In making recommendations, shareholders should be mindful of the discussion of minimum qualifications set forth in the following paragraph.

Qualifications for Nomination. Office Depot believes that a director should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of Office Depot’s shareholders. He or she must have an inquisitive and objective perspective, practical wisdom and mature judgment. Office Depot endeavors to have a board representing a range of experiences in business and in areas that are relevant to Office Depot’s business and operations. Office Depot believes that directors with experience in significant leadership positions over an extended period, especially CEO positions, provide Office Depot with special insights.

Office Depot continuously seeks to strengthen its business and to grow by identifying and developing new markets for its products and strategic expertise, both on a domestic and international level. As such, in identifying Board nominees Office Depot seeks candidates for directors:

•	With experience as executives, directors or in other leadership positions in Office Depot’s industry or with other retailers;

•	With an understanding of finance and financial reporting processes;

•	Who qualify as Audit Committee financial experts (although Office Depot expects all of its directors to be financially knowledgeable);

•	With a strong corporate governance background; and

•	With a global business perspective.

In addition, a candidate for director should possess:

•	An exemplary reputation and record for honesty in his or her personal dealings and business or professional activity;

•	Qualities of independence in thought and action;

•	Strong collaboration skills, with the potential to influence management; and

•	The ability to dedicate significant time to service on the Office Depot Board of Directors while being committed first and foremost to the interests of all Office Depot’s shareholders.

Office Depot’s evaluation of director nominees also considers the diversity of skills, experiences, age, race, gender and ethnicity as factors when recommending directors. Persons who represent a particular special interest, ideology, narrow perspective or point of view would not, therefore, generally be considered good candidates for election to the Office Depot Board of Directors.

Methods of Finding Qualified Nominees. Office Depot’s Corporate Governance and Nominating Committee identifies nominees in a number of ways. One method is the recommendation of sitting members of the Board of Directors, who personally know and have an understanding of the qualifications of a proposed nominee. A second method is an awareness of persons who are successful in business, the non-profit sector or a profession, whether personally known to a member of the Board of Directors or not. Such persons are contacted from time to time to ask whether they would be willing to serve. If they are willing, then the Corporate Governance and Nominating Committee conducts significant amounts of due diligence to ensure that a nominee possesses the qualifications, qualities and skills outlined above. The Corporate Governance and Nominating Committee also from time to time has engaged search firms to assist Corporate Governance and Nominating Committee in identifying potential nominees to the Office Depot Board of Directors. These firms conduct searches on behalf of the Corporate Governance and Nominating Committee and provide Corporate Governance and Nominating Committee with names of potential director candidates. Office Depot has paid these firms a fee for such services. As mentioned above, Office Depot’s Corporate Governance and Nominating Committee is also open to receiving recommendations from shareholders as to potential candidates it might consider.

In 2016, the Corporate Governance and Nominating Committee reviewed several candidates to serve as a member of the Board of Directors. The Corporate Governance and Nominating Committee then nominated and the Board of Directors appointed Ms. Campbell in July 2016. Ms. Campbell’s nomination was presented to the Corporate Governance and Nominating Committee by another director.

Communicating with our Board of Directors

Office Depot’s shareholders and any other parties interested in communicating with the Office Depot Board of Directors may contact any member (or all members) of the Office Depot Board of Directors, or the independent directors as a group, any committee of the Office Depot Board of Directors or any chair of any such committee by mail. The Office Depot legal department reviews all communications sent to the board related to the duties and responsibilities of the Board and its committees and regularly provides the communications to committee chairs, the lead director or the full Board as needed. To communicate with Office Depot’s directors by mail, correspondence may be addressed to any individual director by name, to the independent directors as a group, to any committee of the Office Depot Board of Directors by name or to any committee chair either by name or by title. All such mailings are to be sent “c/o Corporate Secretary” to Office Depot’s corporate headquarters located at 6600 North Military Trail, Boca Raton, FL 33496.

In addition, any person who desires to communicate any matter specifically and confidentially to Office Depot’s Audit Committee may contact the Audit Committee by addressing a letter to the chair of the Audit Committee, c/o Corporate Secretary, at Office Depot’s corporate headquarters address. Mark on the outside of the envelope that the communication inside is “Confidential.” Such communications to Office Depot’s Audit Committee may be submitted anonymously to the “Audit Committee Chair,” in which event the envelope will not be opened for any purpose, other than appropriate security inspections. Such mailing will be directed to the chair of Office Depot’s Audit Committee for his or her review and follow-up action as he or she deems appropriate.

Majority Voting Policy

Subject to Office Depot’s corporate governance guidelines and Article II, Section 9 of Office Depot’s bylaws, directors will be elected by majority vote. In an uncontested election, each director nominee must be elected by a majority of the votes cast. This means that the number of votes cast “FOR” a director nominee must exceed the number of votes cast “AGAINST.” Pursuant to Office Depot’s bylaws, abstentions are not considered to be “votes cast,” and therefore an abstention will have no effect on the election of directors. In a contested election (an election in which the number of candidates exceeds the number of director positions to be filled), the number of director nominees that equals the number of director positions to be filled receiving the greatest number of votes cast will be elected as directors. All of Office Depot’s directors form a single class of directors and stand for election each year. Information about the nominees, their business experience and other relevant biographical information is set forth in the section entitled “Biographical Information on the Nominees” beginning on page 5.

Pursuant to Article II, Section 9 of Office Depot’s bylaws, in any uncontested election of directors, any director who is an “incumbent” director who does not receive a greater number of votes cast “FOR” his or her election than votes cast “AGAINST” must immediately tender his or her resignation to the Board of Directors. After the director tenders his or her resignation, the Board of Directors must then decide within 90 days of the date the director submitted his or her resignation, through a process managed by the Corporate Governance and Nominating Committee (and excluding the director in question from all Board of Directors and committee deliberations), whether to accept the director’s resignation. Absent a compelling reason, as determined by the Board of Directors, for the director to remain on the board, the Board of Directors must accept the director’s resignation. If the Board of Directors determines that there is a compelling reason for the director to remain on the board and does not accept the director’s resignation, the board must publicly disclose its decision either in a current report on Form 8-K filed with the SEC or in a press release.

If the Board of Directors accepts an incumbent director’s resignation, that director will immediately cease to be a member of the Board of Directors. If the Board of Directors does not accept an incumbent director’s resignation, that director will continue to serve until the next Annual Meeting of shareholders, or until the earlier of his or her subsequent resignation or removal. If a director nominee who was not already serving as an incumbent director is not elected at the Annual Meeting, under Delaware law and Office Depot’s bylaws, that director nominee would not become a director and would not serve on the Board of Directors as a “holdover director.”

Related Person Transactions Policy

Office Depot’s related person transactions policy sets forth the procedures governing the review and approval or ratification of transactions between Office Depot, on the one hand, and (i) an executive officer; (ii) director;

(iii) an immediate family member of an executive officer or director; (iv) any security holder who is known by Office Depot to own of record or beneficially more than five percent of any class of Office Depot’s voting securities at the time of the transaction; or (v) an immediate family member of such five percent security holder, on the other hand. Persons in the categories described above are collectively referred to as “related persons.”

This related persons transactions policy applies to all related person transactions, and under the policy a “related person transaction” is any transaction:

•	In which Office Depot was or is to be a participant;

•	In which the amount exceeds $120,000; and

•	In which any related person has, or will have, a direct or indirect material interest.

No related person transaction shall be approved or ratified if such transaction is contrary to the best interests of Office Depot. Unless different terms are specifically approved or ratified by the Corporate Governance and Nominating Committee, any approved or ratified transaction must be on terms that are no less favorable to Office Depot than would be obtained in a similar transaction with an unaffiliated third party under the same or similar circumstances. All related person transactions or series of similar transactions must be presented to the Corporate Governance and Nominating Committee for review and pre-approval or ratification. A copy of the related persons transactions policy is available for review on Office Depot’s corporate website at investor.officedepot.com under the headings “Corporate Governance/Governance Documents.”

On an annual basis, each director and executive officer of Office Depot is required to complete a questionnaire which requires disclosure of any related person transaction. The Corporate Governance and Nominating Committee reviews any transaction disclosed.

During 2016, all transactions that were potentially subject to the related persons transactions policy were reviewed and approved or ratified by the Corporate Governance and Nominating Committee.

Succession Planning

At least annually, the Office Depot Board of Directors formally discusses CEO and senior management succession with the CEO and also in executive session with only non-management directors present. The process includes an evaluation of the requirements for the CEO and each senior management position and the regular review of potential permanent and interim candidates for CEO and senior management positions.

Code of Business Conduct (Code of Ethical Behavior)

The Office Depot Board of Directors has adopted a code of ethics for all Office Depot employees. This code also applies to Office Depot’s directors. A copy of the code of ethics may be viewed at Office Depot’s corporate website, investor.officedepot.com under the headings “Corporate Governance/Governance Documents.” In addition, a printed copy of Office Depot’s code of ethics will be provided to any shareholder upon written request to Office Depot’s corporate secretary at the address for Office Depot’s corporate headquarters listed elsewhere in this proxy statement.

Office Depot has established the confidential Office Depot hotline to assist Office Depot’s employees in complying with their ethical and legal obligations and reporting suspected violations of applicable laws, Office Depot’s policies or established procedures. The hotline enables Office Depot’s associates, vendors and the public to express their concerns about possible violations of law or Office Depot’s policies without fear of retribution or retaliation of any kind. It is Office Depot’s express policy that no retaliatory action be taken against any associate for using the hotline procedure. The hotline is operated by an independent third party, not by company personnel. The hotline can be accessed by either calling the following toll-free number or visiting the following website:

1-866-634-6854

www.odhotline.com

COMMITTEES OF OUR BOARD OF DIRECTORS

The Office Depot Board of Directors has established four (4) standing committees — (i) audit, (ii) compensation, (iii) corporate governance and nominating, and (iv) finance and integration. The table below shows the membership for each of the Board of Directors’ standing committees during fiscal year 2016.

Audit Committee	Compensation Committee	Corporate Governance & Nominating Committee	Finance and Integration Committee
Francesca Ruiz de Luzuriaga (Chair)	David M. Szymanski (Chair)	Nigel Travis (Chair)	Joseph Vassalluzzo (Chair)
Kristin A. Campbell	V. James Marino	Rakesh Gangwal*	Warren F. Bryant*
Cynthia T. Jamison	Michael J. Massey*	Cynthia T. Jamison	Rakesh Gangwal*
Joseph Vassalluzzo	Cynthia T. Jamison	V. James Marino	Michael J. Massey* Francesca Ruiz de Luzuriaga Nigel Travis

*	Will not stand for re-election at the 2017 Annual Meeting

Each of the four committees of the Office Depot Board of Directors has a written charter that is reviewed and approved annually by the Office Depot Board of Directors, is available for review on Office Depot’s corporate website, investor.officedepot.com under the headings “Corporate Governance/Governance Documents” and is available in hard copy upon written request to Office Depot’s corporate secretary.

Audit Committee

During the 2016 fiscal year, Office Depot’s Audit Committee had four (4) members and met five (5) times.

Membership and Independence

Ms. Francesca Ruiz de Luzuriaga is the chair of Office Depot’s Audit Committee. Ms. Cynthia T. Jamison, Ms. Kristin A. Campbell and Joseph S. Vassalluzzo are the other members of Office Depot’s Audit Committee. Mr. David M. Szymanski served on the Audit Committee until July 2016 when he was replaced by Ms. Campbell.

The Office Depot Board of Directors has reviewed and made the determinations required by the listing standards of The NASDAQ Stock Market and regulations of the SEC regarding the independence and financial literacy of the members of Office Depot’s Audit Committee. All members of the Audit Committee have been determined by the Board of Directors to be independent directors and financially literate and no members of the Audit Committee have participated in the preparation of the financial statements of Office Depot or any of its subsidiaries during the past three years. In addition, the Office Depot Board of Directors has determined that the following members of Office Depot’s Audit Committee qualify as “Audit Committee financial experts” within the meaning of the applicable regulations of the SEC: Ms. Francesca Ruiz de Luzuriaga and Ms. Cynthia T. Jamison.

Primary Responsibilities

The Audit Committee is responsible for the performance of Office Depot’s internal audit function as well as ensuring Office Depot’s compliance with legal and regulatory requirements, assessing and mitigating financial risks to Office Depot and insuring the integrity of Office Depot’s financial reporting process. The Audit Committee’s responsibilities, discussed in detail in its charter, include, among other duties, the duty to:

•	Oversee the financial reporting process;

•	Meet with internal and external auditors regarding audit results;

•	Engage and ensure the independence of Office Depot’s independent registered public accounting firm;

•	Review the effectiveness of Office Depot’s internal controls; and

•	Oversee compliance with Office Depot’s code of ethical behavior.

Corporate Governance and Nominating Committee

During the 2016 fiscal year, Office Depot’s Corporate Governance and Nominating Committee had four (4) members and met three (3) times.

Membership and Independence

Mr. Nigel Travis is the chair of Office Depot’s Corporate Governance and Nominating Committee. Ms. Cynthia T. Jamison and Messrs. Rakesh Gangwal and V. James Marino are the other members of Office Depot’s Corporate Governance and Nominating Committee. All members of the Corporate Governance and Nominating Committee have been determined by the Office Depot Board of Directors to be independent directors.

Primary Responsibilities

Office Depot’s Corporate Governance and Nominating Committee is responsible for establishing and monitoring the effectiveness of the overall corporate governance philosophy and the director nomination process. The Corporate Governance and Nominating Committee’s responsibilities include, among other duties, the duty to:

•	Review and make recommendations to the Board of Directors concerning the size and composition of the Office Depot Board of Directors and its committees and the recruitment and selection of directors;

•	Plan for succession of CEO and provide recommendations to the Office Depot Board of Directors;

•	Nominate director candidates for election at annual meetings; and

•	Review and make recommendations to the Board of Directors concerning Office Depot’s corporate governance policies and practices.

In addition, the Corporate Governance and Nominating Committee is also responsible for reviewing and approving any transactions between Office Depot and any related person. See the section entitled “Office Depot Corporate Governance — Related Person Transactions Policy” beginning on page 13 of this proxy statement.

Finance and Integration Committee

During the 2016 fiscal year, Office Depot’s Finance and Integration Committee had six (6) members and met two (2) times.

Membership and Independence

Mr. Joseph S. Vassalluzzo is the chair of the Finance and Integration Committee. Ms. Francesca Ruiz de Luzuriaga and Messrs. Warren F. Bryant, Rakesh Gangwal, Michael J. Massey and Nigel Travis are the other members of the Finance and Integration Committee.

Primary Responsibilities

Office Depot’s Finance and Integration Committee is responsible for overseeing the capital structure, financial policies and business and financial plans of Office Depot. The Finance and Integration Committee’s responsibilities, discussed in detail in its charter, include, among other duties, the duty to:

•	Review Office Depot’s financial policies and procedures;

•	Review annual capital budgets and major spending requests from management;

•	Monitor Office Depot’s financial standing and financial ratings;

•	Provide oversight and advice to management regarding Office Depot’s capital allocation, spending and structure; and

•	Oversee Office Depot’s post-merger integration with OfficeMax.

Compensation Committee

During the 2016 fiscal year, Office Depot’s Compensation Committee had four (4) members and met thirteen (13) times.

Membership and Independence

Mr. David M. Szymanski is the chair of the Compensation Committee. Ms. Cynthia T. Jamison and Messrs. V. James Marino and Michael J. Massey are the other members of the Compensation Committee. All members of the Compensation Committee have been determined by the board to be independent directors.

Primary Responsibilities

Office Depot’s Compensation Committee is responsible for establishing and monitoring the effectiveness of the overall compensation philosophy and policies of Office Depot. As set forth in its charter, the Compensation Committee’s responsibilities include, among other duties, the duty to:

•	review the performance and approve the compensation of each of Office Depot’s executive officers except for Office Depot’s CEO, whose performance and compensation will be reviewed and established by the independent members of the full Board of Directors taking into consideration the recommendations of the Compensation Committee;

•	evaluate the succession planning process of Office Depot’s executive officers, except for Office Depot’s CEO; and

•	provide oversight of all cash compensation, equity compensation, benefits and perquisites for Office Depot’s executive officers and directors.

During the course of the year, the Compensation Committee: reviews and approves any new employment arrangements for Office Depot’s executive officers, other than the CEO (for whom it makes recommendations to the board), including establishing the performance goals under Office Depot’s incentive plans; reviews, approves or recommends changes in the perquisites and benefits provided to Office Depot’s executive officers; reviews the composition of the peer group used for benchmarking purposes and Office Depot’s executive compensation programs and policies; reviews the Office Depot’s executive compensation disclosures; approves new executive compensation plans and material amendments to existing executive compensation plans; engages and directly monitors independent compensation consultant(s) to study and make recommendations regarding director or executive compensation matters; and reviews management’s assessment of the risks related to Office Depot’s incentive compensation practices and programs.

In connection with its review of performance of Office Depot’s executive officers, the Compensation Committee also reviews the financial results of Office Depot for the purposes of determining compensation program levels and if performance goals were attained. The Compensation Committee obtains the data regarding Office Depot’s financial results for the year from management and discusses the financial results with its compensation consultant and others as it may deem necessary, and then reports the results to the Board of Directors. The Compensation Committee reviews the individual performance ratings for the named executive officers (“NEOs”), other than the CEO.

The chair of the Compensation Committee works with Office Depot’s executive vice president and chief administrative officer, members of Office Depot’s human resources department and with Office Depot’s executive vice president and chief legal officer to set individual meeting agendas for the Compensation Committee that are consistent with an annual calendar of regular activities that has been approved by the Compensation Committee and reported to the Board of Directors. As needed, telephonic Compensation Committee meetings are held which are not part of the pre-established annual calendar.

Compensation Committee Charter

The Compensation Committee charter is reviewed annually to ensure that the Compensation Committee is fulfilling its duties in aligning Office Depot’s executive compensation program with shareholder value creation, ensuring that Office Depot attracts and retains talented executives and officers and is being responsive to the legitimate needs of Office Depot shareholders. The charter is posted on Office Depot’s corporate website, investor.officedepot.com.

Delegation of Authority; Subcommittees

The Compensation Committee has delegated authority to Office Depot’s internal compensation and benefits committee (which consists of the executive vice president and chief administrative officer, executive vice president and chief legal officer and executive vice president and chief financial officer), the power to administer and make certain material amendments to Office Depot’s qualified 401(k) and pension plans and Office Depot’s health and welfare plans that are subject to the Employee Retirement Income Security Act of 1974 and Office Depot’s non-qualified deferred compensation plans. Day-to-day administration and the power to make certain non-material amendments to such plans has been further delegated to Office Depot’s internal employee benefits committee (which consists of six officers situated among multiple departments, including finance, audit, loss prevention, and human resources). The Compensation Committee has also been delegated the power to administer and make grants under Office Depot’s long-term equity plans and to amend such plans, but only to the extent that such amendment does not adversely affect the existing rights or obligations of any participant in the long-term equity plans.

Involvement of Compensation Consultants and Executive Management in Compensation Decisions

Since 2013, the Compensation Committee engaged Frederic W. Cook &Co., Inc. (“F.W. Cook”), a human resources and compensation consulting firm, as its independent advisor with respect to executive compensation. F.W. Cook has worked from time to time with members of the Compensation Committee, particularly in executive sessions of the Compensation Committee. At the request of the Compensation Committee, F.W. Cook periodically works with management to develop an understanding of Office Depot’s pay policies and practices and to facilitate the development of Office Depot’s executive compensation strategies and determination of appropriate compensation levels. In 2016, F.W. Cook provided the following services to the Compensation Committee: advice on structuring the amendment to the former CEO’s employment agreement and the new CEO’s employment agreement; advice on setting annual compensation for executives based on company performance and peer group benchmarking; advice on the design of the annual awards under the short and long-term incentive plans; review of Office Depot’s executive compensation disclosure and discussion of best practices for such disclosure; development of compensation policies and practices, such as the negotiation of certain executive compensation arrangements;

review of Office Depot’s peer group; review of Office Depot’s compensation philosophy; advice on compensation issues raised; and assistance to the Chair with preparation for meetings.

The Compensation Committee considered the independence of F.W. Cook under applicable SEC and NASDAQ rules in 2016, and concluded that there was no conflict of interest.

The Compensation Committee believes that even the best advice of a compensation consultant or other outside advisors must be combined with the input from management and the Compensation Committee’s own individual experiences and judgment to arrive at the proper alignment of compensation philosophy, programs, and practices. The CEO, the CFO, the executive vice president and chief administrative officer and the executive vice president and chief legal officer work with the Compensation Committee to provide perspectives on reward strategies and how to align those strategies with the Office Depot’s business and management retention goals. They provided feedback and insights into the effectiveness of Office Depot’s compensation programs and practices. The Compensation Committee looked to the legal and human resources departments for advice in the design and implementation of compensation plans, programs, and practices. In addition, the CEO, the executive vice president and chief administrative officer, the executive vice president and chief legal officer, and certain other members of the human resources and legal departments often attended portions of Compensation Committee meetings to participate in the presentation of materials and to discuss management’s point of view regarding compensation issues. The Compensation Committee required management’s input to properly assess the internal impact of regulatory changes and potential program changes. Management was asked to provide advantages and disadvantages of decision items so that the Compensation Committee had a full range of information from both internal and external sources upon which to make its decisions. There is no predetermined weight given to management’s input in making compensation program decisions.

Executive Session

At each meeting, the Compensation Committee meets in executive session without members of management present for the purpose of discussing matters independently from management.

AUDIT COMMITTEE REPORT

The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Office Depot specifically incorporates this Report by reference therein.

The Audit Committee of the Board of Directors of Office Depot currently is comprised of four independent directors. The responsibilities of the Audit Committee are set forth in its written charter, which has been adopted by the Office Depot Board of Directors. A copy of the Audit Committee’s charter may be obtained from Office Depot’s corporate website, investor.officedepot.com.

The duties of the Audit Committee include oversight of Office Depot’s financial reporting process through periodic meetings with Office Depot’s independent accountants, internal auditors and management to review accounting, auditing, internal controls and financial reporting matters. Pursuant to the Sarbanes-Oxley Act of 2002 (“SOX”), the Audit Committee has certain other duties, which include the engagement of Office Depot’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte” or the “Independent Accountant”), pre-approval of non-audit work in advance of Deloitte’s commencement of such work, and other obligations as imposed by SOX. Pursuant to applicable provisions of SOX, the Audit Committee has delegated to the Chair the authority to pre-approve engagements of Deloitte for related non-audit services with expected fees up to $250,000 between meetings of Office Depot’s Audit Committee, and the Chair reports to the Audit Committee at each meeting on pre-approvals since the date of the last Audit Committee meeting. In 2017, the Audit Committee approved non-audit work performed by Deloitte for advisory services and training. The Office Depot Board of Directors has determined that the following members of the Audit Committee are “Audit Committee financial experts” under the regulations of the SEC promulgated pursuant to authority granted to it under SOX: Ms. Luzuriaga and Ms. Jamison. These persons’ qualifications are detailed in their biographical information set forth earlier in this proxy statement. In addition, in accordance with listing standards of The NASDAQ Stock Market, the Office Depot Board of Directors has determined that each member of Office Depot’s Audit Committee is financially literate as required by such listing standards.

During fiscal year 2016, the Audit Committee met five (5) times, which included meetings to discuss quarterly or annual earnings press releases in advance of release by Office Depot and quarterly or annual financial statements for inclusion in Office Depot’s quarterly or annual filings with the SEC. The members of the Audit Committee were Ms. Ruiz de Luzuriaga, Ms. Jamison and Messrs. Szymanski and Vassalluzzo until after the July 2016 meeting. Mr. Szymanski left the Audit Committee after the July 2016 meeting at which time Ms. Kristin Campbell joined the Audit Committee.

Office Depot’s management is responsible for the preparation and integrity of the financial reporting information and related systems of internal control. The Audit Committee, in carrying out its role, relies on Office Depot’s senior management team, including particularly its senior financial management team, to prepare financial statements with integrity and objectivity and in accordance with generally accepted accounting principles. Furthermore, Office Depot relies upon its independent accountants to review or audit, as applicable, such financial statements in accordance with the standards of the Public Company Accounting Oversight Board. As such, Office Depot’s senior financial management team and internal auditors were in attendance at each regularly scheduled Audit Committee meeting. In addition, at each regularly scheduled Audit Committee meeting, the Audit Committee conducted a private session with Office Depot’s Internal Audit executive as well as a separate private session with Deloitte, without the presence of other management. The Audit Committee also conducted private sessions at various meetings during 2016 with the Chief Executive Officer, Chief Financial Officer, Controller and Chief Legal Officer. The Audit Committee also received periodic reports from Office Depot’s Disclosure Committee which reviews Office Depot’s disclosures and ensures that effective controls and procedures are in place related to Office Depot’s disclosures. Finally, the Audit Committee met with the Compensation Committee to assess whether there were any inherent risks in the company’s 2016 compensation programs, as further detailed below in “Compensation Programs Risk Assessment.”

The Audit Committee has reviewed and discussed with senior management Office Depot’s audited financial statements and related footnotes for the fiscal year ended December 31, 2016, included in Office Depot’s 2016 Annual Report on Form 10-K (the “2016 Form 10-K”). The Audit Committee has also discussed with Management the quality of earnings of Office Depot from a subjective as well as an objective standpoint. Management has confirmed to the Audit Committee that such financial statements (i) have been prepared with integrity and objectivity, and are the responsibility of management, and (ii) have been prepared in conformity with generally accepted accounting principles.

The Audit Committee has discussed with Management and Deloitte:

•	The company’s annual financial statements and related footnotes;

•	The critical accounting policies applied by Office Depot in the preparation of its financial statements;

•	The Independent Accountant’s audit of the financial statements and the accountants’ report thereon;

•	The Independent Accountant’s judgments about the quality, not just the acceptability, of the company’s accounting principles as applied in its financial reporting;

•	Any significant changes required in the Independent Accountant’s audit plan;

•	Any serious difficulties or disputes with management encountered during the course of the audit;

•	The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, if any, and any pending legal proceedings which may have a material effect on the financial statements;

•	Other matters related to the conduct of the audit requested by the Audit Committee; and

•	Matters required to be discussed by PCAOB Audit Standard No. 16 relating to the conduct of the audit (with only the Independent Accountant present).

Additionally, the Audit Committee reviewed with Deloitte, in advance of their audit, their audit scope and plan.

The Audit Committee has obtained the written disclosures required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, with respect to any relationship between Deloitte and Office Depot that in its professional judgment may reasonably be thought to bear on independence. In evaluating the independence of Deloitte, the Audit Committee has considered any non-audit services provided by Deloitte to Office Depot and has considered Deloitte’s tenure as the company’s auditor. Deloitte has discussed its independence with the Audit Committee, and has confirmed in its letter to the Audit Committee that, in its professional judgment, it is independent of Office Depot within the meaning of the United States securities laws.

Based on the reviews and discussions outlined above, the Audit Committee recommended to the Office Depot Board of Directors that the audited financial statements be included in Office Depot’s 2016 Form 10-K for filing with the SEC. The Audit Committee also has retained Deloitte as Office Depot’s independent accounting firm for 2017, and the Audit Committee and the Board of Directors have recommended that shareholders ratify Deloitte’s appointment.

The Audit Committee receives direct reports from the Chief Compliance Officer and the Chief Internal Audit Executive regarding the financial integrity of the company and other matters under the purview of the Audit Committee, and annually reviews and provides input for the Chief Internal Audit Executive’s annual performance appraisal and compensation. The Audit Committee has discussed with the Chief Compliance Officer and Chief Internal Audit Executive, as well as with Management and Deloitte, the following matters:

•	The adequacy of the company’s internal controls, including computerized information system controls and security;

•	Any significant deficiencies and material weaknesses in the design or operation of internal controls along with a general discussion of any deficiencies (prior to the delivery of quarterly certifications by the CEO and CFO);

•	Any fraud, whether or not material, that involves management, or other employees who participate in the preparation of financial statements or have a significant role in the company’s internal controls;

•	Any related significant findings and recommendations of the Independent Accountant and internal audit services together with management’s responses thereto;

•	The regular reports of internal audit services to management and management’s responses thereto (as requested by the Audit Committee);

•	Any difficulties encountered by internal audit in the course of their audits, including any restrictions on the scope of their work or access to required information;

•	The Internal Auditing Department budget and staffing;

•	The Internal Auditing Department charter for the purpose of assessing the adequacy of the Charter and recommending any proposed changes;

•	Annual internal audit scope and plan;

•	GCAS’s compliance with the IIA’s Standards for the Professional Practice of Internal Auditing (Standards);

•	Any changes or improvements in financial or accounting practices implemented; and

•	The procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls or auditing matters, and the confidential, anonymous submission directly to the Audit Committee by employees of the company or other parties as to concerns regarding questionable accounting or auditing matters.

The Audit Committee:

Francesca Ruiz de Luzuriaga (Chair)

Kristin A. Campbell

Cynthia T. Jamison

Joseph Vassalluzzo

PROPOSAL 2: TO RATIFY THE APPOINTMENT BY OFFICE DEPOT INC.’S AUDIT COMMITTEE OF DELOITTE  & TOUCHE LLP AS OFFICE DEPOT’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT YEAR

Office Depot’s Independent Registered Public Accounting Firm

As indicated in the section entitled “Audit Committee Report” beginning on page 20, and in accordance with the provisions of SOX, the Audit Committee of the Office Depot Board of Directors appointed Deloitte as Office Depot’s independent registered public accounting firm to audit its consolidated financial statements and Office Depot’s internal control over financial reporting for the fiscal year ended December 31, 2016. Deloitte has audited Office Depot’s consolidated financial statements each year since 1990. Representatives of Deloitte will be present at Office Depot’s Annual Meeting with the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions from shareholders. Office Depot’s Audit Committee also has appointed Deloitte as its independent registered public accounting firm for 2017.

Although Office Depot’s Audit Committee already has appointed Deloitte as its independent registered public accounting firm for 2017 and the vote of Office Depot’s shareholders is not required for this action under Delaware law or SOX, as a matter of good corporate governance, Office Depot is submitting this item for shareholder approval. In the event that Office Depot does not receive the required vote, the Audit Committee will consider such vote when appointing Office Depot’s independent registered public accounting firm for 2018.

Audit & Other Fees

The fees for Office Depot’s independent registered public accounting firm for professional services rendered in connection with (i) the audit of Office Depot’s annual financial statements as set forth in its Annual Report on Form 10-K for the fiscal years ended December 26, 2015 and December 31, 2016, (ii) the review of Office Depot’s quarterly financial statements as set forth in its Quarterly Reports on Form 10-Q for each of its fiscal quarters during 2015 and 2016, and (iii) the audit of Office Depot’s internal controls over financial reporting with the objective of obtaining reasonable assurance about whether effective internal controls over financial reporting was maintained in all material respects, as well as fees paid to Office Depot’s independent registered public accounting firm for audit-related work, tax compliance, tax planning and other consulting services are set forth below. The Audit Committee approved 100% of the fees related to the services discussed below.

Audit & Other Fees Paid to Deloitte & Touche LLP	Fiscal 2015	Fiscal 2016
Audit Fees	$8,035,321	$8,108,307
Audit Related Fees (as defined under the Sarbanes-Oxley Act of 2002)	365,957	0
Tax Fees	587,860	378,211
All Other Fees	4,076	204,082

Total Fees	$8,993,214	$8,690,600

Audit Fees — Consists of fees for professional services rendered in connection with: (i) the audits of Office Depot’s consolidated financial statements and the effectiveness of Office Depot’s internal controls over financial reporting for the fiscal years ended December 26, 2015 and December 31, 2016; (ii) the reviews of the consolidated financial statements included in each of Office Depot’s Quarterly Reports on Form 10-Q during those fiscal years; (iii) consultations on accounting matters; (iv) statutory audit filings; and (v) SEC registration statements.

Audit Related Fees — Consists of fees in 2015 primarily for the review of Staples Form S-4 registration statement and due diligence associated with the company’s potential acquisition by Staples.

Tax Fees — Consists of fees for tax compliance and advisory services.

All Other Fees — Consists primarily of fees for advisory services and training.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established policies and procedures under which all audit and non-audit services performed by Office Depot’s independent registered public accounting firm must be separately approved in advance by the Audit Committee. The policy also provides that the Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee for non-audit services provided that the pre-approval of each service permitted by the Chair is limited to a pre-established threshold and reported to the full Audit Committee at its next meeting. All audit and non-audit services provided in the fiscal years 2015 and 2016 have been pre-approved by the Audit Committee in accordance with these policies and procedures.

A majority of the votes cast on the matter is required to ratify the appointment of Deloitte & Touche LLP as Office Depot’s independent registered public accounting firm.

THE AUDIT COMMITTEE OF THE OFFICE DEPOT BOARD OF DIRECTORS RECOMMENDS THAT OFFICE DEPOT SHAREHOLDERS VOTE “FOR” THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OFFICE DEPOT’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

YOUR AUDIT COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2 ON YOUR PROXY CARD.

PROPOSAL 3: TO APPROVE THE OFFICE DEPOT, INC. 2017 LONG-TERM INCENTIVE PLAN

Overview

The Office Depot Board of Directors unanimously recommends that stockholders approve Office Depot, Inc.’s 2017 Long-Term Incentive Plan (referred to in this proxy statement as the 2017 Plan) which will replace Office Depot’s 2015 Long-Term Incentive Plan (referred to in this proxy statement as the 2015 Plan). The Office Depot Board of Directors unanimously approved the 2017 Plan on June 1, 2017. The 2017 Plan will become effective on the date the Office Depot stockholders approve the 2017 Plan (referred to in this proxy statement as the Plan Effective Date). No awards have been made under the 2017 Plan.

Awards are currently outstanding under the 2015 Plan as well as the prior Office Depot, Inc. 2007 Long-Term Incentive Plan and the 2003 OfficeMax Incentive and Performance Plan (referred to in this proxy statement, respectively, as the 2007 Plan and 2003 OMIPP and, together with the 2015 Plan, as the Prior Plans). Outstanding awards under the Prior Plans will continue to be governed by the Prior Plans and the agreements under which they were granted. No additional awards will be granted under the 2015 Plan after the Plan Effective Date and all remaining shares available for grant under the 2015 Plan will be cancelled on the Plan Effective Date, unless the 2017 Plan is not approved, in which case the 2015 Plan will continue in effect. No additional awards have been granted under the 2007 Plan and 2003 OMIPP since the Office Depot stockholders approved the 2015 Plan on April 25, 2015; all remaining shares available for grant under the 2007 Plan and 2003 OMIPP were cancelled at that time.

No awards may be granted under the 2017 Plan after the tenth anniversary of the Plan Effective Date. However, awards outstanding under the 2017 Plan at that time will continue to be governed by the 2017 Plan and the agreements under which they were granted.

In this proposal, Office Depot is also asking that stockholders approve the material terms of the performance goals under the 2017 Plan as well as certain other key terms of the 2017 Plan for purposes of Section 162(m) (referred to in this proxy statement as Section 162(m)) of the Internal Revenue Code of 1986, as amended (referred to in this proxy statement as the Code).

The 2017 Plan reflects the following equity compensation plan best practices:

•	No grants of below-market stock options or stock appreciation rights (referred to in this proxy statement as SARs);

•	No repricing of stock options or SARs and no cash buyout of underwater stock options or SARs;

•	No payment of dividends or dividend equivalents on stock options or SARs;

•	No payments of dividends or dividend equivalents on any award prior to date on which award vests;

•	Individual limits on annual cash and equity non-employee director compensation;

•	Minimum vesting requirement of one year for all equity-based awards, except that up to 5% of authorized shares may be issued pursuant to awards that do not meet this requirement and any award may provide for accelerated vesting for death, disability, involuntary termination without cause, and resignation for “good reason”;

•	Double trigger treatment upon change in control except to extent awards are not assumed or replaced in change in control; and

•	Awards subject to Office Depot recoupment/clawback policy.

The full text of the 2017 Plan is attached as Annex 1 to this proxy statement, and the following summary of the 2017 Plan is qualified in its entirety by reference to Annex 1.

Why Office Depot Believes You Should Vote to Approve the 2017 Plan

The 2017 Plan authorizes the grant of equity-based compensation as described above for the purpose of providing Office Depot officers and other employees, and those of Office Depot’s subsidiaries, non-employee directors, and non-employees who perform consulting services, incentives and rewards for performance. The details of the key design elements of the 2017 Plan are set forth in the section entitled “ — Plan Summary” beginning on page 29 of this proxy statement. As further described in the section entitled “Executive and Director Compensation — Compensation Discussion and Analysis” beginning on page 40 of this proxy statement, Office Depot believes its future success depends in part on its ability to attract, motivate and retain high quality employees and non-employee directors.

The use of Office Depot common stock as part of Office Depot’s compensation program is also important to its continued success because Office Depot believes it fosters a pay-for-performance culture that is an important element of its overall compensation philosophy. Office Depot believes that equity-based compensation motivates employees to create stockholder value because the value employees realize from equity-based compensation is based on Office Depot’s stock price performance. Equity-based compensation aligns the compensation interests of Office Depot employees with the investment interests of Office Depot stockholders and promotes a focus on long-term value creation because Office Depot’s equity-based compensation awards can be subject to vesting and/or performance criteria.

If the 2017 Plan is not approved, Office Depot will continue to grant awards under the 2015 Plan until there are no longer any shares available for grant, following which Office Depot may be compelled to increase significantly the cash component of its employee compensation, which may not necessarily align employee compensation interests with the investment interests of Office Depot stockholders as well as the alignment achieved by equity-based awards. Replacing equity-based awards with cash payments would also increase cash compensation expense and use up cash that might be better utilized if reinvested in Office Depot’s business or returned to Office Depot stockholders. If the 2017 Plan is not approved, Office Depot could also be at a severe competitive disadvantage as it would not be able to use stock-based awards to recruit and compensate its officers and other key employees.

Determination of Shares Available under 2017 Plan

Office Depot is requesting approval of 36,000,000 shares of its common stock for awards under the 2017 Plan (referred to in this proxy statement as the share pool), subject to adjustment as described in the 2017 Plan. In particular, the share pool will be reduced by one share for every one share subject to a stock option, stock appreciation right or similar award in the nature of an appreciation right granted after April 30, 2017 under the 2015 Plan and 1.5 shares for every one share subject to any other award granted after April 30, 2017 under the 2015 Plan. The shares of common stock issued by Office Depot under the 2017 Plan will be currently authorized but unissued shares or shares currently held (or subsequently acquired) as treasury shares, including shares purchased on the open market or in private transactions. In determining the number of shares to request pursuant to the 2017 Plan, Office Depot evaluated its share availability under the 2015 Plan, recent share usage, historical burn rate, projected burn rate under the 2017 Plan, and the potential cost and dilution to stockholders associated with the new reserve and outstanding equity-based awards that Office Depot previously granted.

Recent Share Usage

On March 6, 2017, Office Depot granted awards under the 2015 Plan to 348 employees as part of its annual long-term incentive grant utilizing approximately 14 million plan shares at target under the 2015 Plan fungible ratio of 1.5. Office Depot currently anticipates that its annual grant in 2018 and in future years (assuming a consistent stock price) will cover substantially the same amount of (or potentially more) shares as those covered by the 2017 annual grant. As a result, Office Depot anticipates that the shares available for issuance under the 2015 Plan will not be sufficient to cover Office Depot’s anticipated annual grant in 2018 unless the 2017 Plan is approved.

Burn Rate for Fiscal 2014, 2015 and 2016

Fiscal Year	Options	Full Value Time Based Awards Granted	Performance Awards Earned	Weighted Average Number of Common Shares Outstanding	Unadjusted Burn Rate
2016	—	10,099,481	161,408	539,000,000	1.90%
2015	—	2,886,640	283,244	547,000,000	0.58%
2014	—	5,809,821	1,246,006	535,000,000	1.32%

Office Depot anticipates that the total number of shares available for grant under the 2017 Plan will last approximately three years, based solely on the average rate at which Office Depot has granted equity awards over the past three fiscal years and assuming that Office Depot makes future awards under the 2017 Plan at this average rate. However, the amount of future awards is not currently known and will depend on various factors that cannot be predicted, including, but not limited to, the price of Office Depot’s common stock on the future grant dates, the volatility of the stock and the types of awards that will be granted.

Potential Dilution

Office Depot’s potential dilution, or “overhang,” from outstanding awards and its request for shares to be available for awards under the 2017 Plan is approximately 11.53%. This overhang is within a competitive range relative to Office Depot’s peer group (see “Executive and Director Compensation — Executive Compensation Process and Governance — How is peer group data used by the Compensation Committee?” at page 55 of this proxy statement). The Office Depot Board of Directors believes that the number of shares of common stock available under the 2017 Plan represents a reasonable amount of potential dilution that will allow Office Depot to continue to award equity incentive compensation. This percentage was calculated as follows:

Select Data as of April 30, 2017
New Shares Requested under 2017 Plan	36,000,000
Appreciation Awards Outstanding	4,377,112
Weighted Average Exercise Price	$4.80
Weighted Average Remaining Term	4.30
Full Value Awards Outstanding	27,245,054
Shares Available	18,969,395
Total Share Allocation (TSA)	67,622,166
Common Shares Outstanding as of April 30, 2017	518,643,461
Dilution (TSA / Common Shares Outstanding as of April 30, 2017 + TSA)	11.53%

Application of Share Pool

Each performance share under the 2017 Plan that may be settled in shares will be counted as 1.5 shares subject to an award (based on the number of shares that would be paid for achievement of target performance) and deducted from the share pool. Each performance unit under the 2017 Plan that may be settled in shares will be counted as a number of shares subject to an award (based on the number of shares that would be paid for achievement of target performance), with the number determined by dividing the value of the performance unit at the time of grant by the fair market value of a share at the time of grant, multiplying this quotient by 1.5 and deducting the resulting number of shares from the share pool. If a performance share or performance unit under the 2017 Plan is later settled based on above-target performance, the number of shares corresponding to the above-target performance, calculated pursuant to the applicable methodology specified above, will be deducted from the share pool at the time of settlement; in the event that the award is later settled upon below-target performance, the number of shares corresponding to the below-target performance, calculated pursuant to the applicable methodology specified above, will be added back to the share pool. Performance shares and performance units that may not be settled in shares will not result in a reduction in the share pool.

Each share of restricted stock, each share-settled restricted stock unit (referred to in this proxy statement as an RSU) under the 2017 Plan, and each other stock-based/stock-settled award (referred to in this proxy statement as an Other Award) under the 2017 Plan will be counted as 1.5 shares subject to an award and deducted from the share pool. RSUs and Other Awards that may not be settled in shares will not result in a deduction from the share pool. Each nonqualified stock option (referred to in this proxy statement as an NQSO), incentive stock option (referred to in this proxy statement as an ISO), and SAR under the 2017 Plan that may be settled in shares will be counted as one share subject to an award and deducted from the share pool. SARs that may not be settled in shares will not result in a reduction of the share pool.

If shares awarded or subject to issuance under the 2017 Plan or the Prior Plans are not issued or are returned to Office Depot, that number of shares will be added to the share pool as adjusted by the factor specified above with respect to the type of award from which the shares were derived. If the tax withholding obligation under an award granted under the 2017 Plan or a Prior Plan other than an option, SAR or other award in the nature of an appreciation right is satisfied after April 30, 2017 by Office Depot retaining shares or by the participant tendering shares, the number of shares so retained or tendered will be added to the share pool as adjusted by the 1.5 share factor specified above. If awards are issued under the 2017 Plan in respect of awards of an entity acquired (by merger or otherwise) by Office Depot or any of its subsidiaries, the shares subject to those awards will not increase or decrease the share pool.

Notwithstanding anything to the contrary, if the exercise price or tax withholding obligation under an option, SAR or other award in the nature of an appreciation right granted under the 2017 Plan or a Prior Plan, is satisfied by Office Depot retaining shares or by the participant tendering shares, the number of shares so retained or tendered will not be available for awards under the 2017 Plan and will not be added to the share pool. To the extent a SAR granted under the 2017 or a Prior Plan that may be settled in shares of common stock is, in fact, settled in shares of common stock, the gross number of shares subject to such SAR will not be available for further awards under the 2017 Plan and will not be added to the share pool. Shares reacquired by Office Depot on the open market or otherwise using cash proceeds from the exercise of options granted under the 2017 Plan or a Prior Plan will not be added back to the share pool.

Incentive Stock Options

One of the requirements for the favorable tax treatment available to ISOs under the Code is that the 2017 Plan must specify, and the Office Depot stockholders must approve, the number of shares available for issuance pursuant to ISOs. As a result, in order to provide flexibility to the Committee, the 2017 Plan provides that all or any portion of the share pool may be issued pursuant to ISOs.

Current Stock Price

The closing price of Office Depot common stock on The Nasdaq Global Select Market on June 8, 2017 was $5.32 per share.

In evaluating this proposal, stockholders should specifically consider the information set forth under the section entitled “ — Plan Summary” beginning on page 29 of this proxy statement.

162(m) Approval

To allow for awards under the 2017 Plan to qualify as tax-deductible performance-based compensation under Section 162(m), Office Depot is asking stockholders to approve the material terms of the performance goals under the 2017 Plan as well as certain other key terms of the 2017 Plan. Approval of the 2017 Plan will constitute approval of the performance goals and other key terms specified in the 2017 Plan for purposes of the approval requirements of Section 162(m).

The Office Depot Board of Directors believes that it is in the best interests of Office Depot and its stockholders to maintain an equity incentive plan under which awards may qualify for deductibility for federal income tax purposes. Accordingly, the 2017 Plan is designed to permit the grant of awards that are intended to qualify as “performance-based compensation” to be exempt from the $1,000,000 deduction limit of Section 162(m). In general, under Section 162(m), in order for Office Depot to be able to deduct compensation in excess of $1,000,000 paid in any one year to certain executive officers (the Chief Executive Officer and three other executive officers (other than the Chief Financial Officer) identified as specified in Section 162(m) based on their compensation ranking), the compensation must qualify as performance-based. One of the requirements for performance-based compensation is that the material terms of the performance goals under which the compensation may be paid must be disclosed to and approved by Office Depot’s stockholders (in a separate vote with a majority of the votes cast in favor of approval) at least once every five years. For purposes of Section 162(m), the material terms include (1) the employees eligible to receive compensation under the 2017 Plan, (2) a description of the business criteria on which the performance goals are based, and (3) the maximum amount of compensation that can be paid to an employee under the performance goals in a specified time period. With respect to the various types of awards available under the 2017 Plan, each of these aspects is discussed below. In addition, as noted above, stockholder approval of this proposal will constitute approval of each of these aspects of the 2017 Plan for purposes of the approval requirements of Section 162(m).

In the event that the Compensation Committee determines that it is advisable to grant awards under the 2017 Plan that are not intended to qualify for the performance-based compensation exception from the deductibility limitations of Section 162(m), the Compensation Committee may grant such awards without satisfying the requirements of the exception. No assurance can be given that awards granted under the 2017 Plan will be fully deductible under Section 162(m).

Plan Summary

The following summary of the material terms of the 2017 Plan is qualified in its entirety by reference to the full text of the 2017 Plan, which is attached as Annex 1 to this proxy statement. The 2017 Plan is not a qualified deferred compensation plan under Section 401(a) of the Code and is not intended to be an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974.

Purpose of the 2017 Plan

The purpose of the 2017 Plan is to promote the long-term growth and profitability of Office Depot and its subsidiaries by (i) providing certain employees, directors, consultants, advisors and other persons who perform services for Office Depot and its subsidiaries with incentives to maximize stockholder value and otherwise contribute to the success of Office Depot, and (ii) enabling Office Depot to attract, retain and reward the best available persons for positions of substantial responsibility.

Administration of the 2017 Plan

The 2017 Plan will be administered by the Compensation Committee or such other committee consisting of two or more independent members of the Office Depot Board of Directors as may be appointed by the board to administer the 2017 Plan (referred to in this proxy statement as the Committee). If any member of the Committee does not qualify as (1) a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act, and (2) an “outside director” within the meaning of Section 162(m), the Office Depot Board of Directors will appoint a subcommittee of the Committee, consisting of at least two members of the Office Depot Board of Directors, to grant awards to individuals who are subject to the limitations of Section 162(m) (referred to in this proxy statement as covered employees) and to officers and members of the Office Depot Board of Directors who are subject to Section 16 of the Exchange Act, and each member of such subcommittee must satisfy the requirements of (1) and (2) above. References to the Committee in this summary include and, as appropriate, apply to any such subcommittee.

Certain Restrictions

•	No dividend equivalents will be granted with respect to any stock option or SAR. Additionally, no dividends or dividend equivalents will be paid currently with respect to any other award while the award is unvested. Instead, any dividends or dividend equivalents with respect to an unvested award will be accumulated or deemed reinvested until such time as the underlying award becomes vested (including, where applicable, the achievement of performance goals).

•	The minimum vesting period for each award granted under the 2017 Plan must be at least one year, provided that up to 5% of the shares authorized for issuance under the 2017 Plan may be issued pursuant to awards with minimum vesting periods of less than one year. In addition, the minimum vesting requirement does not apply to accelerated vesting on account of death, disability, involuntary termination without cause, or resignation for good reason as otherwise permitted by the 2017 Plan.

Eligible Participants

Employees of Office Depot and its subsidiaries, non-employee members of the Office Depot Board of Directors, and any other natural person who provides bona fide services to Office Depot or a subsidiary of Office Depot not in connection with the offer or sale of securities in a capital raising transaction (subject to certain limitations) will be eligible for selection by the Committee for the grant of awards under the 2017 Plan. As of June 1, 2017, approximately 350 employees of Office Depot and its subsidiaries and 7 non-employee members of the Office Depot Board of Directors were eligible for awards under the 2017 Plan.

Types of Awards

The 2017 Plan provides for the grant of performance shares, performance units, restricted stock, RSUs, NQSOs, ISOs, SARs and Other Awards. ISOs may be granted only to employees of Office Depot or its subsidiaries.

Individual Limits

The Committee will determine the individuals to whom awards will be granted, the number of shares subject to an award, and the other terms and conditions of an award. Subject to adjustment as described in the 2017 Plan:

•	The maximum aggregate payout (determined as of the end of the applicable performance period) with respect to performance units intended to comply with the performance-based compensation provisions of Section 162(m) granted in any one fiscal year of Office Depot to any one participant shall be six million five hundred thousand dollars ($6,500,000).

•	The maximum number of shares of Office Depot common stock subject to awards of performance shares intended to comply with the performance-based compensation provisions of Section 162(m) granted in any one fiscal year of Office Depot to any one participant shall be three million five hundred thousand (3,500,000).

•	The maximum number of shares of restricted stock and RSUs and Other Awards intended to comply with the performance-based compensation provisions of Section 162(m) that, in the aggregate, may be granted in any one fiscal year of Office Depot to any one participant shall be one million five hundred thousand (1,500,000).

•	The maximum number of NQSOs, ISOs and SARs that, in the aggregate, may be granted in any one fiscal year of Office Depot to any one participant shall be four million (4,000,000).

•	For any one independent director, the maximum aggregate amount of cash paid in any one fiscal year of Office Depot to such independent director for service as a member of the Board of Directors during such fiscal year, including service performed in such fiscal year but for which payment is not made until the following fiscal year, and grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all equity awards granted in such fiscal year to such independent director shall not exceed six hundred fifty thousand dollars ($650,000), provided that, this limitation does not apply to a director who serves as non-executive chairman of the Office Depot Board of Directors during such fiscal year.

For purposes of the Section 162(m) performance-based compensation exception, any award that is denominated in shares of Office Depot common stock may be settled in cash based on the fair market value of the award as of the applicable vesting or payment date.

Adjustments

The Committee shall make equitable adjustments in the number and class of securities available for issuance under the 2017 Plan (including under any awards then outstanding), the number and type of securities subject to the individual limits set forth in the 2017 Plan, and the terms of any outstanding award, as it determines are necessary and appropriate, to reflect any merger, reorganization, consolidation, recapitalization, reclassification, stock split, reverse stock split, spin-off combination, exchange of shares, distribution to stockholders (other than an ordinary cash dividend), or similar corporate transaction or event.

Performance Shares and Units

The Committee will specify the terms of a performance share or performance unit award in the award agreement. A performance share will have an initial value equal to the fair market value of a share on the date of grant. A performance unit will have an initial value that is established by the Committee at the time of grant. In addition to any non-performance terms applicable to the performance share or performance unit, the Committee will set one or more performance goals which, depending on the extent to which they are met, will determine the number or value of the performance share or unit that will be paid out to the participant. The Committee may provide for payment of earned performance shares/units in cash, shares of Office Depot’s common stock, other Office Depot securities or any combination thereof. The Committee will also specify any restrictions applicable to the performance share or performance unit award such as continued service, the length of the restriction period (subject to the one-year minimum described above) and whether any circumstances, such as death, disability, or a change in control, shorten or terminate the restriction period.

Performance shares/units will not possess voting rights and will accrue dividend equivalents only to the extent provided in the award agreement evidencing the award; provided, however, that rights to dividend equivalents are permitted only to the extent they comply with, or are exempt from, Section 409A of the Code (referred to in this proxy statement as Section 409A). Any rights to dividends or dividend equivalents on performance shares/units or any other award subject to performance conditions will be subject to the same restrictions on vesting and payment as the underlying award.

Performance Measures

For awards under the 2017 Plan that are intended to qualify under the performance-based compensation provisions of Section 162(m), the performance measure or measures to be used for purposes of such awards must be chosen from among the following: earnings, earnings before income taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings before interest, taxes, depreciation, amortization and rent; gross margin; operating margin; profit margin; market value added; market share; revenue; revenue growth; return measures (including but not limited to return on equity, return on stockholders’ equity, return on investment, return on assets, return on net assets, return on capital, return on sales, and return on invested capital); total stockholder return (either in absolute terms or relative to that of a peer group determined by the Committee); profit; economic profit; capitalized economic profit; operating profit; after-tax profit; net operating profit after tax; pre-tax profit; cash; cash flow measures (including but not limited to operating cash flow; free cash flow; cash flow return; cash flow per share; and free cash flow per share); earnings per share; consolidated pre-tax earnings; net earnings; operating earnings; segment income; economic value added; net income; net income from continuing operations available to common stockholders excluding special items; operating income; adjusted operating income; assets; sales; net sales; sales volume; sales growth; net sales growth; comparable store sales; sales per square foot; inventory turnover; inventory turnover ratio; productivity ratios; debt/capital ratio; return on total capital; cost; unit cost; cost control; expense targets or ratios, charge-off levels; operating efficiency; operating expenses; customer satisfaction; improvement in or attainment of expense levels; working capital; working capital targets; improvement in or attainment of working capital levels; debt; debt to equity ratio; debt reduction; capital targets; capital expenditures; price/earnings growth ratio; acquisitions, dispositions, projects or other specific events, transactions or strategic milestones; Office Depot’s common stock price (and stock price appreciation, either in absolute terms or in relationship to the appreciation among members of a peer group determined by the Committee); and book value per share. All criteria may be measured on a GAAP basis, adjusted GAAP basis, or non GAAP basis. Approval of the 2017 Plan will constitute approval of these performance goals for purposes of the requirements of Section 162(m). The Committee may also establish other performance measures for awards that are not intended to qualify for the performance-based compensation exception from Section 162(m).

A performance objective may be described in terms of company-wide objectives or objectives that are related to a specific division, subsidiary, employer, department, region, or function in which the participant is employed or as some combination of these (as alternatives or otherwise). A performance objective may be measured on an absolute basis or relative to a pre-established target, results for a previous year, the performance of other corporations, or a stock market or other index. The Committee will specify the period over which the performance goals for a particular award will be measured.

The Committee will determine whether the applicable performance goals have been met with respect to a particular award following the end of the applicable performance period. For an award that is intended to qualify for the performance-based compensation exception from Section 162(m), the award may not be paid out unless and until the Committee has made a final written certification that the performance goal intended to permit such award to satisfy the exception has, in fact, been satisfied.

In determining whether any performance goal has been satisfied, the Committee may include or exclude any or all items that are unusual or non-recurring, including but not limited to (i) charges, costs, benefits, gains or income associated with reorganizations or restructurings of Office Depot and its subsidiaries, discontinued operations, goodwill, other intangible assets, long-lived assets (non-cash), real estate strategy (e.g., costs related to lease terminations or facility closure obligations), litigation or the resolution of litigation (e.g., attorneys’ fees, settlements or judgments), or currency or commodity fluctuations; and (ii) the effects of changes in applicable laws, regulations or accounting principles. In addition, the Committee may adjust any performance goal for a performance period as it deems equitable to recognize unusual or non-recurring events affecting Office Depot and its subsidiaries, changes in laws or regulations or accounting principles, mergers, acquisitions and divestitures, or any other factors as the Committee may determine. In the case of an award that is intended to qualify for the performance-based compensation exception from Section 162(m), such exclusions and adjustments may only apply to the extent the Committee specifies in writing (not later than the time performance goals are required to be established) which exclusions and adjustments the Committee will apply to determine whether a performance objective has been satisfied, as well as an objective manner for applying them, or to the extent that the Committee determines (if such determination is memorialized in writing) that they may apply without adversely affecting the award’s qualification for the performance-based compensation exception. The

Committee may not increase the amount payable under an award intended to qualify for the performance-based compensation exception except as a result of an adjustment or exclusion described above.

Restricted Stock and Restricted Stock Units

The Committee will specify the terms of a restricted stock or RSU award in the award agreement, including the number of shares of restricted stock or number of RSUs; the purchase price, if any, to be paid for such restricted stock or RSU (which may be equal to or less than the fair market value of a share and may be zero, subject to such minimum consideration as may be required by applicable law); any restrictions applicable to the restricted stock or RSUs such as continued service or achievement of performance goals; the length of the restriction period (subject to the one-year minimum described above) and whether any circumstances, such as death, disability, or a change in control, shorten or terminate the restriction period; the rights of the participant during the restriction period to vote and receive dividends in the case of restricted stock or to receive dividend equivalents in the case of RSUs that accrue dividend equivalents (subject to the limitations described below); and whether RSUs will be settled in cash, shares of Office Depot’s common stock, other Office Depot securities or any combination thereof.

Generally, a participant who receives a restricted stock award will have (during and after the restriction period), all of the rights of a stockholder of Office Depot with respect to that award, including the right to vote the shares and the right to receive dividends and other distributions to the extent, if any, such shares possess such rights and subject to the limitations described in this paragraph. However, any dividends and other distributions payable on shares of restricted stock during the restriction period shall be either automatically reinvested in additional shares of restricted stock or paid to the Company for the account of the participant, in either case subject to the same vesting restrictions as the underlying award. All terms and conditions for the payment of dividends and other distributions will be included in the award agreement and, to the extent required, comply with the requirements of Section 409A.

A participant receiving an RSU award will not possess voting rights and will accrue dividend equivalents on such units only to the extent provided in the award agreement evidencing the award; provided, however, that any dividend equivalents will be subject to the same vesting restrictions as the underlying award. All terms and conditions for payment of dividends equivalents will be included in the award agreement and, to the extent required, comply with the requirements of Section 409A.

Stock Options

An option provides the participant with the right to buy a specified number of shares at a specified price (referred to in this proxy statement as the exercise price) after certain conditions have been met. The Committee may grant both NQSOs and ISOs under the 2017 Plan. The tax treatment of NQSOs is different from the tax treatment of ISOs as explained below. The Committee will determine and specify in the award agreement evidencing an option whether the option is an NQSO or ISO, the number of shares subject to the option, the exercise price of the option and the period of time during which the option may be exercised, any restrictions applicable to the option such as continued service, the length of the restriction period (subject to the one-year minimum described above) and whether any circumstances, such as death, disability, or a change in control, shorten or terminate the restriction period. Generally (except as otherwise described in the 2017 Plan), no option can be exercisable more than 10 years after the date of grant and the exercise price of a stock option must be at least equal to the fair market value of a share on the date of grant of the option. However, with respect to an ISO granted to a participant who is a stockholder holding more than 10% of Office Depot’s total voting stock, the ISO cannot be exercisable more than five years after the date of grant and the exercise price must be at least equal to 110% of the fair market value of a share on the date of grant. ISOs cannot be granted under the 2017 Plan after July 20, 2027. Dividend equivalents will not be paid with respect to options.

A participant may pay the exercise price under an option in cash; in a cash equivalent approved by the Committee; if approved by the Committee, by tendering previously acquired shares (or delivering a certification or attestation of ownership of such shares) having an aggregate fair market value at the time of exercise equal to the total option price (provided that the tendered shares must have been held by the participant for any period required by the Committee); or by a combination of these payment methods. The Committee may also allow cashless exercises as permitted under the Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the 2017 Plan’s purpose and applicable law. No certificate representing a share (to the extent shares are so evidenced) will be delivered until the full option price has been paid.

Stock Appreciation Rights

A SAR entitles the participant to receive cash, shares of Office Depot’s common stock, other company securities or any combination thereof, as the Committee may determine, in an amount equal to the excess of the fair market value of a share on the exercise date over the exercise price for the SAR, after certain conditions have been met. The Committee will determine and specify in the SAR award agreement the number of shares subject to the SAR, the SAR price (which generally must be at least equal to the fair market value of a share on the date of grant of the SAR) and the period of time during which the SAR may be exercised, any restrictions applicable to the SAR such as continued service, the length of the restriction period (subject to the one-year minimum described above) and whether any circumstances, such as death, disability, or a change in control, shorten or terminate the restriction period. Generally, no SAR can be exercisable more than 10 years after the date of grant. SARs may be granted in tandem with a stock option or independently. If a SAR is granted in tandem with a stock option, the participant may exercise the stock option or the SAR, but not both. Dividend equivalents will not be paid with respect to SARs.

Other Awards

The Committee may grant other forms of equity-based or equity-related awards that the Committee determines to be consistent with the purpose of the 2017 Plan and the interests of Office Depot. These Other Awards may provide for cash payments based in whole or in part on the value or future value of shares, for the acquisition or future acquisition of shares of Office Depot common stock, or any combination thereof. Where the value of such an award is based on the difference in the value of a share at different points in time, the grant or exercise price must generally not be less than 100% of the fair market value of a share on the date of grant.

Termination of Employment

Subject to certain exceptions, generally, if a participant ceases to perform services for Office Depot and its subsidiaries for any reason (i) all of the participant’s restricted stock, RSUs, performance shares, performance units and Other Awards that were not vested on the date of such cessation shall be forfeited immediately upon such cessation, (ii) all of the participant’s stock options and SARs that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of such cessation, but in no event after the expiration date of the stock options or SARs, and (iii) all of the participant’s stock options and SARs that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation. The Committee may provide that a participant shall be eligible for a full or prorated award upon a cessation of the participant’s service relationship due to death, disability, involuntary termination without cause or resignation for good reason. For an award subject to one or more performance objectives, the Committee may provide for payment of any such full or prorated award prior to certification of such performance objectives or without regard to whether they are certified; provided that in the case of an award intended to qualify for the performance-based compensation exception from Section 162(m), such adjustments shall apply only to the extent that the Committee determines the adjustments will not adversely affect the award’s qualification for such exception.

Change in Control

The Committee may, in its sole discretion, provide that a participant shall be eligible for a full or prorated Award in the event that both a change in control and a cessation of the participant’s service relationship with Office Depot and its subsidiaries occurs or if the surviving entity in such change in control does not assume or replace the award in the change in control. With respect to awards that are subject to one or more performance objectives, the Committee may, in its sole discretion, provide that any such full or prorated award will be paid prior to when any or all such performance objectives are certified (or without regard to whether they are certified).

Transferability

No ISO may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than upon the participant’s death to a beneficiary or by will or the laws of descent and distribution. However, a participant who is an officer, including, but not limited to, a participant with the title: Vice President, Senior Vice President, Executive Vice President, President or Chief Executive Officer of Office Depot (collectively referred to in this proxy statement as Officers) or a non-employee director may transfer NQSOs to a Permitted Transferee (as defined in the 2017 Plan document) in accordance with procedures approved by the Committee. Except for a transfer of NQSOs by an Officer or non-employee director to a Permitted Transferee, unless the Committee determines otherwise consistent with securities and other applicable laws, rules and regulations, (i) no award shall be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a participant other than upon the participant’s death, to a beneficiary or by will or the laws of descent and distribution, and (ii) each option and SAR outstanding to a participant may be exercised during the participant’s lifetime only by the participant or his or her guardian or legal representative (provided that an ISO may be exercised by such guardian or legal representative only if permitted by the Code and any regulations promulgated thereunder). In the event of a transfer to a Permitted Transferee or a transfer otherwise permitted by the Committee, appropriate evidence of any transfer to the Permitted Transferee shall be delivered to Office Depot at its principal executive office. If all or part of an Award is transferred to a Permitted Transferee, the Permitted Transferee’s rights thereunder shall be subject to the same restrictions and limitations with respect to the award as the participant. Any permitted transfer of an award will be without payment of consideration by the Permitted Transferee.

Amendment and Termination

The Office Depot Board of Directors or the Committee may at any time terminate and from time to time amend the 2017 Plan in whole or in part, but no such action shall materially adversely affect any rights or obligations with respect to any awards previously granted under the 2017 Plan unless such action is required by applicable law or any listing standards applicable to Office Depot’s common stock or the affected participants consent in writing. To the extent required by Section 162(m) or Section 422 of the Code, other applicable law, or any such listing standards that the stockholders are required to approve a specific type of amendment to the 2017 Plan, no such amendment shall be effective unless approved by the stockholders of Office Depot.

The Committee may amend an outstanding award agreement in a manner not inconsistent with the terms of the 2017 Plan, but the amendment will not be effective without the participant’s written consent if the amendment is materially adverse to the participant. However, the Committee cannot reprice a stock option or SAR except in accordance with the adjustment provisions of the 2017 Plan (as described above) or in connection with a change in control. For this purpose, a repricing generally is an amendment to the terms of an outstanding stock option or SAR that would reduce the exercise price of that stock option or SAR or a cancellation of an outstanding stock option or SAR with a per share exercise price that is more than fair market value at the time of such cancellation in exchange for cash, another award or a stock option or SAR with an exercise price or SAR price that is less than the option exercise price or SAR price of the original stock option or SAR.

The Committee may provide in award agreements or in a separate policy that if a participant engages in detrimental activity, as defined in such award agreement or separate policy, the Committee may cancel, rescind, suspend, withhold or otherwise restrict or limit any unexpired, unexercised, unpaid or deferred award as of the first date the participant engages in the detrimental activity. The award agreement or separate policy may also provide that if the participant exercises an option or SAR, receives an RSU, performance share, performance unit, Other Award payout, or receives or vests in shares of Office Depot common stock under an award at any time during a time specified in such award agreement or separate policy, the participant shall be required to pay to Office Depot the excess of the then fair market value of the shares that were received with respect to the award (or if the participant previously disposed of such shares, the fair market value of such shares at the time of the disposition) over the total price paid by the participant for such shares.

Certain Federal Income Tax Consequences

The following is intended only as a brief summary of the federal income tax rules relevant to the primary types of awards available for issuance under the 2017 Plan and is based on the terms of the Code as currently in effect. The applicable statutory provisions are subject to change in the future (possibly with retroactive effect), as are their interpretations and applications. Because federal income tax consequences may vary as a result of individual circumstances, participants are encouraged to consult their personal tax advisors with respect to their tax consequences. The following summary is limited only to United States federal income tax treatment. It does not address state, local, gift, estate, social security or foreign tax consequences, which may be substantially different. Certain intended 2017 Plan participants are residents of foreign countries.

Performance Share/Unit Awards

A participant generally is not taxed upon the grant of a performance share/unit. The participant will recognize taxable income at the time of settlement of the performance share/unit in an amount equal to the amount of cash and the fair market value of the shares received upon settlement (subject to the short swing profits rule). The income recognized will be taxable at ordinary income tax rates. Office Depot generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant, subject to the requirements of Section 162(m), as applicable. Any gain or loss recognized upon the disposition of the shares acquired pursuant to settlement of a performance share/unit will qualify as long-term capital gain or loss if the shares have been held for more than one year after settlement.

Awards of Shares; Restricted Stock Awards

A participant generally will recognize taxable ordinary income upon the receipt of shares as a stock award or restricted stock award if the shares are not subject to a substantial risk of forfeiture. The income recognized will be equal to the fair market value of the shares at the time of receipt less any purchase price paid for the shares. If the shares are subject to a substantial risk of forfeiture, the participant generally will recognize taxable ordinary income when the substantial risk of forfeiture lapses. If the substantial risk of forfeiture lapses in increments over several years, the participant will recognize income in each year in which the substantial risk of forfeiture lapses as to an increment. If the participant cannot sell the shares without being subject to suit under Section 16(b) of the Exchange Act (the short swing profits rule), the shares will be treated as subject to a substantial risk of forfeiture. The income recognized upon lapse of a substantial risk of forfeiture will be equal to the fair market value of the shares determined as of the time that the substantial risk of forfeiture lapses less any purchase price paid for the shares. Office Depot generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant, subject to the requirements of Section 162(m), as applicable.

Alternatively, if the shares are subject to a substantial risk of forfeiture, the participant may make a timely election under Section 83(b) of the Code (referred to in this proxy statement as Section 83(b)) to recognize ordinary income for the taxable year in which the participant received the shares in an amount equal to the fair market value of the shares at that time. That income will be taxable at ordinary income tax rates. If a participant makes a timely Section 83(b) election, the participant will not recognize income at the time the substantial risk of forfeiture lapses with respect to the shares. At the time of disposition of the shares, a participant who has made a timely Section 83(b) election will recognize capital gain or loss in an amount equal to the difference between the amount realized upon sale and the ordinary income recognized upon receipt of the share (increased by the amount paid for the shares, if any). If the participant forfeits the shares after making a Section 83(b) election, the participant is not entitled to a deduction with respect to the income recognized as a result of the election but will be entitled to a capital loss equal to the excess (if any) of the amount paid for the shares (if any) over the amount realized upon forfeiture (if any). To be timely, the Section 83(b) election must be made within 30 days after the participant receives the shares. Office Depot will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant at the time of the election.

Restricted Stock Units

A participant generally is not taxed upon the grant of an RSU. Generally, if an RSU is designed to be paid on or shortly after the RSU is no longer subject to a substantial risk of forfeiture, then at the time of payment the participant will recognize ordinary income equal to the amount of cash and the fair market value of the shares received by the participant (subject to the short swing profits rule) and Office Depot will be entitled to an income tax deduction for the same amount, subject to the requirements of Section 162(m), as applicable. However, if an RSU is not designed to be paid on or shortly after the RSU is no longer subject to a substantial risk of forfeiture, the RSU may be deemed a nonqualified deferred compensation plan under Section 409A. In that case, if the RSU is designed to meet the requirements of Section 409A, then at the time of payment the participant will recognize ordinary income equal to the amount of cash and the fair market value of the shares received by the participant, and Office Depot will be entitled to an income tax deduction for the same amount. However, if the RSU is not designed to meet the requirements of Section 409A, the participant will be subject to ordinary income when the substantial risk of forfeiture lapses as well as an additional twenty percent (20%) excise tax, and additional tax could be imposed each following year.

Nonqualified Stock Options; Stock Appreciation Rights

A participant generally is not taxed upon the grant of an NQSO or SAR, unless the NQSO or SAR has a readily ascertainable fair market value. However, the participant must recognize ordinary income upon exercise of the NQSO or SAR in an amount equal to the difference between the NQSO or SAR exercise price and the fair market value of the shares acquired on the date of exercise (subject to the short swing profits rule). Office Depot generally will have a deduction in an amount equal to the amount of ordinary income recognized by the participant in Office Depot’s tax year during which the participant recognizes ordinary income.

Upon the sale of shares acquired pursuant to the exercise of an NQSO or SAR, the participant will recognize capital gain or loss to the extent that the amount realized from the sale is different than the fair market value of the shares on the date of exercise (or, if the participant was subject to Section 16(b) of the Exchange Act and did not make a timely election under Section 83(b), the fair market value on the delayed determination date, if applicable). This gain or loss will be long-term capital gain or loss if the shares have been held for more than one year after exercise.

Incentive Stock Options

A participant is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares covered by the ISO on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If a participant holds the shares acquired upon exercise of an ISO for at least two years following the ISO grant date and at least one year following exercise, the participant’s gain or loss, if any, upon a subsequent disposition of the shares is long-term capital gain or loss. The amount of the gain or loss is the difference between the proceeds received on disposition and the participant’s basis in the shares (which generally equals the ISO exercise price). If a participant disposes of shares acquired pursuant to exercise of an ISO before satisfying these holding periods and realizes an amount in excess of the exercise price, the amount realized will be taxed to the participant as ordinary income up to the fair market value of the shares on the exercise date and any additional amount realized will be taxable to the participant as capital gain in the year of disposition; however, if the exercise price exceeds the amount realized on sale, the difference will be taxed to the participant as a capital loss. Office Depot is not entitled to a federal income tax deduction on the grant or exercise of an ISO or on the participant’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, Office Depot will be entitled to a deduction in the year the participant disposes of the shares in an amount equal to any ordinary income recognized by the participant.

In order for an option to qualify as an ISO for federal income tax purposes, the grant of the option must satisfy various other conditions specified in the Code. In the event an option intended to be an ISO fails to qualify as an ISO, it will be taxed as an NQSO as described above.

Golden Parachute Payments

The terms of the award agreement evidencing an award under the 2017 Plan may provide for accelerated vesting or accelerated payout of the award in connection with a change in ownership or control of Office Depot. In such event, certain amounts with respect to the award may be characterized as “parachute payments” under the golden parachute provisions of the Code. Under Section 280G of the Code, no federal income tax deduction is allowed to Office Depot for “excess parachute payments” made to “disqualified individuals,” and receipt of such payments subjects the recipient to a 20% excise tax under Section 4999 of the Code. For this purpose, “disqualified individuals” are generally officers, stockholders or highly compensated individuals performing services for Office Depot, and the term “excess parachute payments” includes payments in the nature of compensation which are contingent on a change in ownership or effective control of Office Depot, to the extent that such payments (in present value) equal or exceed three times the recipient’s average annual taxable compensation from Office Depot for the previous five years. Certain payments for reasonable compensation for services rendered after a change of control and payments from tax-qualified plans are generally not included in determining “excess parachute payments.” If payments or accelerations may occur with respect to awards granted under the 2017 Plan, certain amounts in connection with such awards may possibly constitute “parachute payments” and be subject to these “golden parachute” tax provisions.

New 2017 Plan Benefits

Any future awards to executive officers, non-employee directors, employees and consultants of Office Depot under the 2017 Plan are discretionary and cannot be determined at this time. As a result, the benefits and amounts that will be received or allocated under the 2017 Plan are not determinable at this time, and Office Depot has not included a table that reflects such future awards.

The affirmative vote of holders of a majority of the shares of Office Depot common stock present in person or represented by proxy (as counted for purposes of determining the existence of a quorum) and entitled to vote at the Annual Meeting is required to approve the 2017 Plan.

THE OFFICE DEPOT BOARD OF DIRECTORS RECOMMENDS THAT OFFICE DEPOT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE OFFICE DEPOT, INC. 2017 LONG-TERM INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

The table below summarizes the status of our equity compensation plans at December 31, 2016:

	(1) Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	(2) Weighted- average Exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	30,546,711	$1.35	31,837,249
Equity compensation plans not approved by security holders	0	$—	0
Total	30,546,711	$1.35	31,837,249

(1)	The number of shares reported includes 11,705,826 performance stock units reserved at target where performance attainment has yet to be determined. Shares reserved for issuance under the Company’s equity compensation plan will be adjusted accordingly for a payout other than target.
(2)	The outstanding awards include RSUs, which have no exercise price. Excluding the impact of RSUs, the outstanding options had a weighted-average exercise price of $5.56 per share.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

This compensation discussion and analysis (the “CD&A”) describes our executive compensation programs and explains how the Compensation Committee made its compensation decisions for our named executive officers (also referred to in this CD&A as “NEOs”) for fiscal year 2016. The company has experienced several executive officer transitions during 2016 and early 2017 in connection with the implementation of the company’s three-year strategic plan following termination of the proposed merger with Staples, Inc., including the following:

•	Roland Smith, former Chairman of the Board and Chief Executive Officer, retired from the company effective February 27, 2017.

•	Gerry P. Smith was appointed to serve as Chief Executive Officer and a director of the company effective February 27, 2017.

•	Juliet Johansson, former Executive Vice President and Chief Strategy and Innovation Officer, left the company as part of the company’s restructuring tied to its three-year strategic plan, effective January 26, 2017.

•	Mark Cosby, former President, North America, also left the company as part of the company’s restructuring, effective November 18, 2016.

•	Steven Schmidt, former Executive Vice President and President, International, separated from the company effective May 27, 2016.

The list of executives deemed to be serving as our NEOs for 2016 are:

•	Former Chairman and Chief Executive Officer (“CEO”), Roland C. Smith;

•	Executive Vice President and Chief Financial Officer, Stephen Hare;

•	Executive Vice President and Chief Operating Officer, North America, Troy Rice;

•	Executive Vice President and Chief Administrative Officer, Michael Allison, who served as Executive Vice President and Chief People Officer during 2016 and until March 12, 2017;

•	Former Executive Vice President and Chief Strategy and Innovation Officer, Juliet Johansson;

•	Former President, North America, Mark Cosby; and

•	Former Executive Vice President and President, International, Steven Schmidt.

Overview of 2016 Key Events and NEO Compensation

•	Merger Agreement with Staples, Inc. and FTC Review Process: The merger agreement between Staples, Inc. and the company discussed in last year’s CD&A was terminated on May 16, 2016, following a lengthy review process with the Federal Trade Commission (“FTC”), which started in February 2015 and ultimately ended in May 2016. During the review process, the FTC issued a preliminary injunction against the planned merger, which was followed by an appeal by both companies to the United States District Court for the District of Columbia, which ultimately granted the FTC’s request for the preliminary injunction. Following the blocked merger, the company made several changes to the constituency of its leadership team, including the NEOs, and related executive compensation during 2016.

•

Separation of Mr. Schmidt, President, International: As part of the decision to move the President, International role permanently to Europe and sell the company’s European business following the blocked merger with Staples, Mr. Schmidt, the President, International at the time, left the company on

May 27, 2016. Mr. Schmidt was eligible for a severance payment in connection with his termination. Mr. Schmidt previously vested in a lump sum cash payment on March 15, 2016, in the amount of $1 million that he was entitled to receive under the terms of his 2015 retention agreement. The retention agreement had been awarded to encourage Mr. Schmidt to delay his separation and remain with the company while the merger with Staples was pending and until a final determination on the future of the international businesses could be made. The sale of the company’s European business was completed on December 31, 2016. Further information on Mr. Schmidt’s retention and severance payments are provided in the “Retention and Termination Payments to Mr. Schmidt” section below in this CD&A.

•	Separation of Mr. Roland Smith, Chairman of the Board and Chief Executive Officer: Mr. Roland Smith originally accepted a three-year contract with the company at the time we had just completed our merger with OfficeMax in November 2013. Mr. Roland Smith’s primary focus upon assuming the CEO position was to build, lead, and retain a talented management team that would successfully integrate the company with OfficeMax and maximize the available synergies and efficiencies. Following the termination of the merger agreement with Staples, Mr. Roland Smith worked closely with the Board to develop a clear and compelling three-year strategic plan to position the company for profitable growth. The company then announced on August 22, 2016 that Mr. Roland Smith would retire as CEO of the company, but he would continue to serve as CEO until a successor was named, which was expected by the end of first quarter 2017. The Board and Mr. Roland Smith entered into an amendment to his employment agreement on August 21, 2016 to address the extension of his contract to ensure sufficient time was provided to the Board to complete an orderly transition to a new CEO. Further information on the amendment is provided in the “Amendment to Mr. Roland Smith’s Employment Agreement” section of this CD&A. Mr. Roland Smith remained employed with the company at the end of 2016, and the integration of the company and OfficeMax was substantially complete with Mr. Roland Smith and his team delivering synergies and efficiencies that significantly exceeded expectations at the beginning of the three-year integration period. Mr. Roland Smith left the company on February 27, 2017 upon the arrival of the new CEO, Mr. Gerry Smith.

•	Promotion of Mr. Rice to Executive Vice President and Chief Operating Officer, North America: The company also announced on August 22, 2016 that we were reorganizing our Executive Committee to better align with the three-year strategic plan we unveiled earlier in August. As part of that plan, we consolidated our Retail, Contract, Ecommerce and Marketing operations to better serve our customers in today’s omni-channel marketplace; and these functions were moved to Mr. Rice, who was named to the newly-created position of Executive Vice President and Chief Operating Officer, North America. Mr. Rice formerly served as the company’s Executive Vice President, Retail, where he successfully led the integration of the Office Depot and OfficeMax store operations, drove same store sales improvements, and significantly grew operating profit.

•	Separation of Mr. Cosby, President, North America: As part of the CEO selection/transition process, the Board consolidated the CEO and President, North America roles, which resulted in the departure of Mr. Cosby, who was the President, North America at the time, on November 18, 2016. Further information on Mr. Cosby’s eligibility for payments following termination is provided in the “Payments Following Termination to Mr. Cosby” section of this CD&A.

•	Hiring of Mr. Gerry Smith, Chief Executive Officer in February 2017: Mr. Gerry Smith was hired on February 27, 2017. The key provisions of his employment agreement include the following:

•	Base Salary: $1,100,000;

•	Bonus Target: 150%;

•

2017 Long-Term Incentive Program: Stock units with an aggregate grant date fair value of $6,000,000 at target to be awarded at the same time and under the same terms as other eligible participants in the 2017 long–term incentive program. The grant was awarded on March 6, 2017 and was comprised of 50% in performance-based stock units cliff vesting three years after the grant date and 50% in time-based restricted stock units vesting pro-rata on the first three anniversaries of the grant date;

•	Sign on Bonus: $1,200,000 in cash payable following his date of hire to compensate for the 2016 annual bonus he was forfeiting from his prior employer; and

•	Sign on Equity Grants:

•	Stock options with an aggregate grant date fair value equal to $3,000,000, which were granted on his date of hire and vesting pro-rata on the first three anniversaries of the grant date; and

•	Time-based restricted stock units having an aggregate grant date fair value of $4,500,000, which were granted on his date of hire and vesting pro-rata on the first three anniversaries of the grant date to compensate him for equity awards he was forfeiting from his prior employer.

•	2016 Incentive Program Metrics: The Compensation Committee added new metrics to the company’s incentive programs in 2016, including a sales metric under its annual cash bonus plan to focus management on stabilizing sales and a total shareholder return metric under its long-term incentive program to further link pay for performance to shareholder experience. The Compensation Committee also incorporated “line of sight” tracking in its adjusted operating income metric under the annual cash bonus plan to keep individuals focused on the performance achievement of either the total company or North American segments based on which segment each individual’s role most closely aligned. The 2016 incentive programs’ design continued to include minimum threshold gates, minimum and maximum payouts based on separate performance metrics, and negative discretion by the Compensation Committee to decrease payouts if warranted.

•	Long-Term Incentive Plan Amendments: The Compensation Committee approved an amendment on October 27, 2016 to the company’s long-term incentive programs for all of the NEOs, excluding Mr. Roland Smith and Mr. Steven Schmidt, which provided a retention incentive for the eligible NEOs to remain employed with the company until the new CEO was hired. The amendment modified the initial vesting provisions of the outstanding equity awards granted in 2013 through 2016 so that each eligible NEO would continue to vest in (and not forfeit) the portion of his/her multi-year equity grants scheduled to vest in 2017 (subject to the continuation of company performance requirements where applicable) if a new CEO made changes to the executive team and terminated the eligible NEO prior to his/her upcoming vesting dates in 2017. Further information is provided in the “Outstanding Long-Term Incentive Programs” section of this CD&A.

The Compensation Committee approved an additional amendment on December 23, 2016 to the company’s long-term incentive programs for Messrs. Hare and Allison that provided a retention incentive for Messrs. Hare and Allison to remain employed with the company through March 31, 2018, allowing the new CEO substantial time to implement transition and succession planning of the Finance and Human Resources functions in the event that Messrs. Hare and Allison transition out of the company. The amendment modified the initial vesting provisions of Messrs. Hare’s and Allison’s equity awards granted in 2016, so they would continue to vest in (and not forfeit subject to the continuation of company performance requirements where applicable) the remainder of such awards following voluntary termination of employment if they remained employed with the company through March 31, 2018. The Compensation Committee also approved that similar vesting provisions would apply to any long-term incentive grants made to Messrs. Hare and Allison in 2017. Further information is provided in the “Outstanding Long-Term Incentive Programs” section of this CD&A.

2016 Financial Highlights

We continued to see positive results in 2016 from our November 2013 merger with OfficeMax, and our executives continued to achieve key business objectives that position the company for future success. Below is a summary of our significant achievements:

•	The company reported net income from continuing operations of $679 million in 2016 compared to $92 million in 2015.

•	The company reported operating income of $531 million in 2016 compared to $183 million in 2015.

•	The company generated $492 million of cash provided by operating activities of continuing operations in 2016.

•	Free cash flow from continuing operations was $381 million in 2016.

•	The company started to pay a quarterly cash dividend of $0.025 per share beginning in 2016.

•	The company repurchased approximately 37 million shares at a total cost of $132 million in 2016, with $118 million remaining available for repurchase under the current $250 million buyback program.

•	The company sold its European business on December 31, 2016.

•	The company announced its intent to sell its businesses in Australia, New Zealand, South Korea and mainland China (the “International Sale Group”).

The 2016 annual cash bonus plan paid out at 103% of target based on 2016 metrics performance of adjusted operating income of $471 million and North America net sales of $11.001 billion. Further information is provided in the “2016 Annual Cash Bonus Plan” section of this CD&A.

The portion of the long-term incentive program implemented in 2016 and tied to performance is based on a three year performance period and two metrics: adjusted operating income over three one-year periods and total shareholder return over a multiple year period. The first third of the adjusted operating income metric was achieved at 114% based on the 2016 adjusted operating income performance of $471 million. The total shareholder return performance is not determinable until the end of 2018. Further information is provided in the “2016 Long-Term Incentive Program” section of this CD&A.

What were the results of our advisory vote to approve executive compensation?

At our July 2016 annual shareholder meeting, our shareholders were given the opportunity to cast an advisory vote “for” or “against” the compensation of our NEOs in fiscal 2015. On the advisory “say-on-pay” vote, our shareholders overwhelmingly approved the compensation of our NEOs with approximately 93.9% of the votes cast voted for the company’s executive compensation. The Compensation Committee considers this approval level as a strong validation of our compensation philosophy and program.

Compensation Philosophy

OBJECTIVE	COMPENSATION DESIGN CRITERIA
Accountability for Business Performance

•    Tie compensation in large part to the company’s financial and operating performance, so that executives are held accountable for the performance of the business for which they are responsible and for achieving the company’s Annual Operating Plan.

Accountability for Long-Term Performance Competition	• Include meaningful incentives to create long-term shareholder value while not promoting excessive risk taking.

• Reflect the competitive marketplace so the company can attract, retain, and motivate talented executives throughout the volatility of business cycles.

What are the elements of our NEO compensation packages?

The various elements of compensation paid by the company are intended to reflect our compensation philosophy and: (i) provide an appropriate level of financial certainty through fixed compensation, (ii) ensure that at least 50% of equity compensation is performance-based, and (iii) create a balance of short-term and long-term incentives.

COMPENSATION ELEMENT	PURPOSE
Base Salary	• Provide financial predictability and stability through fixed compensation that is less than a majority of total compensation at target;

• Provide a salary that is market competitive;

• Promote the retention of executives; and

• Provide fixed compensation that reflects the scope, scale and complexity of the executive’s role.

Short-Term Incentives (Annual Cash Bonus Plan)	• Align management and shareholder interests;

• Provide appropriate incentives to achieve our Annual Operating Plan;

• Provide market competitive cash compensation when targeted performance objectives are met;

• Provide appropriate incentives to exceed targeted results; and

• Pay meaningful incremental cash awards when results exceed target and pay below market cash awards when results are below target.

Long-Term Incentives (Long-Term Incentive Program, or LTIP)	• Align management and long-term shareholder interests;

• Balance the short-term nature of other compensation elements with long-term retention of executive talent;

• Provide appropriate incentive for consistent achievement of our Annual Operating Plan;

• Focus our executives on the achievement of long-term strategies and results; and

• Support the growth and profitability of each of our revenue-generating business divisions.

Employment, Change in Control and Severance Arrangements	• Enable us to attract and retain talented executives;

• Protect company interests through appropriate post-employment restrictive covenants, including non-competition and non-solicitation;

• When applicable, and if appropriate, ensure management is able to analyze any potential change in control transaction objectively; and

• When applicable, and if appropriate, provide for continuity of management in the event of a change in control.

Other Benefits	• Executives generally participate in the same benefits programs as our other employees; and

• Special benefits and perquisites are limited and used only to attract and retain executive talent as competitively appropriate and necessary.

How do the company’s pay practices compare to best practices?

Our 2016 executive compensation program was based on a compensation philosophy adopted by our Compensation Committee and reflected the advice of the Compensation Committee’s independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”). The Compensation Committee considered the independence of FW Cook under applicable SEC and The NASDAQ Stock Market rules, and concluded there was no conflict of interest. The Compensation Committee is guided by the following key principles in determining the compensation structure for our executives:

WHAT WE DO	WHAT WE DON’T DO

✓       Independent compensation consultant — Our Compensation Committee receives advice from an independent compensation consultant, which reports directly to the Compensation Committee and provides no other services to the company.

✓       Stock ownership guidelines — To further align the long-term interests of our executives and our shareholders, our board of directors has established robust stock ownership guidelines applicable to our directors, CEO, and other NEOs.

✓       Thorough competitive benchmarking — We generally provide target compensation opportunities to our executives in a manner that reflects a competitive marketplace and allows us to attract, retain and motivate talented executives throughout the volatility of business cycles. We endeavor to design the executive compensation packages so that the total target direct compensation falls at or near the median of similarly-situated executives in our peer group (as defined below).

✓       Accountability for long-term performance — We establish meaningful incentives in our executives’ compensation that create long-term shareholder value while not incentivizing excessive risk-taking. In addition, we grant equity to our executives that vest over multiple years to encourage retention and incentivize the executives to create shareholder value.

✓       Pay for performance — We tie compensation to our financial and operating performance so that executives are held accountable through their compensation for achieving our annual operating plan.

✓       Annual shareholder “say-on-pay” vote — Because we value our shareholders’ input on our executive compensation programs, our Board has chosen to provide shareholders with the opportunity each year to vote to approve, on a non-binding, advisory basis, the compensation of the NEOs as described in our proxy statement.

X      No tax gross ups — Other than for taxes for the receipt of relocation benefits, which are generally available to all of our relocated employees, and amounts for costs related to reasonable personal expenses associated with attending company sponsored events, none of our NEOs receive gross-ups for taxes on personal benefits.

X      No special retirement programs for executive officers — Our executive officers do not participate in any retirement program not generally available to its employees.

X      No pledging of our stock — Our directors and executive officers are prohibited from pledging the company’s stock.

X      No hedging — Our directors, executive officers and all other employees are prohibited from engaging in hedging transactions that could eliminate or limit the risks and rewards of company stock ownership.

X      No unapproved trading plans — Our directors and executive officers are prohibited from entering into securities trading plans pursuant to SEC Rule 10b5-1 without the pre-approval of our chief legal officer and/or his designees. Further, directors and executive officers must seek the approval of our chief legal officer and/or his designees prior to trading.

X      No dividends on equity — We do not pay dividends or dividend equivalents on unearned and unvested performance shares or restricted stock units.

X      No excessive risk creation — We do not maintain compensation programs that we believe create risks reasonably likely to have a material adverse effect on the company. The company’s internal audit function and our independent compensation consultant review and assess the risk in our compensation programs annually and then report their findings to the Compensation Committee and Audit Committee at a joint meeting.

✓       Limit perquisites to NEOs — Our NEOs are provided with limited types of perquisites and other personal benefits that the Compensation Committee feels are reasonable and consistent with our overall compensation philosophy.

✓       Recoupment of incentive compensation — If we restate our reported financial results for any period beginning after January 1, 2010, our clawback policy allows our Board to seek to recover or cancel any bonus and other awards made to our executive officers that were based on having met or exceeded performance targets that would not have been met under our restated financial results.

X      No repricing — We expressly prohibit the repricing of stock options and stock appreciation rights without shareholder approval. We do not allow cash buyouts for underwater stock options or stock appreciation rights.

How does the company’s compensation program support pay-for-performance?

The Compensation Committee annually reviews the total mix of compensation for the company’s NEOs, which includes a significant portion of variable performance-based incentives that are linked to the attainment of critical performance targets and changes in shareholder value. The Compensation Committee believes that each of these elements provides a meaningful reward opportunity to the NEOs, focuses the company’s leadership team on the key drivers of success for the near- and long-term, and therefore supports the company’s short-term and long-term strategic objectives and links realized pay directly to performance.

With respect to our CEO’s compensation, 88% of Mr. Roland Smith’s target compensation was “at risk” in 2016 based on operating performance, relative total shareholder return, and/or changes in stock price while target compensation for our other NEOs in 2016 was 77% “at risk.”

Percentages are derived based upon compensation data as of December 31, 2016. Fifty percent of equity grant is performance-based and 50% is time-based. Percentages reflected above for equity components reflect slight differences resulting from accounting expense methodology used for total shareholder return component of performance-based restricted stock units.

What was the total direct compensation for our NEOs during fiscal 2016?

Base Salaries

The Compensation Committee performed its annual review of executive compensation considering external market data, as well as scope of role, individual performance, and internal equity and then determined to make adjustments to the following NEOs’ base salaries during 2016:

•	Mr. Cosby received an increase in his base salary from $850,000 to $900,000 effective July 31, 2016, for retention purposes until a decision was made on long-term plans for the CEO position,

•	Mr. Allison received an increase in his base salary from $525,000 to $550,000 effective October 30, 2016, to reflect his assumed responsibility for the Loss Prevention organization, and

•	Ms. Johansson received an increase in her base salary from $475,000 to $500,000 effective October 30, 2016, to reflect her individual performance working with Mr. Roland Smith and the Board to develop the three-year strategic plan to position the company for profitable growth prior to the planned reorganization of the senior management team.

Additionally, Mr. Rice received an increase in his base salary when he was promoted to Executive Vice President and Chief Operating Officer, North America effective August 21, 2016, from $500,000 to $650,000, to reflect the increased scope of his new role.

Neither Mr. Roland Smith nor Mr. Hare have received a salary increase since their date of hire. For the base salaries of all of the NEOs as of December 31, 2016, please refer to the Summary Compensation Table.

2016 Annual Cash Bonus Plan

The Compensation Committee reviewed our 2016 Annual Operating Plan approved by our Board and the key performance measures for our business and decided to modify the bonus metrics from 2015 when designing the company’s 2016 bonus plan. Our 2016 Annual Cash Bonus Plan included a threshold funding metric based on earnings before interest, taxes, depreciation and amortization (“EBITDA”) and performance metrics of adjusted operating income based on “line of sight” and North America net sales. The Compensation Committee believes that the metrics selected for 2016 were straight forward for the organization to understand, were key to the company’s continued stability and growth, and were elements that directly impact shareholder value. Additionally, the 2016 bonus performance metrics were designed to allow for payouts to be determined within the range of threshold and maximum so long as the minimum EBITDA threshold was achieved. The 2016 Annual Cash Bonus Plan payout was capped at 150% of target payout as the Compensation Committee believed this cap was market competitive for short-term incentives. Actual payouts were to be based on the level of achievement of the performance metrics subject to the Compensation Committee’s ability to exercise “negative discretion” to decrease payouts if such bonuses were not in its opinion appropriately earned or should not be paid. Further details on each of these components of the 2016 Annual Cash Bonus Plan are described below.

The Compensation Committee approved a threshold EBITDA of $400 million for the 2016 fiscal year, with EBITDA calculated as follows:

1.	Operating Income, plus Asset Impairments, plus Merger Restructuring and Other Operating Expenses, each as reported in the company’s Audited Consolidated Statement of Operations for the 2016 fiscal year, plus

2.	Depreciation and Amortization, as reported in the company’s Audited Consolidated Statement of Cash Flows for the 2016 fiscal year.

Accordingly, if our 2016 EBITDA threshold was not met, no bonus would have been paid under the 2016 Annual Cash Bonus Plan regardless of how we performed on our performance metrics. The EBITDA threshold was also intended to encourage management to continue to focus on reducing expenses and capturing synergies from the Office Depot/OfficeMax merger.

In selecting the performance metrics for fiscal 2016, the Compensation Committee took into consideration the company’s 2016 Annual Operating Plan, plus the estimated impact of the pending merger with Staples, and chose the maximum performance targets that reflected stretch goals and aligned with our 2016 Annual Operating Plan. The Compensation Committee retained adjusted operating income as the primary performance metric because it focused management on the key short-term drivers of sustainable value creation, including revenue generation, cost reduction, and synergy realization, each of which is critical in driving earnings improvement. The Compensation Committee believes that the adjusted operating income metric directly impacts shareholder value and is easy to communicate to the organization. The Compensation Committee focused on adjusted operating income results at both the total company and the North American level based on each NEO’s line of sight and scope of control within the organization.

Also, the FTC review and appeals process had already been ongoing for close to a year and there was a reasonable probability the merger with Staples would ultimately be blocked. Both of these factors combined with the company’s expectation of continued industry headwinds and competitive losses highlighted the importance of stabilizing revenues, so the Compensation Committee also added a new metric focusing on North America net sales. North America net sales was defined as the sum of the Sales figures reported in the Segment Information footnote of our 2016 10-K for the North American Retail and North American Business Solutions segments.

When designing the 2016 Annual Cash Bonus Plan and when considering whether the company has reached the target performance metric for a payout under the 2016 Annual Cash Bonus Plan, the Compensation Committee determined the categories of significant, unplanned and unusual items that would be excluded from adjusted operating income, whether the resulting impact was positive or negative, because they distort the company’s operating performance. This practice ensures that our executives will not be unduly influenced in their day-to-day decision-making because they would neither benefit, nor be penalized, as a result of certain unexpected and uncontrollable events or strategic initiatives that may positively or negatively affect the performance metric in the short-term. For 2016, the categories of excludable items included: merger-related expenses (OfficeMax and Staples); impacts of unplanned acquisitions and divestitures; international restructuring and country portfolio changes; impairment charges related to goodwill, other intangible assets, and long-lived assets (non-cash); and unplanned costs and benefits related to real estate strategy, including, but not limited to lease terminations or facility closure obligations; and other unplanned and unusual adjustments proposed by the Finance Committee and approved by the Compensation Committee.

The total company adjusted operating income target goal of $500 million set by the Compensation Committee early in the year while the Staples merger was still pending and prior to the company’s decision to sell the European business and the International Sale Group was approximately 109% of the 2015 performance of $460 million. (Note 2015 performance was restated to $438 million in late 2016 after incentive goals were set in order to reflect removal of the European business and the International Sale Group from the core operations’ financials.) The maximum total company adjusted operating income goal of $600 million was intended to be a stretch goal that was approximately 130% of 2015 performance and was intended to be very difficult to achieve if the merger with Staples was terminated. The North America adjusted operating income goals were set under a similar methodology with a target of $447 million and a maximum of $536 million. Finally, North America net sales goals were set at a target of $11.434 billion and a maximum of $12.006 billion, which were approximately 79% and 83%, respectively, of our 2015 performance of $14.485 billion (before restatement to reflect removal of the European business and the International Sale Group). The year-over-year reduction in the North America net sales goals were driven primarily by the expectation that sales would be heavily impacted by competitors taking advantage of opportunities to win business away from the company during the lengthy process to determine whether the company would continue as a stand-alone company or be permitted to merge with Staples.

The following chart summarizes the thresholds, targets, and maximum parameters and actual 2016 performance for each of the applicable metrics selected under the 2016 Annual Cash Bonus Plan:

2016 Total Company/North America Metrics*	Threshold Parameter (50% Payout)	Target Parameter (100% Payout)	Maximum Parameter (150% Payout)	2016 Performance
Total Company/North America Adjusted Operating Income (80%)	$402 million	$447 million	$536 million	$471 million
North America Net Sales (20%)	$10.862 billion	$11.434 billion	$12.006 billion	$11.021 billion	**

*	Payouts earned for intermediate performance levels are determined using straight line interpolation. Total Company Adjusted Operating Income, which had a target of $500 million, and North America Adjusted Operating Income, which had a target of $447 million, resulted in the same target and performance amounts due to the divestiture of the European business on December 31, 2016 and the removal of the International Sales Group from core operations, so the Total Company Metrics and North America Metrics used to determine performance achievement were the same.
**	The Committee made its performance achievement calculation for the North America Net Sales metric based on a preliminary number of $11.001 billion; however, final performance achievement was reported at $11.021 billion.

For purposes of determining the level of achievement for each of the bonus metrics under the 2016 Annual Cash Bonus Plan, the Compensation Committee reviewed the applicable financial metrics, as derived ultimately from our 2016 audited financial statements approved by the Audit Committee. For fiscal year 2016, the Compensation Committee certified achievement of the EBITDA funding metric based on EBITDA performance of $647 million and approved the adjusted operating income and net sales performance results as reflected in the charts above.

On February 13, 2017, the Compensation Committee authorized bonuses under the 2016 Annual Cash Bonus Plan to be paid at 103% of target for both the Total Company Metric and the North America Metric. Mr. Schmidt was not eligible for payment under the 2016 Annual Cash Bonus Plan because the terms of his employment agreement governed following his termination of employment.

The threshold, target and maximum payout for each NEO are disclosed in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column of the Grants of Plan-Based Awards table below. The actual dollar amounts earned by our NEOs in 2016, pursuant to the 2016 Annual Cash Bonus Plan, are disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table below.

2016 Long-Term Incentive Program

The company was prohibited by the terms of the merger agreement with Staples from granting any equity incentives to associates in 2016 while the FTC appeals process was ongoing. Following the termination of the merger agreement with Staples in May 2016, the Compensation Committee designed the company’s 2016 long-term incentive program using metrics that differed from those used in 2015. Our 2016 Long-Term Incentive Program (“2016 LTIP”) includes a threshold funding metric based on EBITDA for a portion of the grant and performance metrics through the end of 2018 based on total company adjusted operating income and total shareholder return relative to our executive compensation peer group. The Compensation Committee believes that the metrics selected for 2016 were key to the company’s long-term financial stability and growth because they hold management accountable for delivery of the annual operating plan over multiple years, including continued realization of synergies from the OfficeMax transaction in the remaining years of the integration, and for delivery of the plan to grow profitability and provide shareholder value focusing on: accelerating opportunities in the North American Contracts channel, optimizing and reinventing the North American Retail model, implementing multi-year cost reductions across the company, and returning capital to shareholders.

The purpose of the company’s long-term incentive program is to further align the long-term interests of management with those of our shareholders and help retain our key talent. These objectives must be balanced such that successful, high-achieving employees remain motivated and committed even in periods of temporary market downturns or volatility in company performance as well as the periods where we have strategic transactions that create uncertainty. In support of these objectives, the 2016 LTIP award includes both time and performance-based components to promote long-term retention and achievement of key operating objectives, as set forth below:

(1)	Time Based Equity — 50% of the 2016 LTIP award consists of restricted stock units, which contain a service condition, with vesting occurring in three equal annual installments if the recipient is still employed on each applicable vesting date; and

(2)	Performance Based Equity — 50% of the 2016 LTIP award consists of performance shares, which contain both a performance and service condition, with vesting occurring 100% on March 20, 2019 if the recipient is still employed, with performance based on the following multiple-year metrics:

•	Total Shareholder Return — 25% of the 2016 LTIP award is based on Total Shareholder Return for the company relative to the peer group (defined below) for the performance period beginning on May 16, 2016 and ending on December 29, 2018 (“TSR Performance Period”); and

•	Adjusted Operating Income — 25% of the 2016 LTIP award is based on Total Company Adjusted Operating Income (non-GAAP) (“AOI”) for the three one-year fiscal years beginning on December 27, 2015 and ending on December 29, 2018 (the “AOI Shares”), with annual AOI targets set as follows:

•	2016 AOI — target set at $500 million; and

•	2017 AOI and 2018 AOI — annual targets set for 2017 and 2018 using a three percent growth goal over actual performance in the prior year.

AOI performance for each of the three fiscal years will be measured against the annual AOI target at the end of each year; and the applicable payout percentage, if any, will be calculated, but not paid or banked. At the end of 2018, the calculated payout percentages from each of the three years’ performance results will be averaged to determine the portion of the award earned.

The Compensation Committee also approved a threshold EBITDA of $250 million for the AOI Shares. Accordingly, if our EBITDA threshold was not met, the AOI Shares would not be paid regardless of how we perform on our AOI performance metric. A lower EBITDA threshold was set under the 2016 LTIP (as compared to the 2016 Annual Cash Bonus Plan) because the EBITDA performance period for the 2016 LTIP was shorter because the grant date was delayed until May. The shortened EBITDA period was necessary to comply with Internal Revenue Code (“Code”) Section 162(m) exemption for performance-based compensation and so the company could make meaningful grants under the 2016 LTIP within weeks of the termination of the merger agreement with Staples in order to address retention concerns and keep management and the organization focused on its 2016 Annual Operating Plan despite the distraction and additional uncertainty that was created by the failed merger. EBITDA is calculated as follows:

1.	Operating Income, plus Asset Impairments, plus Merger Restructuring and Other Operating Expenses, each as reported in the company’s Audited Consolidated Statement of Operations for the second, third, and fourth quarters of 2016, plus

2.	Depreciation and Amortization, as reported in the company’s Audited Consolidated Statement of Cash Flows for the second, third, and fourth quarters of 2016.

The 2016 long-term incentive performance metrics are designed to allow for payouts to be determined within the range of threshold and maximum and so long as the minimum EBITDA threshold was achieved where applicable. The 2016 LTIP payout is capped at 150% of target payout on the Total Shareholder Return metric and 200% of target payout on the AOI metric as the Compensation Committee believed these caps are market competitive for long-term incentives. Actual payout on the AOI metric is also subject to the Compensation Committee’s ability to exercise “negative discretion” to decrease such payout if such incentive is not, in the Compensation Committee’s opinion, appropriately earned or should not be paid.

When considering whether the company has reached the AOI performance metric for a payout under the 2016 LTIP, the Compensation Committee, when designing the 2016 LTIP, determined the categories of significant, unplanned and unusual items that would be excluded from adjusted operating income, whether the resulting impact was positive or negative, because they distort the company’s operating performance. This practice ensures that our executives will not be unduly influenced in their day-to-day decision-making because they would neither benefit, nor be penalized, as a result of certain unexpected and uncontrollable events or strategic initiatives that may positively or negatively affect the performance metric in the long-term. For 2016, the categories of excludable items included: merger related expenses (OfficeMax and Staples); impacts of unplanned acquisitions and divestitures; international restructuring and country portfolio changes; impairment charges related to goodwill, other intangible assets, and long-lived assets (non-cash); and unplanned costs and benefits related to real estate strategy, including, but not limited to lease terminations or facility closure obligations; and other unplanned and unusual adjustments proposed by the Finance Committee and approved by the Compensation Committee.

The Compensation Committee set the following thresholds, targets, and maximum parameters for each of the applicable metrics selected under the 2016 LTIP:

Total Shareholder Return (as compared to peer group)*	Threshold Parameter (50% Payout)	Target Parameter (100% Payout)	Maximum Parameter (100% Payout)**	Maximum Parameter (150% Payout)**
Company TSR is Positive	30th percentile	50th percentile	N/A	70th percentile
Company TSR is Negative	30th percentile	50th percentile	70th percentile	N/A

Total Company AOI*	Threshold Parameter (50% Payout)	Target Parameter (100% Payout)	Maximum Parameter (200% Payout)	Actual Performance**
2016 AOI (33.3%)	$402 million	$447 million	$536 million	$471 million
2017 AOI (33.3%)	$436.5 million	$485 million	$679 million	TBD
2018 AOI (33.4%)	90% of 2018 AOI Target	103% of Actual 2017 AOI	140% of 2018 AOI Target	TBD

*	Payouts earned for intermediate performance levels are determined using straight line interpolation.
**	Payouts for achievement of negative company TSR are capped at 100% payout regardless of percentile achievement relative to the comparative peer group. Payouts for achievement of positive company TSR are capped at 150% payout. A four times value cap will also be applied if applicable.

For purposes of determining the level of achievement for the 2016 metrics under the 2016 LTIP, the Compensation Committee reviewed the applicable financial metrics, as derived ultimately from our 2016 audited financial statements approved by the Audit Committee. On February 13, 2017, the Compensation Committee approved the EBITDA for the 2016 LTIP at $474 million and certified that the required EBITDA threshold was satisfied for the AOI metric. The Compensation Committee also approved 2016 AOI at $471 million as shown in the chart above, which resulted in one-third of the 2016 LTIP award based on the AOI metric being calculated at 114%. The Compensation Committee set the 2017 AOI target at $485 million based on the pre-established goal of 3% above 2016 actual results. Total Shareholder Return performance is not determinable until the completion of the TSR Performance Period at the end of 2018.

Why does the company continue to use similar performance measures in both its Annual and Long-Term Incentives Programs?

The Compensation Committee modified the company’s 2016 incentive programs to include a sales metric in the short-term program and a total shareholder return metric in the long-term program which is equal in weight to the adjusted operating income metric in the long-term program. However, the Compensation Committee retained adjusted operating income in both programs because it continues to believe that adjusted operating income remains the key driver of shareholder value for our company. Adjusted operating income focuses on sustainable value creation, including revenue generation, cost reduction and synergy realization, each of which is critical in driving earnings improvement. In addition, the Compensation Committee believes that the management team continues to perform better when it is focused on a reinforced, well understood metric that balances revenue, cost and profit objectives. The use of adjusted operating income allows management to appropriately focus on driving down costs and achieving forecasted synergies, but also grow the top line. Furthermore, we have various controls in place to mitigate potential risk-taking with having adjusted operating income in both programs. These controls include a clawback policy, negative discretion used by the Compensation Committee to ensure that annual bonus and performance stock unit payouts are appropriate, robust executive stock ownership guidelines to ensure that NEOs are long-time shareholders of the company, and use of a three-year vesting schedule in the 2016 LTIP program.

2015 Long-Term Incentive Program

The Compensation Committee certified in 2016 that the 2015 Free Cash Flow threshold gate of negative $200 million for the 2015 Long-Term Incentive Program (“2015 Plan”) was achieved based on 2015 Free Cash Flow performance of negative $37 million. The Compensation Committee also approved performance achievement of 130% of target for the performance shares granted under the 2015 Plan award based on the company’s 2015 AOI performance of $460 million (before restatement to reflect removal of the European business and the International Sale Group). The eligible NEOs will be eligible to vest in their 2015 Plan awards on March 4, 2018 if they are still employed with the company. Further information on the 2015 Plan design is included in the company’s Proxy Statement filed on June 13, 2016.

2014 Long-Term Incentive Program

The Compensation Committee certified in 2017 that the cumulative three years Free Cash Flow threshold gate of negative $250 million for the 2014 Long-Term Incentive Program (“2014 LTIP”) was achieved based on cumulative Free Cash Flow for the 2014, 2015, and 2016 fiscal years of $384 million. The Compensation Committee also approved performance achievement of 150% of target for the performance shares granted under the 2014 LTIP award based on the company’s cumulative AOI performance for the 2014, 2015, and 2016 fiscal years of $1,219 million. The eligible NEOs will be eligible to vest in their 2014 LTIP awards as of the third anniversary of their applicable grant date if they are still employed with the company. Further information on the 2014 LTIP design is included in the company’s Proxy Statement filed on May 15, 2015.

Outstanding Long-Term Incentive Programs

On October 27, 2016, the Compensation Committee approved an amendment to certain outstanding awards made under the company’s long-term incentive programs to the NEOs, excluding the CEO and Mr. Schmidt, to address retention concerns with management as a result of the ongoing and lengthy CEO selection process. The changes applied to certain outstanding restricted stock unit (“RSU”) and performance share unit (“PSU”) awards previously awarded in fiscal years 2013 through 2016, as applicable (the “Awards”). Under the amendments, each of the eligible NEOs who is involuntarily terminated by the company without Cause (as that term is defined in the applicable award agreement) will continue to vest (to the extent they have not already vested) in the portion of his/her Awards that would otherwise have vested in 2017 if he/she had not been terminated prior to the 2017 vesting date. All applicable performance requirements under the Awards will continue to apply. All other outstanding equity previously granted to the eligible NEOs that would otherwise vest after 2017 will continue to be forfeited as of the applicable termination date.

On December 23, 2016, the Compensation Committee also approved an amendment to the 2016 LTIP awards made to Messrs. Hare and Allison. Under the amendment, Messrs. Hare and Allison will continue to vest (to the extent they have not already vested) in their outstanding 2016 LTIP awards, if any, following voluntary termination; provided that, they remain employed with the company through March 31, 2018. All applicable performance requirements under the 2016 LTIP will continue to apply. The Compensation Committee also approved that similar vesting provisions would apply to any long-term incentive grants made to Messrs. Hare and Allison in 2017.

Amendment to Mr. Roland Smith’s Employment Agreement

In connection with Mr. Roland Smith’s planned retirement, the company and Mr. Smith entered into an agreement, dated August 21, 2016, that amended and supplemented Mr. Smith’s employment agreement with the company, dated November 12, 2013 (together with a prior amendment effective February 7, 2014, the “Amended Employment Agreement”). The Amended Employment Agreement provided the terms and conditions for Mr. Smith’s continued employment with the company until his planned retirement following the Board’s appointment of a new chief executive officer, including:

(1)	Mr. Smith’s eligibility for participation in the company’s 2017 annual cash bonus plan with earned amounts, if any, based on Mr. Smith’s service during 2017 and the company’s actual performance against the 2017 performance metrics approved by the Compensation Committee;

(2)	A special bonus of $2 million payable in a cash lump sum with payment timing tied to Mr. Smith’s execution of a company release following his termination; and

(3)	Mr. Smith will continue to vest (to the extent he has not already vested) in his outstanding 2016 LTIP award following his termination under his award’s normal vesting schedule on March 20th in 2017, 2018, and 2019, as applicable, and will be deemed to have completed all required service. All applicable performance requirements under the 2016 LTIP award will continue to apply.

For a detailed description of Mr. Roland Smith’s Amended Employment Agreement, please see the section entitled “Summary of Executive Agreements and Potential Payments upon Termination or Change in Control” beginning on page  70.

Retention and Termination Payments to Mr. Schmidt

Mr. Schmidt received a retention bonus of $1 million on March 15, 2016 according to the terms of his retention award granted in 2015. In connection with Mr. Schmidt’s termination, he also received a severance payment of $2,786,196 on November 28, 2016, calculated according to the terms of his employment agreement. For a detailed description of Mr. Schmidt’s employment and retention agreements, please see the section entitled “Summary of Executive Agreements and Potential Payments upon Termination or Change in Control” beginning on page 70.

Payments Following Termination to Mr. Cosby

In connection with Mr. Cosby’s termination, he is eligible to receive a severance payment of $1,367,122 calculated according to the terms of his employment agreement. Payment of Mr. Cosby’s severance is required to be delayed until May 18, 2017 to comply with Code Section 409A. For a detailed description of Mr. Cosby’s employment agreement, please see the section entitled “Summary of Executive Agreements and Potential Payments upon Termination or Change in Control” beginning on page 70.

Mr. Cosby is also eligible to receive $807,163, which represents a pro-rata portion of his bonus earned under the 2016 Annual Cash Bonus Plan based on his service completed in the performance period through his termination date. Payment of Mr. Cosby’s earned bonus is also delayed until May 18, 2017 to comply with Code Section 409A.

Finally, Mr. Cosby will continue to vest in the portion of his long-term incentive awards granted to him in fiscal years 2014, 2015, and 2016 that would otherwise have vested in 2017 (according to the terms of the amendment approved by the Compensation Committee on October 27, 2016) because he was involuntarily terminated by the company without Cause (as defined in his applicable award agreements). All applicable performance requirements under these awards will continue to apply. All other outstanding equity previously granted to Mr. Cosby that would have otherwise vested after 2017 was forfeited as of his termination date.

Executive Compensation Process and Governance

What was the process used to determine executive compensation in 2016?

The Compensation Committee generally kept executive compensation in 2016 consistent with executive compensation in 2015 with a few adjustments described above. The Compensation Committee continued to engage FW Cook as its independent compensation consultant to assist the Compensation Committee with its annual review of executive compensation matters, including:

•	Overall compensation philosophy;

•	Peer group construction and member companies;

•	Design of our short-term and long-term incentive programs;

•	Risk analysis of our incentive plans;

•	Executive compensation determination;

•	Executive compensation disclosure and discussion of best practices for such disclosure;

•	Benchmarking of certain policies and practices, including director and executive stock ownership guidelines; and

•	CEO leadership transition compensation arrangements.

Members of management, including our former CEO, Mr. Roland Smith, provided input to the Compensation Committee regarding executive compensation for the NEOs (other than himself). Management provided input for the Compensation Committee’s consideration regarding the performance metrics for our 2016 Annual Cash Bonus Plan and 2016 LTIP.

In addition, following termination of the merger agreement with Staples in May, 2016, the company re-started its investor outreach program, which had been suspended while the merger agreement with Staples was pending. The company attempts to visit personally with as many of our top 20 investors as possible during the year to obtain feedback on the company’s progress and strategy as well as executive compensation design. Management also holds conference calls and participates in in-person meetings with investors following the company’s earnings release each quarter as another way to seek feedback and respond to questions from investors about important topics, including executive compensation design. Members of the Board of Directors are also available to engage directly with investors periodically when deemed necessary.

How is peer group data used by the Compensation Committee?

The Compensation Committee believes benchmarking is a useful method to gauge both the compensation level and compensation mix for executives within competitive job markets that are relevant to our company. The Compensation Committee generally reviews data gathered from the proxy statements of our peer group (as defined below) as well as industry surveys for benchmarking purposes in its review and analysis of base salaries, bonuses, long-term incentives, and benefits/perquisites to establish our executive compensation program.

The peer group was developed based on the following criteria:

•	Initial selection focused on companies in the following Global Industry Classification Standard code (“GICS”):

•	Capital Goods

•	Commercial & Professional Services

•	Food & Staples Retailing

•	Retail and

•	Technology Hardware & Equipment.

•	Companies within the selected GICS were then screened further based on the following additional criteria:

•	One-third to three times our pro-forma revenue

•	Five times our recent market cap

•	Similar operating margin

•	Similar business model, including product lines, multi-channel retailing, business to business distributor, and/or business-to-business services presence and

•	Prevalent “peer of peers.”

Companies selected for the peer group were required to have a significant number of the characteristics described above, but not necessarily all of them. Judgment was used to ensure that the median revenue of the group remained reasonable and to create a balanced mix of retailers, distributors, and service companies.

Peer group data is generally reviewed annually to determine if modifications to the peer group or the criteria used to determine the peer group are necessary. The Compensation Committee determined that no changes to the criteria were needed; and the companies listed below would be used to make up the company’s peer group in 2016, which was used by the Compensation Committee to make executive compensation decisions and as the comparison group for the Total Shareholder Return metric under the 2016 LTIP:

Arrow Electronics, Inc.	Casey’s General Stores, Inc.	J.C. Penny Company, Inc.
AutoNation, Inc.	CDW Corporation	Kohl’s Corporation
Avnet, Inc.	Dick’s Sporting Goods, Inc.	Macy’s, Inc.
Barnes & Noble, Inc.	Dollar General Corporation	R.R. Donnelley & Sons Company
Bed Bath & Beyond Inc.	Essendant, Inc.	Rite Aid Corporation
Best Buy Co., Inc.	Genuine Parts Company	Staples, Inc.
Big Lots, Inc.	Insight Enterprises, Inc.

In addition to the benchmarking results, the Compensation Committee generally considers the following in making executive compensation decisions:

•	Our financial performance and the financial performance of the peer group when setting executive compensation

•	Individual performance, tenure, and responsibilities in the executive’s current position

•	Target total direct compensation structures (i.e., sum of salary, annual bonus, and cash and equity awards)

•	Variable compensation program design and/or

•	Benefit and perquisite offerings.

When making compensation decisions, the Compensation Committee considers each element of compensation individually (i.e. base salary, short-term incentives, and long-term incentives), but also considers the target total direct compensation and mix of compensation paid to the NEOs. The Compensation Committee also considers strategic business decisions when developing and approving the compensation program.

Does the Compensation Committee take tax and accounting consequences into account when designing executive compensation?

Code Section 162(m) generally does not allow a tax deduction to public companies for compensation in excess of $1 million paid to the CEO or certain other NEOs, excluding the CFO. Certain compensation is specifically exempt from the deduction limit to the extent that it does not exceed $1 million during any fiscal year or is “performance-based” as defined in Code Section 162(m). The Compensation Committee strives to structure NEO compensation to be exempt from the deductibility limits set in Code Section 162(m) whenever possible. The Compensation Committee also believes that tax deductibility is but one factor to consider in developing an appropriate compensation package for executives. As a result, the Compensation Committee reserves and will exercise its discretion in this area to design a compensation program that serves the long-term interests of the company, but which may not qualify for tax deductibility as a result of Code Section 162(m). In fiscal year 2016, a portion of the compensation paid to certain of our NEOs was not deductible for tax purposes pursuant to Code Section 162(m).

In addition to Code Section 162(m), the Compensation Committee considers other tax and accounting provisions in developing the pay programs for the NEOs, including:

•	The special rules applicable to fair value based methods of accounting for stock compensation; and

•	The overall income tax rules applicable to various forms of compensation.

While the Compensation Committee generally tries to compensate the NEOs in a manner that produces favorable tax and accounting treatment, the main objective is to develop fair and equitable compensation arrangements that appropriately incentivize, reward, and retain the NEOs and aligns the company’s performance goals with shareholder returns.

Share usage requirements and resulting potential shareholder dilution from equity compensation awards is also considered by the Compensation Committee in determining the size of long-term incentive grants.

Do we have change of control agreements with our NEOs?

The Compensation Committee believes that change in control (“CIC”) agreements effectively motivate executives to remain engaged and strive to create shareholder value in the event the company becomes an acquisition target or is targeting another company for acquisition, despite the risk of job loss or the loss of equity vesting opportunity. In addition, these arrangements are necessary to attract and retain qualified executives who may have other job alternatives that may appear to them to be less risky absent these arrangements, and these arrangements are particularly important to the company given the high levels of competition for executive talent in the retail sector.

The company has a CIC Plan pursuant to which we will provide certain severance pay and other benefits to several key executives, including the NEOs (other than the CEO), who are viewed by us as critical to the continued leadership of the company in the event of a change in control. The use of a planned approach provides many benefits when compared to entering into individual change in control agreements with each NEO. In most instances, this method ensures consistent terms and provisions and allows us flexibility to amend or change our practices in response to market trends and best practices. The CIC Plan includes features considered to be best practices, including a double trigger for change in control benefits.

For a detailed description of the company’s change in control plan and agreements with our NEOs, please see the section entitled “Summary of Executive Agreements and Potential Payments upon Termination or Change in Control” beginning on page 70.

What types of perquisites are NEOs eligible to receive?

The company provides the NEOs with a set of core benefits that are generally available to the company’s other full-time employees (e.g., coverage for medical, dental, vision care, prescription drugs, annual physical, and basic life insurance and long-term disability coverage), plus voluntary benefits that a NEO may select (e.g., supplemental life insurance).

In addition, the company has a matching contribution to the 401(k) plan for all participants, including the NEOs, which is equal to 50% of employee deferrals on the first 6% of eligible earnings (up to plan limits). The Compensation Committee believes it is important to offer a benefit of this nature to further motivate and retain employees.

Consistent with the peer group and the current trend in executive compensation, the company limits the perquisites provided to its NEOs. Other than the car allowances and financial planning services provided to its NEOs, perquisites are reserved for the attraction and retention of executive talent and to allow NEOs to efficiently handle the responsibilities of their position. The company’s Aircraft Personal Use Policy states that the use of company-leased aircraft will be limited to the CEO (subject to an annual hours limit) and other executives as extenuating circumstance may require. The Compensation Committee reviews executive aircraft use quarterly and has established upper limits on personal usage. Please see the “Summary Compensation Table” and the footnotes to such table for further information concerning any such perquisites paid to NEOs.

Do the Compensation Committee and Audit Committee review incentive programs to ensure that they do not encourage excessive risk-taking?

The Compensation Committee and Audit Committee jointly meet annually to review a report prepared by our Internal Audit Department upon such Department’s review of the design of each of the incentive programs for the company’s regions, certain classifications of employees and business lines, and other relevant programs. Such report assesses whether or not any inappropriate actions had been taken under such programs or whether such programs had any features to incentivize risk-taking. In addition, our independent compensation consultant also reviews and assesses the risk in our compensation programs. The Committees jointly reported to the Board that they do not believe that any aspects of the 2016 compensation program encouraged the NEOs to take unnecessary and excessive risks.

Additionally, the financial goals set forth in the corporate annual cash bonus plan and the long-term incentive program are based upon performance targets that the Compensation Committee believes are attainable without the need to take inappropriate risks or make material changes to the company’s business or strategy. Furthermore, the 2016 LTIP awards vest over a three-year period to encourage a longer-term perspective. Finally, the equity component of the company’s compensation program, including the addition of the Total Shareholder Return metric in the 2016 LTIP, coupled with our stock ownership guidelines, align executive and long-term shareholder interests because value is linked to changes in our stock price.

Does the Board have a clawback policy for bonuses and awards paid to NEOs in the event we restate our financial results?

In February 2010, the Board adopted a policy for recoupment of incentive compensation (the “clawback policy”). The clawback policy provides that if we restate our reported financial results for any period beginning after January 1, 2010, the Board will review the bonus and other awards made to executive officers based on financial results during the period subject to the restatement. To the extent practicable and in the best interests of shareholders, the Board will seek to recover or cancel any such awards that were based on having met or exceeded performance targets that would not have been met under the restated financial results.

Are there any restrictions on the ability of our NEOs to engage in transactions involving our stock?

In February 2011, the Board adopted an anti-hedging policy which prohibits hedging transactions with respect to company securities by our directors, executive officers and all other employees.

Furthermore, in October 2014, the Board adopted an anti-pledging policy which prohibits its directors and executive officers from using company stock as collateral for any borrowing.

Are the NEOs subject to any minimum requirements regarding ownership of our stock?

The Compensation Committee believes that the NEOs should maintain a meaningful equity interest in the company through the ownership of stock. As such, the following stock ownership guidelines are in place for our NEOs still employed by the company:

Position	Stock Ownership Requirement
CEO	6x annual base salary
All other NEOs	3x annual base salary

Our stock ownership guidelines are robust and continue to reflect current corporate governance trends. We require that all NEOs satisfy the ownership requirement by holding company stock equal to a multiple of base salary rather than as a fixed number of shares. This requires NEOs to hold more shares in the event that our stock price decreases. Our CEO and NEOs are only permitted to sell stock before meeting the ownership requirements if they retain 50% of the net shares (after shares are disposed of to pay for taxes and acquisition), which is in line with peer group practice. The type of equity considered for purposes of determining compliance with the stock ownership guidelines is equity that is earned or vested, which is defined as the following:

•	Shares held outright (including restricted stock for which the restrictions have lapsed and shares purchased on the open market);

•	Vested RSUs that have been deferred for tax purposes; and

•	Shares held in 401(k) accounts.

The current guidelines are considered competitive according to the market data provided by FW Cook. The Compensation Committee annually reviews each NEO’s progress toward meeting the ownership guidelines.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the 2016 fiscal year, the Compensation Committee was comprised of the following directors: Dr. David M. Szymanski (Chair), Ms. Cynthia T. Jamison, and Messrs. V. James Marino and Michael J. Massey. During the 2016 fiscal year, all members of the Compensation Committee were independent directors, and no member was an employee or former employee of the company. In addition, none of the company’s executive officers served on the Board of Directors or Compensation Committee (or other committee serving an equivalent function) of another entity whose executive officer served on the Compensation Committee.

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that it is specifically incorporated by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The Compensation Committee has reviewed and discussed this Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this annual report on Form 10-K, as amended, for the fiscal year ended December 31, 2016.

The Compensation Committee:

David M. Szymanski (Chair)

Cynthia T. Jamison

V. James Marino

Michael J. Massey

COMPENSATION PROGRAMS RISK ASSESSMENT

In 2017, the Compensation Committee, in a joint meeting with the Audit Committee, assessed the company’s 2016 compensation programs and practices and concluded that such programs and practices do not create risks that are reasonably likely to have a material adverse effect on the company. The Compensation Committee’s independent compensation consultant also reviews and assesses the risk in our compensation programs.

The company conducted a risk assessment that included a detailed qualitative and quantitative analysis of its compensation programs to which employees at all levels of the organization may participate, including the NEOs. The Compensation Committee also considers how the design of the company’s compensation programs compares to compensation programs maintained by the company’s peer companies. Based on the company’s risk assessment, and the reviews done by the independent compensation consultant and the Compensation and Audit Committees jointly, the Compensation Committee believes that the company’s 2016 compensation programs have been appropriately designed to attract and retain talent and properly incentivize employees to act in the best interests of the company.

The company has programs and features that are designed to ensure that its employees, including the NEOs, are not encouraged to take unnecessary risks in managing the company’s business, including:

•	Oversight of compensation programs (or components of programs) by the Compensation Committee and by a broad-based group of functions within the company, including the Human Resources, Legal, and Internal Audit Departments;

•	Discretion provided to the Compensation Committee (including negative discretion) to set targets, monitor performance, and determine final incentive award payouts;

•	A variety of programs that provide focus on both short-and long-term goals and that provide a balanced mixture of cash and equity compensation;

•	Incentives focused primarily on the use of financial metrics based on the annual operating plan which is approved by the Board;

•	Multi-year service-based vesting conditions with respect to equity-based awards;

•	Adoption of a total shareholder return metric under the long-term incentive program; and

•	An incentive pay recoupment policy which provides for recoupment of incentive compensation in the event of a financial restatement.

The company periodically monitors its incentive programs throughout the year to ensure that such programs do not encourage undue risk taking and appropriately balance risk and reward consistent with the company’s enterprise risk management efforts.

SUMMARY COMPENSATION TABLE

Summary Compensation Table for Fiscal Years 2014 - 2016
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Named Officers and Principal Positions	(1) Year	(2) Salary ($)	Bonus ($)	(3) Stock Awards ($)	(3) Option Awards ($)	(4) Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and NQ Deferred Compensation Earnings ($)	(5) All Other Compensation ($)	Total ($)
Roland Smith	2016	$1,426,923	$—	$7,818,697	$—	$2,204,596	$—	$322,113	$11,772,329
Former Chief Executive	2015	$1,400,000	$—	$—	$—	$2,730,000	$—	$167,279	$4,297,279
Officer	2014	$1,400,000	$—	$—	$—	$3,150,000	$—	$544,280	$5,094,280

Stephen Hare	2016	$764,423	$—	$2,932,013	$—	$669,252	$—	$55,848	$4,421,536
Chief Financial	2015	$750,000	$—	$2,000,000	$—	$828,750	$—	$35,659	$3,614,409
Officer	2014	$750,000	$—	$—	$—	$956,250	$—	$202,211	$1,908,461

Michael Allison	2016	$539,423	$—	$1,466,005	$—	$416,704	$—	$36,850	$2,458,982
Chief Administrative	2015	$525,000	$500,000	$900,000	$—	$667,292	$—	$99,789	$2,692,081
Officer (Formerly Chief People Officer)

Juliet Johansson	2016	$488,462	$—	$977,340	$—	$377,337	$—	$36,850	$1,879,989
Former Chief Strategy
and Innovation Officer

Troy Rice	2016	$564,423	$—	$879,602	$—	$402,344	$—	$23,850	$1,870,219
Chief Operating Officer,
North America

Mark Cosby	2016	$783,654	$—	$2,932,013	$—	$807,163	$—	$1,470,848	$5,993,678
Former President,	2015	$850,000	$—	$2,500,000	$—	$1,105,000	$—	$251,412	$4,706,412
North America	2014	$375,962	$500,000	$3,500,000	$—	$563,943	$—	$68,525	$5,008,430

Steve Schmidt	2016	$285,577	$1,000,000	$—	$—	$—	$—	$2,813,746	$4,099,323
Former President,	2015	$675,000	$—	$2,000,000	$—	$573,750	$—	$39,127	$3,287,877
International

(1)	The 2016 fiscal year was a 53-week period. All compensation reflected in the table above and the tables that follow, as applicable, represents compensation earned over the full 53-week period.
(2)	Column (c) is used to record salary amounts that include cash compensation earned by each NEO during fiscal years 2016, 2015 and 2014 as well as any amounts earned in those years but contributed by the NEO into an NEO’s 401(k) Plan at the election of the NEO.
(3)	The dollar amounts in columns (e) and (f) reflect the aggregate grant date fair value of equity awards granted within the fiscal year under the 2015 Plan, in accordance with FASB ASC Topic 718 for stock-based compensation. These amounts reflect the total grant date fair value for these awards, and do not correspond to the actual value that will be recognized as income by each of the NEOs when received. Assumptions used in the calculation of these award amounts are included in Notes 1 and 11 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016. For 2016, the aggregate grant date fair value of equity awards reported in column (e) reflects the grant date fair value of performance-based stock units plus the grant date fair value of time-vested restricted stock units granted to the NEOs. The grant date fair value of the performance-based stock units at the maximum level of achievement is $5,818,694 for Mr. Smith, $2,182,016 for Messrs. Cosby and Hare, $1,091,003 for Mr. Allison, $727,342 for Ms. Johansson, and $654,599 for Mr. Rice.
(4)	The amounts in column (g) for 2016 reflect cash awards earned under the 2016 Annual Cash Bonus Plan, which is previously discussed in more detail under the section entitled “2016 Annual Cash Bonus Plan.” The amount reported for 2016 was based on fiscal year 2016 performance and was paid to all of the NEOs in the fiscal month March of 2017.
(5)	The dollar amounts in column (i) summarize the amounts included in the “Other Compensation Table for Fiscal Year 2016” that follows, which reflects the types and dollar amounts of perquisites and other personal benefits provided to the NEOs during the fiscal year 2016. For purposes of computing the dollar amounts of the items listed in the Other Compensation Table, except as otherwise noted, the actual incremental costs to the Company of providing the perquisites and other personal benefits to the NEOs was used. Each perquisite and other personal benefit included in the Other Compensation Table that follows is described in more detail in the narratives immediately following the table.

OTHER COMPENSATION TABLE FOR FISCAL YEAR 2016

Other Compensation Table for Fiscal Year 2016
Summary Compensation Table, Column (i) Components
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Named Officers	(1) Car Allowance	(2) 401k Match	(3) Personal Aircraft Usage	(4) Financial Planning	(5) Other	Total
Roland Smith	$25,481	$7,950	$275,682	$13,000	$—	$322,113
Stephen Hare	$15,900	$7,950	$18,998	$13,000	$—	$55,848
Michael Allison	$15,900	$7,950	$—	$13,000	$—	$36,850
Juliet Johansson	$15,900	$7,950	$—	$13,000	$—	$36,850
Troy Rice	$15,900	$7,950	$—	$—	$—	$23,850
Mark Cosby	$14,100	$7,950	$—	$13,000	$1,435,798	$1,470,848
Steve Schmidt	$6,600	$7,950	$—	$13,000	$2,786,196	$2,813,746

(1)	Column (b) reflects the car allowance of each NEO during fiscal year 2016 as part of the Executive Car Allowance Program.
(2)	Column (c) reflects the cost of matching contributions under Office Depot’s 401(k) Plan of up to 3% of eligible compensation for the 2016 fiscal year up to the IRS annual compensation limits.
(3)	The company maintains a policy that restricts use of the company plane by the chief executive officer for personal use to an annual number of hours and permits personal use by other executives only under extenuating circumstances. The Compensation Committee periodically reviews and updates the policy as appropriate. The chief executive officer was permitted use of 50 personal hours on the company plane in 2016. The Compensation Committee updated the policy in 2017 and reduced the annual limit for the chief executive officer to 25 personal hours. The amount in column (d) reflects the fiscal year 2016 incremental cost of personal use of company-leased aircraft. The amount includes the actual cost of fuel and additives, per hour accruals of maintenance service plans, trip-related crew hotels and meals, in-flight food and beverages, landing and ground handling fees, hangar or aircraft parking costs, certain other smaller variable costs for each personal trip leg plus an allocation of maintenance costs based on the per mile cost to maintain the aircraft multiplied by the number of personal miles flown. Fixed costs that would be incurred in any event to operate company aircraft (e.g., aircraft and hangar lease costs, depreciation, and flight crew salaries) are not included.
(4)	Column (e) reflects amounts earned by the NEOs in fiscal year 2016 for payments made to third parties on behalf of the NEOs for financial planning services incurred during the fiscal year. Amounts incurred are taxable to the NEOs.
(5)	Column (f) reflects amounts earned by Messrs. Cosby and Schmidt as severance in connection with their separations of service with Office Depot during fiscal year 2016. Severance earned by Mr. Cosby pursuant to his employment offer letter will be paid in May of 2017 to comply with Internal Revenue Code Section 409A. Additional details related to the severance earned by Messrs. Cosby and Schmidt can be found in the section entitled “Summary of Executive Agreements and Potential Payments upon Termination or Change in Control” beginning on page 70. In addition, amount shown for Mr. Cosby reflects payments made to him and to third parties on his behalf for non-qualified (taxable) and qualified (non-taxable) expenses associated with the company’s Executive Relocation Program. These amounts include $32,312 in tax gross-ups related to the relocation payments for Mr. Cosby.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2016

Grants of Plan-Based Awards in Fiscal Year 2016
(a)	(b)	(c-e)	(f-h)			(i)			(j)	(k)	(l)
Named Officers	Grant Date	(1) Estimated Future Payouts Under Non-Equity Incentive Plan Awards	(2) Estimated Future Payouts Under Equity Incentive Plan Awards			(3) All Other Stock Awards: Number of Shares / Units (#)			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	(4) Grant Date Fair Value
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Roland Smith		1,070,192	2,140,384	3,210,576
	5/27/2016				283,286	566,572	849,858				1,818,696
	5/27/2016				283,286	566,572	1,133,144				1,999,999
	5/27/2016							1,133,145			4,000,002
Stephen Hare		324,880	649,760	974,640
	5/27/2016				106,233	212,465	318,698				682,013
	5/27/2016				106,233	212,465	424,930				750,001
	5/27/2016							424,929			1,499,999
Michael Allison		202,284	404,567	606,851
	5/27/2016				53,116	106,232	159,348				341,005
	5/27/2016				53,116	106,232	212,464				374,999
	5/27/2016							212,465			750,001
Juliet Johansson		183,173	366,346	549,519
	5/27/2016				35,411	70,822	106,233				227,339
	5/27/2016				35,411	70,822	141,644				250,002
	5/27/2016							141,643			500,000
Troy Rice		195,312.50	390,625	585,938
	5/27/2016				31,870	63,739	95,609				204,602
	5/27/2016				31,870	63,739	127,478				224,999
	5/27/2016							127,479			450,001
Mark Cosby		433,173	866,346	1,299,519
	5/27/2016				106,233	212,465	318,698				682,013
	5/27/2016				106,233	212,465	424,930				750,001
	5/27/2016							424,929			1,499,999
Steve Schmidt		292,392	584,784	877,175

(1)	Column (c) reflects the minimum payments each NEO could expect to receive if Office Depot reached at least its threshold performance goal set by the Compensation Committee in fiscal year 2016 under the 2016 Annual Cash Bonus Plan. Threshold was set at 50% of target for all NEOs. The financial performance goal was targeted to pay out at 100% upon achievement with a maximum payout of 150% of target to be paid if target was exceeded. Column (d) reflects the target payments each NEO could expect to receive if Office Depot reached its target performance goals in 2016 under the 2016 Annual Cash Bonus Plan. Each NEO’s target annual bonus is expressed as a percentage of such officer’s bonus eligible earnings. For 2016, the target bonus percentage was 150% of bonus eligible earnings for Mr. Smith, 85% for Messrs. Hare and Schmidt, 75% for Mr. Allison and Ms. Johansson, 75% for Mr. Rice (65% for the portion of the year prior to his promotion), and 100% for Mr. Cosby. Column (e) reflects the maximum payout each NEO could expect to receive if target was exceeded. Performance below threshold would result in no bonus being paid. See the section entitled “2016 Annual Cash Bonus Plan” beginning on page 47 for additional details.
(2)	Columns (f) through (h) reflect the threshold, target and maximum payouts for performance stock units granted pursuant to the 2015 Plan. NEOs will be eligible to earn all or a portion or an amount in excess of their target share award based on Office Depot’s performance relative to the metrics established by the Compensation Committee for the 2016 fiscal year. In addition to Office Depot satisfying at least the threshold performance condition under each of the metrics, NEOs must also satisfy the service condition to become vested in their eligible award by remaining continuously employed by Office Depot from the date of grant until the vesting date. Further description of the NEO’s 2016 long-term incentive award is discussed in the section entitled “2016 Long-Term Incentive Program” beginning on page 49.
(3)	Column (i) represents time-vested RSUs granted pursuant to Office Depot’s 2015 Plan. The RSUs will vest one-third on each of March 20, 2017, March 20, 2018, and March 20, 2019, provided that each NEO is continuously employed by Office Depot from the grant date until each such vesting date.
(4)	Column (l) is computed in accordance with FASB ASC Topic 718 for stock-based compensation. See Notes 1 and 11 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016 regarding assumptions underlying the valuation of equity awards. These amounts do not correspond to the actual value that will be recognized as income by each of the NEOs when received.

OUTSTANDING EQUITY AWARDS AT 2016 FISCAL YEAR-END

Outstanding Equity Awards at 2016 Fiscal Year End
	Option Awards						Stock Awards
(a)	(b)		(c)	(d)	(e)	(f)	(g)		(h)	(i)		(j)
Named Officers	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Roland Smith	1,500,000	(1)			5.21	11/12/23
							1,133,145	(2)	5,121,815	1,133,144	(2)	5,121,811

Stephen Hare	500,000	(1)			5.35	12/2/23
							424,929	(2)	1,920,679	424,930	(2)	1,920,684
							208,113	(3)	940,671

Michael Allison	15,000	(4)			7.7100	3/8/17
	3,118	(5)			5.1300	6/8/17
	25,000	(6)			4.2700	5/3/18
	55,000	(7)			5.3400	7/19/18
							212,465	(2)	960,342	212,464	(2)	960,337
							104,057	(3)	470,338
							200,731	(8)	907,304

Juliet Johansson							141,643	(2)	640,226	141,644	(2)	640,231
							52,029	(3)	235,171
							110,978	(8)	501,621

Troy Rice							127,479	(2)	576,205	127,478	(2)	576,201
							78,044	(3)	352,759
							115,159	(8)	520,519

Steve Schmidt	150,000	(9)			7.7100	3/8/17
	200,000	(9)			9.6380	3/8/17
	105,000	(10)			5.3400	5/27/17

(1)	Represents grants of non-qualified stock options awarded to Messrs. Smith and Hare on November 12, 2013 and December 2, 2013, respectively, in connection with commencement of employment with Office Depot. These options vested in three equal installments on the first, second and third anniversaries of the grant date and required continued service through each vest date.
(2)	On May 27, 2016, all NEOs were granted a long-term incentive award as part of the 2016 long-term incentive program. Column (g) reflects the number of time-vested restricted stock units (“RSUs”) each NEO received. The RSUs vest in three equal installments on March 20, 2017, March 20, 2018 and March 20, 2019. Column (i) reflects the number of performance stock units (“PSUs”) each NEO received. All PSUs cliff vest in one lump sum on March 20, 2019. Both awards of RSUs and PSUs require continued service through each vest date. For additional information related to awards granted in 2016, see the Section entitled “2016 Long-Term Incentive Program” on page 49.
(3)	On March 4, 2015, all NEOs, excluding Mr. Smith, were granted two awards as part of the 2015 long-term incentive program. These awards consisted of 50% RSUs and 50% PSUs. The RSUs vest in three equal installments on March 4, 2016, March 4, 2017 and March 4, 2018. The PSUs vest in one lump sum on March 4, 2018. Both awards of RSUs and PSUs require continued service through each vest date. Amounts shown in table do not include awards that have previously vested. For additional information related to awards granted in 2015, see the Section entitled “2015 Long-Term Incentive Program” on page 52.

(4)	Represents an annual grant of non-qualified stock options awarded on March 8, 2010. The options vested in three equal annual installments beginning on the first anniversary of the grant date and required continued service through each vest date.
(5)	Represents new at-the-money non-qualified stock options granted in exchange for old out-of-the-money non-qualified stock options as part of the Offer to Exchange that Office Depot offered to its non-executive officer employees on June 8, 2010 following shareholder approval. Mr. Allison was not an NEO for 2009 and therefore was eligible to participate in the exchange.
(6)	Represents an annual grant of non-qualified stock options awarded on May 3, 2011 which vested in three equal annual installments beginning on the first anniversary of the grant date and required continued service through each vest date.
(7)	Upon his appointment to the executive committee, Mr. Allison was granted premium-priced non-qualified stock options on July 19, 2011. These options vested in three equal installments beginning on the first anniversary of the grant date and required continued service through each vest date.
(8)	Represents an annual grant consisting of 50% time-vested RSUs and 50% PSUs. Mr. Allison had a grant date of March 28, 2014 as part of the overall 2014 long-term incentive program and Ms. Johansson and Mr. Rice had grant dates of March 31, 2014, and April 14, 2014, respectively, as part of their commencements of employment. The RSUs vest in equal installments on the first three anniversaries of each NEO’s respective grant date. The PSUs cliff vest in one lump sum on the third anniversary of each NEO’s respective grant date. Both types of awards require continued service through their respective vest dates. Amounts shown in table do not include awards that have previously vested. For additional information related to awards granted in 2014, see the Section entitled “2014 Long-Term Incentive Program” on page 52.
(9)	Represents an annual grant of non-qualified stock options awarded to executives on March 8, 2010 under the 2007 Plan. 50% of the original grant consisted of at-the-money options and 50% consisted of premium-priced options. The options vested in three equal annual installments beginning on the first anniversary of the grant date.
(10)	Represents an annual grant of premium-priced non-qualified stock options awarded on May 3, 2011 under the 2007 Plan which vested in three equal annual installments beginning on the first anniversary of the grant date.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2016

Option Exercises and Stock Vested in Fiscal Year 2016
	Option Awards		Stock Awards
(a)	(b)	(c)	(d)		(e)
Named Officers	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		(1) Value Realized on Vesting ($)
Roland Smith			2,999,040	(2)	$13,111,803
Stephen Hare			489,106	(3)	$2,310,312
Michael Allison			137,732		$803,196
Juliet Johansson			28,996		$189,646
Troy Rice			34,165		$226,400
Mark Cosby			977,689	(4)	$4,379,099
Steven Schmidt			194,773		$1,022,911

(1)	Value of restricted stock, RSUs and performance shares calculated by multiplying the number of shares/units by the per share closing price of Office Depot’s common stock on the NASDAQ Global Select Market on the vesting date.
(2)	Includes 1,199,616 restricted stock units that vested on December 31, 2016 and will be paid to Mr. Smith in shares of Office Depot common stock 6 months following Mr. Smith’s separation of service from the Company. Also reflects 1,799,424 performance shares earned for the 2014-2016 performance period because the performance targets were met; these awards were paid in shares of Office Depot common stock upon the Committee’s certification of performance results on February 13, 2017.
(3)	Includes 224,300 performance shares earned for the 2014-2016 performance period because the performance targets were made. These awards were paid in shares of Office Depot common stock upon the Committee’s certification of performance results on February 13, 2017.
(4)	Includes 300,791 restricted stock units and 517,751 performance shares that were, in substance, no longer subject to forfeiture following Mr. Cosby’s separation from service pursuant to an amendment to the applicable award agreements approved by the Compensation Committee on October 27, 2016. The restricted stock units were paid in early 2017 on the vesting dates specified in the applicable award agreements and the performance shares were paid upon the Committee’s certification of performance results on February 13, 2017. Payment was made in shares of Office Depot’s common stock.

DIRECTOR COMPENSATION

Annual Retainer Fee

The Compensation Committee set the compensation for the non-management directors for the 2016-2017 service year at an annual targeted economic value (“annual retainer fee”) of $200,000. Of this amount, $75,000 is payable in cash in equal quarterly installments at the end of each quarter during which the director served. No deferrals of cash payments are permitted by the directors. The remaining $125,000 of the annual retainer fee is granted as stock unless the director elects to defer his/her stock in the form of RSUs to be distributed in shares following termination of Board service, with such election made by the end of the prior tax year for existing directors and prior to appointment to the Board for new directors. The equity portion is typically granted in a lump sum as soon as administratively practicable following the release of election results from the annual shareholder meeting, which is generally held in the second quarter of the year.

The independent compensation consultant reviews our non-management directors’ compensation program periodically to determine its competitiveness against the compensation of the boards of directors of our peer group (as defined in the CD&A). At its review in October, 2014, the amount of the non-management directors’ retainer fee was between the 25th percentile and median relative to the peer group. However, the Compensation Committee did not recommend any changes to the dollar amount of the annual retainer fee payable to our non-management directors at that time. A market competitive assessment was not completed in October, 2015 because the Staples merger agreement was in effect at the time. No changes were recommended to the dollar amount of the annual retainer fee payable to our non-management directors for the 2016-2017 service period.

The Lead Director, if any, and Audit Committee Chair each receive additional compensation of $25,000 annually for serving in their roles, the Compensation Committee Chair and Finance Committee Chair each receive additional compensation of $20,000 annually for serving in their roles, and the Corporate Governance and Nominating Committee Chair receives an additional $15,000 annually. The additional compensation for services as the Lead Director, if any, or as a committee chair is payable in stock unless the director has elected to receive RSUs as explained above for the equity portion of his/her annual retainer fee.

The Board established a CEO Search Committee in 2016 in connection with Mr. Smith’s planned retirement. This special committee included: Messrs. Bryant (Chair) and Marino and Mses. Jamison and Luzuriaga. The Board approved a one-time cash payment of $25,000 for the Chair and $15,000 for each of the non-Chair members, which was paid on December 5, 2016 to each of the special committee members. The committee member fees were established after the Compensation Committee’s independent compensation consultant provided peer group benchmarking for special committees’ fees.

The Board appointed Mr. Joseph Vassalluzzo as the independent Chairman of the Board (in lieu of a Lead Director) effective February 27, 2017, following Mr. Roland Smith’s departure since Mr. Smith had previously been the Board Chairman. The independent Chairman of the Board receives additional compensation of $150,000 annually in cash for serving in this role.

Director Stock Ownership Guidelines

Non-management directors are required to own five times the directors’ annual cash retainer (equal to $375,000) in shares of the company’s common stock. Directors must also retain 100% of net shares awarded until termination of their service on the Board.

The Compensation Committee reviews the stock ownership guidelines for our non-management directors annually, with the assistance from its independent compensation consultant, to ensure that such guidelines align with best market practices, including the practices of a majority of the company’s peer group, and with management’s ownership guidelines. In addition, the Compensation Committee annually reviews each director’s progress toward meeting the ownership guidelines.

DIRECTOR COMPENSATION TABLE FOR FISCAL YEAR 2016

Director Compensation Table for Fiscal Year 2016
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name	Fees Earned or Paid in Cash ($)	(1)(2)(3) Stock Awards ($)	(4) Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and NQ Deferred Compensation Earnings ($)	All Other Compensation Total Other	(5) Total
Warren Bryant	$100,000	$150,000	—	—	—	—	$250,000
Kristin Campbell	$32,201	$125,000					$157,201
Rakesh Gangwal	$75,000	$125,000	—	—	—	—	$200,000
Cynthia Jamison	$90,000	$125,000	—	—	—	—	$215,000
James Marino	$90,000	$125,000	—	—	—	—	$215,000
Michael Massey	$75,000	$125,000	—	—	—	—	$200,000
Francesca Ruiz de Luzuriaga	$90,000	$150,000	—	—	—	—	$240,000
David Szymanski	$75,000	$145,000	—	—	—	—	$220,000
Nigel Travis	$75,000	$140,000	—	—	—	—	$215,000
Joseph Vassalluzzo	$75,000	$145,000	—	—	—	—	$220,000

(1)	The dollar amounts in column (c) reflect the aggregate grant date fair value of equity awards granted within the fiscal year in accordance with the FASB Accounting Standards Codification Topic 718 for stock-based compensation. These amounts reflect the total grant date fair value for these awards, and do not correspond to the actual cash value that will be recognized by each of the Directors when received. See Notes 1 and 12 of the consolidated financial statements in Office Depot’s Annual Report filed on Form 10-K for the fiscal year ending December 31, 2016 regarding the underlying assumptions used in the valuation of equity awards.
(2)	The “Equity Compensation Paid to Directors for Fiscal Year 2016” table that follows represents the aggregate grant date fair value of stock or restricted stock units (“RSUs”) granted to our Directors under the 2015 Plan. Annual awards are calculated by a dollar value that is then translated into stock or RSUs based on the closing stock price on the date of grant. The form of award (stock or RSU) is based on the Director’s election at the end of 2015.
(3)	As of December 31, 2016, the aggregate number of RSUs convertible into shares of Office Depot’s common stock, outstanding for our Directors are set forth as follows: Warren Bryant 243,048, Francesca Ruiz de Luzuriaga 295,772, Rakesh Gangwal 551,874, Cynthia Jamison 76,041, James Marino 159,652, Michael Massey 100,366, David Szymanski 292,226, Nigel Travis 83,280, and Joseph Vassalluzzo 90,229. All RSUs are fully vested as of December 31, 2016, but distribution is deferred until either the Director’s separation date or six months following the Director’s separation date, as applicable. Please see the table “Equity Compensation Paid to Directors for Fiscal Year 2016” that follows for all equity granted in 2016.
(4)	As of December 31, 2016, the aggregate number of option awards outstanding for our Directors are set forth as follows: Warren Bryant 1,178, Francesca de Luzuriaga 12,164, and Rakesh Gangwal 20,667. All options are fully vested. There were no options granted to Directors in 2016.
(5)	Office Depot Directors receive annual compensation of: (a) $75,000 in cash, prorated for time in position, and (b) the remainder of the annual retainer fees and chair fees, if applicable, in stock or RSUs as discussed further in the section entitled “Director Compensation” on page 67.

EQUITY COMPENSATION PAID TO DIRECTORS FOR FISCAL YEAR 2016

Equity Compensation Paid to Directors for Fiscal Year 2016
(a)	(b)	(c)	(d)	(e)
Directors	Grant Date	Stock Awards	(1) Grant Date Fair Value of Stock Awards	Total Value of Equity Awards for 2014
Warren Bryant	7/13/16	45,045	$3.33	$150,000
Kristin Campbell	7/27/16	34,626	$3.61	$125,000
Rakesh Gangwal	7/13/16	37,538	$3.33	$125,000
Cynthia Jamison	7/13/16	37,538	$3.33	$125,000
James Marino	7/13/16	37,538	$3.33	$125,000
Michael Massey	7/13/16	37,538	$3.33	$125,000
Francesca Ruiz de Luzuriaga	7/13/16	45,045	$3.33	$150,000
David Szymanski	7/13/16	43,544	$3.33	$145,000
Nigel Travis	7/13/16	42,042	$3.33	$140,000
Joseph Vassalluzzo	7/13/16	43,544	$3.33	$145,000

(1)	Amounts are determined using the closing stock price of Office Depot’s common stock on the grant date. See footnote 2 in the previous “Director Compensation Table for Fiscal Year 2016” for additional information.

SUMMARY OF EXECUTIVE AGREEMENTS AND POTENTIAL PAYMENTS UPON

TERMINATION OR CHANGE IN CONTROL

Overview

This section summarizes the key agreements governing the employment of the Named Executive Officers: Roland C. Smith, Stephen E. Hare, Troy Rice, Michael Allison, Mark Cosby, Steven Schmidt and Juliet Johansson. It also summarizes the potential payments that Messrs. R. Smith, Hare, Rice and Allison stand to receive upon termination or a change in control of the Company and the payments that Messrs. Cosby and Schmidt and Ms. Johansson received upon their terminations. Providing these considerations allows Office Depot to attract top talent in a competitive sector, allows executives to focus on their jobs without distraction, and ensures that critical executives will remain committed to Office Depot’s mission in the event of a change of control.

Key Definitions

Cause. Generally, “Cause” is defined in this section as any of the following:

•	Continued failure to substantially perform (other than such failure resulting from incapacity due to physical or mental illness or after the issuance of a Notice of Termination for Good Reason);

•	Willful engagement in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise; or

•	Conviction of, or entering into a plea of either guilty or nolo contendere to, any felony, including, but not limited to, a felony involving moral turpitude, embezzlement, theft or similar act that occurred during or in the course of employment.

For purposes of Mr. R. Smith’s employment agreement, Mr. Hare’s letter agreement and the award agreements evidencing the outstanding equity compensation awards granted in fiscal year 2014, “Cause” is defined as any of the following:

•	Willful failure to perform material duties (other than any such failure resulting from incapacity due to physical or mental illness);

•	Willful failure to comply with any valid and legal directive of (as to Mr. R. Smith) the Board or (as to the other NEOs) the CEO;

•	Engagement in dishonesty, illegal conduct or misconduct, which is, in each case, materially injurious to the Company or its affiliates;

•	Embezzlement, misappropriation or fraud, whether or not related to employment with the Company;

•	Conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude;

•	Willful violation of a material policy of Company; or

•	Material breach of any material obligation in any written agreement with the Company or (as to Mr. Hare and Mr. Cosby) the willful unauthorized disclosure of confidential information.

For purposes of the award agreements evidencing the outstanding equity compensation awards granted in fiscal year 2014, “Cause” also includes willful unauthorized disclosure of confidential information.

Change in Control. Generally, “Change in Control” is defined in this section as the following events:

•	Any person or group, other than an exempt person, is or becomes the “beneficial owner” of 30% or more (or 20% or more for Mr. Schmidt) of the combined voting power of the Company without the approval of the Board;

•	Any person, other than an exempt person, is or becomes the “beneficial owner” of greater than 50% (or 20% or more for Mr. Schmidt) of the combined voting power of the outstanding securities of the Company;

•	During any two consecutive year period, individuals whose election by the Board were approved by at least one-half or (as to Mr. R. Smith) two-thirds of the directors then still in office cease for any reason to constitute a majority of the Board;

•	Consummation of a merger or consolidation of the Company with any other corporation (subject to certain exceptions);

•	Sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale to an exempt person; or

•	Approval by shareholders of a plan of complete liquidation or dissolution of the Company.

For purposes of the change in control agreement in effect for Mr. Schmidt prior to his separation in fiscal year 2016, the merger with OfficeMax in November 2013 constituted a Change in Control.

Disability. Generally, “Disability” is defined in this section as:

•	Inability, due to physical or mental incapacity, to substantially perform duties and responsibilities for one hundred eighty (180) days out of any three hundred sixty-five (365) day period or one hundred twenty (120) consecutive days; or

•	Eligibility to receive long-term disability benefits under the Company’s long-term disability plan.

For purposes of the award agreements evidencing the outstanding equity compensation awards granted in fiscal year 2014, “Disability” is defined as eligibility to commence long-term disability benefits under the Company’s long-term disability plan.

Good Reason. Generally, “Good Reason” is defined in this section as the occurrence of any of the following during the executive’s employment:

•	Material reduction in base salary (for purposes of Mr. R. Smith’s employment agreement, reduction in base salary);

•	Material reduction in target bonus opportunity (for purposes of Mr. R. Smith’s employment agreement, reduction in target bonus opportunity);

•	Relocation of executive’s principal place of employment by more than 50 miles (for purposes of Mr. R. Smith’s employment agreement, 25 miles);

•	Failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform the employment or compensation agreement; or

•	As to the employment agreement for Mr. R. Smith and the letter agreements for Mr. Cosby and Mr. Hare, “Good Reason” also includes:

•	Any material breach by the Company of any material provision of the executive’s employment agreement.

As to the change in control agreement for Mr. Schmidt, “Good Reason” also includes:

•	A material failure to comply with certain provisions of his change in control agreement; and

•	Any purported termination by the Company of Mr. Schmidt’s employment other than as expressly permitted by his change in control agreement.

Under the new “CIC Plan” and the award agreements evidencing outstanding equity compensation awards, “Good Reason” also includes:

•	assignment of duties materially inconsistent with responsibilities for the Company or significant adverse alteration in responsibilities for the Company; and

•	Material reduction in aggregate benefits and compensation.

As to Mr. R. Smith, “Good Reason” also includes:

•	Non-renewal of executive’s employment agreement by Company;

•	Company’s failure to nominate executive for election to the Board;

•	Company’s removal of executive from the Board other than for Cause,

•	Company’s removal of, or the Board’s failure to elect or re-elect, executive from the position of Chairman of the Board (other than for Cause) unless the New York Stock Exchange or regulatory changes require separation of the positions of Chairman and CEO;

•	Shareholders’ failure to elect or re-elect executive to the Board;

•	Material diminution in executive’s title, authority, duties or responsibilities (other than temporarily due to physical or mental incapacitation) except for removal as Chairman of the Board as a result of New York Stock Exchange or regulatory changes requiring separation of the positions of Chairman and CEO; or

•	Material adverse change in reporting structure.

Executive Agreements

Restrictive Covenants

Each NEO is subject to confidentiality, non-competition, non-solicitation, and non-disparagement commitments entered into as a condition of employment or promotion with the Company. Mr. R. Smith’s commitments are included in his employment agreement described below; the other executives entered into separate agreements in this regard.

Agreements with Roland Smith, Former Chairman and CEO

Employment Agreement. The Company’s former Chairman and Chief Executive Officer, Mr. Roland Smith, was employed pursuant to the terms of an employment agreement effective November 12, 2013, and amended effective February 7, 2014, and August 21, 2016. Pursuant to the terms of the amended agreement, Mr. R. Smith was eligible to receive the following during his employment with the Company:

•	Base salary of $1,400,000 per annum, subject to annual review by the Board for possible increase (but not decrease);

•	Annual target bonus equal to 150% or up to 300% of his base salary, based on achievement of certain performance goals to be established by the Board or the Compensation Committee; and

•	Certain benefits and perquisites.

During fiscal year 2016, Mr. R. Smith’s salary was $1,400,000 and his bonus target payout was 150% of base salary.

Pursuant to his amended employment agreement, Mr. R. Smith was entitled to certain additional payments and benefits in the event of his employment termination under certain circumstances, including but not limited to his “Retirement.” For a description of these payments and benefits and the definition of “Retirement”, see “Benefits Upon Termination or Change in Control Under Executive Agreements” below.

Mr. R. Smith Retired from the Company effective February 27, 2017.

Equity Awards.

Mr. R. Smith also held equity awards granted under the 2007 Plan and 2015 Plan, the material terms of which are described in the Compensation Tables herein.

Agreements with Stephen Hare, Executive Vice President and Chief Financial Officer

Letter Agreement. The Company’s Executive Vice President and Chief Financial Officer, Mr. Stephen Hare, is employed pursuant to the terms of a letter agreement, effective December 2, 2013, and amended effective February 7, 2014. Pursuant to the terms of the agreement, Mr. Hare is eligible to receive the following:

•	Base salary of $750,000 per annum, which may be increased from time to time;

•	Annual target bonus equal to 85% or up to 170% of his base salary, based on achievement of performance goals established by the Board or the Compensation Committee;

•	Equity awards on a basis no less favorable than is provided to other similarly situated executives of the Company; and

•	Certain benefits and perquisites.

During fiscal year 2016, Mr. Hare’s salary was $750,000 and his bonus target payout was 85% of base salary.

Pursuant to his employment agreement, Mr. Hare is entitled to certain additional payments and benefits in the event his employment is terminated under certain circumstances. For a description of these payments and benefits, see “Benefits Upon Termination or Change in Control Under Executive Agreements” below.

Equity Awards.

Mr. Hare also holds equity awards granted under the 2007 Plan and 2015 Plan, the material terms of which are described in the Compensation Tables herein.

Change in Control Agreement. Mr. Hare and the Company are also parties to the Executive Change in Control Severance Plan (the “CIC Plan”), the terms of which are described below.

Agreements with Troy Rice, Executive Vice President and Chief Operating Officer, North America

Letter Agreement. The Company’s Executive Vice President and Chief Operating Officer, North America, Mr. Troy Rice, is employed pursuant to the terms of a letter agreement, effective August 21, 2016. Pursuant to the terms of the agreement, Mr. Rice is eligible to receive the following:

•	Base salary of $650,000 per annum, which may be increased from time to time;

•	2016 annual target bonus equal to 75% of his base salary, based on achievement of certain performance goals pursuant to the terms of the 2016 Corporate Incentive Plan;

•	Right to participate in the Company’s equity plan for senior executive officers; and

•	Certain benefits and perquisites.

During fiscal year 2016 and in connection with his promotion, Mr. Rice’s base salary was increased from $500,000 to $650,000 and his bonus target payout was increased from 65% to 75% of base salary, pro-rated for his partial year of employment, both effective August 21, 2016.

Pursuant to his letter agreement, Mr. Rice is entitled to certain additional payments and benefits in the event his employment is terminated under certain circumstances. For a description of these payments and benefits, see “Benefits Upon Termination or Change in Control Under Executive Agreements” below.

Equity Awards.

Mr. Rice also holds equity awards granted under the 2003 Plan and 2015 Plan, the material terms of which are described in the Compensation Tables herein.

Change in Control Agreement. Mr. Rice and the Company are also parties to the CIC Plan, the terms of which are described below.

Agreements with Michael Allison, Executive Vice President and Chief Administrative Officer (formerly Executive Vice President and Chief People Officer during 2016 and prior to March 12, 2017)

Letter Agreement. The Company’s Executive Vice President and Chief Administrative Officer, Mr. Michael Allison, is employed pursuant to the terms of a letter agreement, effective July 17, 2011. Pursuant to the terms of the agreement, Mr. Allison is eligible to receive the following:

•	Base salary of $400,000 per annum, which may be increased from time to time;

•	Equity awards at a level commensurate with his position at the time of grant; and

•	Certain benefits and perquisites.

During fiscal year 2016, Mr. Allison’s salary increased from $525,000 to $550,000 (effective October 30, 2016) and his bonus target payout was 75% of base salary.

Pursuant to his letter agreement, Mr. Allison is entitled to certain additional payments and benefits in the event his employment is terminated under certain circumstances. For a description of these payments and benefits, see “Benefits Upon Termination or Change in Control Under Executive Agreements” below.

Equity Awards.

Mr. Allison also holds equity awards granted under the 2007 Plan and 2015 Plan, the material terms of which are described in the Compensation Tables herein.

Change in Control Agreement. Mr. Allison and the Company are also parties to the CIC Plan, the terms of which are described below.

Agreements with Juliet Johansson, Former Executive Vice President and Chief Strategy and Innovation Officer

Letter Agreement. The Company’s former Executive Vice President and Chief Strategy and Innovation Officer, Ms. Juliet Johansson, was employed pursuant to the terms of a letter agreement, effective March 31, 2014. Pursuant to the terms of her letter agreement, Ms. Johansson was eligible to receive the following during her employment with the Company:

•	Base salary of $475,000 per annum, which may be increased from time to time;

•	Right to participate in the Company’s equity plan for senior executive officers; and

•	Certain benefits and perquisites.

During fiscal year 2016, Ms. Johansson’s salary increased from $475,000 to $500,000 (effective October 30, 2016) and her bonus target payout was 75% of base salary.

Pursuant to her letter agreement, Ms. Johansson was entitled to certain additional payments and benefits in the event her employment is terminated under certain circumstances. For a description of these payments and benefits, see “Benefits Upon Termination or Change in Control Under Executive Agreements” below.

Equity Awards.

Ms. Johansson also held equity awards granted under the 2003 Plan and 2015 Plan, the material terms of which are described in the Compensation Tables herein.

Change in Control Agreement. Ms. Johansson and the Company were also parties to the CIC Plan, the terms of which are described below.

Ms. Johansson left the Company as part of the Company’s restructuring tied to its three-year strategic plan, effective January 26, 2017.

Agreements with Mark Cosby, Former President, North America

Letter Agreement. The Company’s former President, North America, Mark Cosby, was employed pursuant to the terms of a letter agreement dated July 21, 2014. Pursuant to the terms of the letter agreement, Mr. Cosby was eligible to receive the following during his employment with the Company:

•	Annual base salary of $850,000, subject to increase from time to time;

•	Right to participate in the Company’s equity plan for senior executive officers; and

•	Certain benefits and perquisites.

During fiscal year 2016, Mr. Cosby’s salary was increased from $850,000 to $900,000 effective July 31, 2016 and his bonus target payout was 100% of base salary.

Pursuant to his letter agreement, Mr. Cosby was entitled to certain additional payments and benefits in the event his employment was terminated under certain circumstances. For a description of these payments and benefits, see “Benefits Upon Termination or Change in Control Under Executive Agreements” below.

Separation Agreement. Mr. Cosby left the Company as part of the Company’s restructuring tied to its three-year strategic plan, effective November 18, 2016. In connection with Mr. Cosby’s termination, the Company and Mr. Cosby entered into a separation agreement, effective as of November 18, 2016. The Company paid Mr. Cosby $2,174,285 pursuant to the separation agreement, consisting of the sum of (i) 18 times Mr. Cosby’s monthly base salary in effect on November 18, 2016, (ii) 18 times the difference between Office Depot’s monthly COBRA premium for the type of Office Depot provided group health plan coverage in effect November 18, 2016, for Mr. Cosby and his active employee charge for such coverage, and (iii) a pro-rata bonus calculated based on actual performance under Office Depot’s annual bonus plan for the fiscal year 2016.

Under his separation agreement, Mr. Cosby released and discharged the Company and its affiliates and related parties from all claims resulting from anything that occurred prior to the date of such agreement. Mr. Cosby continues to be bound by the terms of his Associate Non-Competition, Confidentiality and Non-Solicitation Agreement signed on July 21, 2014.

Equity Awards.

Mr. Cosby also held equity awards granted under the 2003 Plan and 2015 Plan, the material terms of which are described in the Compensation Tables herein. In connection with Mr. Cosby’s termination and pursuant to an amendment approved by the Compensation Committee on October 27, 2016, Mr. Cosby will continue to vest in the portion of his restricted stock units granted in fiscal years 2014, 2015 and 2016 that would otherwise have vested in 2017 and in the portion of his performance share awards granted in fiscal year 2014 and tied to performance for the Company’s cumulative 2014-2016 fiscal year period. All applicable performance requirements under these awards will continue to apply.

Change in Control Agreement. During his employment with the Company Mr. Cosby and the Company were parties to the CIC Plan, the terms of which are described below.

Agreements with Steven Schmidt, Former Executive Vice President and President, International

Letter Agreement. The Company’s former Executive Vice President and President, International, Mr. Steven Schmidt, was employed pursuant to the terms of a letter agreement dated July 10, 2007, which was subsequently amended effective December 31, 2008. Pursuant to the terms of the letter agreement, Mr. Schmidt was eligible to receive the following during his employment with the Company:

•	Base salary of $625,000 per annum, subject to increase from time to time;

•	Right to participate in the Company’s bonus plans and equity plans for senior executive officers; and

•	Certain benefits and perquisites.

During fiscal year 2016, Mr. Schmidt’s salary was $675,000 and his bonus target payout was 85% of base salary.

Retention Agreement. The Company and Mr. Schmidt were parties to a retention agreement dated April 7, 2015, pursuant to which Mr. Schmidt was entitled to a retention payment of $1,000,000, payable in a single lump sum, upon the earlier to occur of the closing date of the Staples merger, the date of termination of the Staples merger, Mr. Schmidt’s termination by the Company without cause or March 15, 2016, provided that Mr. Schmidt remains actively employed by the Company. The retention bonus was paid on March 15, 2016.

Change in Control Agreement. At the time of the merger with OfficeMax, Mr. Schmidt was subject to a legacy change in control agreement dated July 21, 2011 and amended on February 21, 2013. This legacy change in control agreement provided for severance protections for two years from the date of a change of control; the Company’s merger with OfficeMax constituted a change in control under the agreement. Pursuant to this legacy change in control agreement, Mr. Schmidt was entitled to severance benefits in the event his employment was terminated by the Company without Cause or initiated by Mr. Schmidt for Good Reason on or before November 5, 2015. On April 7, 2015 the Company entered into an amendment to Mr. Schmidt’s change in control agreement that extended indefinitely the period during which Mr. Schmidt would become entitled to severance benefits in the event his employment was terminated by the Company, terminated without Cause or initiated by Mr. Schmidt for Good Reason. For a description of these payments and benefits, see “Benefits Upon Termination or Change in Control Under Executive Agreements” below.

Separation Agreement. Mr. Schmidt separated from the Company for Good Reason effective May 27, 2016. In connection with Mr. Schmidt’s termination, the Company and Mr. Schmidt entered into a separation agreement. The Company paid Mr. Schmidt $2,786,196 pursuant to the separation agreement, consisting of the sum of (i) his 2016 annual bonus, calculated at target and pro-rated for the number of days worked in 2016, (ii) two times the sum of his annual base salary (including annual car allowance) in effect on his May 27, 2016 termination date and his 2016 target annual bonus, and (iii) eighteen (18) months of the Company’s monthly COBRA premium in effect on his termination date for the type of coverage in effect for Mr. Schmidt on the termination date. Also pursuant to the separation agreement, the Company made a $13,000 payment on Mr. Schmidt’s behalf for financial counseling services in lieu of the outplacement services to which Mr. Schmidt was entitled pursuant to his change in control agreement.

Under his separation agreement, Mr. Schmidt released and discharged the Company and its affiliates and related parties from all claims resulting from anything that occurred prior to the date of such agreement. Mr. Schmidt continues to be bound by the non-competition, non-solicitation, confidentiality, work product and cooperation provisions of his change in control agreement.

Equity Awards.

Mr. Schmidt held equity awards granted under the 2007 Plan during the term of his employment with the Company, the material terms of which are described in the Compensation Tables herein.

Benefits Upon Termination or Change in Control Under Executive Agreements

Roland Smith

Termination with Cause or without Good Reason. Mr. R. Smith’s employment was terminable at will by either Mr. R. Smith or the Company. Upon Mr. R. Smith’s employment termination in any circumstance, he would have been eligible to receive:

•	Any accrued but unpaid base salary;

•	Any accrued but unused vacation;

•	Earned but unpaid annual bonus for the most recently completed calendar year;

•	Reimbursement for unreimbursed business expenses; and

•	Any other employee benefits (excluding equity compensation) as to which he may have been eligible, (collectively the “Accrued Items”).

Termination without Cause or with Good Reason. If Mr. R. Smith’s employment had been terminated without Cause or Mr. R. Smith had terminated his employment for Good Reason, then Mr. R. Smith would have been eligible to receive, subject to certain requirements and on the terms set forth in his agreement, the Accrued Items and:

•	Lump sum payment equal to two times the sum of his base salary and target bonus for the year in which the termination occurred (the “Lump Sum”);

•	Pro-rata annual bonus payment calculated based on actual performance for the year of termination; and

•	Reimbursement of COBRA payments for up to 18 months on the terms set forth in his employment agreement (the “COBRA Payment”).

Change in Control. If Mr. R. Smith’s employment had been terminated within 12 months following a Change in Control (as defined in his employment agreement), he would have been eligible to receive the same payments as described above for a termination without Cause or for Good Reason except that the bonus calculation would have been based upon his bonus for either the year in which the termination occurred or the year immediately preceding the year in which the Change in Control occurred, whichever resulted in a larger payment.

Mr. R. Smith’s receipt of severance benefits was conditioned upon his agreement to a standard release of claims against the Company as well as his continued observance of the confidentiality, non-competition, non-solicitation and non-disparagement commitments specified in his employment agreement.

Amendment to Employment Agreement. In connection with Mr. R. Smith’s planned retirement, on August 21, 2016, the Company and Mr. R. Smith entered into an amendment to Mr. R. Smith’s employment agreement. The amendment defines Mr. R. Smith’s “Retirement” as any termination of Mr. R. Smith’s employment other than for Cause on the earlier to occur of: (i) March 31, 2017, and (ii) the appointment of a new Chief Executive Officer by the Board. Upon Mr. R. Smith’s Retirement effective February 27, 2017, he became eligible to receive the Accrued Items and, conditioned upon his agreement to a standard release of claims against the Company and his continued observance of the confidentiality, non-competition, non-solicitation and non-disparagement commitments specified in his employment agreement: (x) a special bonus of $2,000,000 (the “Special Bonus”), (ii) a pro rata annual bonus pursuant to his employment agreement (provided that if he had retired in 2016 due to the Board’s appointment of a new Chief Executive Officer, he would have been entitled to the full annual bonus payment, subject to the performance conditions); (iii) the continued vesting of Mr. R. Smith’s equity compensation awards granted in fiscal year 2016 (and in any later year, had he received such grants) with the portion subject to performance goals adjusted for actual performance as measured at the end of the applicable period; and (iv) except as specified in clause (iii) above, the continued treatment of any outstanding equity awards in accordance with the terms of the applicable equity plan and award agreements. Mr. R. Smith was not eligible for the Lump Sum and the COBRA Payment in connection with his Retirement.

If Mr. R. Smith had remained employed with the Company in any executive capacity beyond March 31, 2017, he would have become entitled to the Special Bonus on March 31, 2017, but he would not have become entitled to the Lump Sum and the COBRA payment in the event of his later termination of employment for Good Reason or without Cause.

The non-competition provisions of Mr. Smith’s employment agreement will continue to apply following his Retirement for the remaining vesting period of Mr. R. Smith’s equity compensation awards granted in fiscal year 2016 (and would have continued to apply for the remaining vesting period of any equity compensation awards granted to Mr. R. Smith in any later year, had he remained employed with the Company in any executive capacity beyond March 31, 2017).

If Mr. R. Smith’s employment had been terminated for Good Reason or without Cause (other than on account of Mr. R. Smith’s death or disability) and in either case within twelve (12) months following a Change in Control, the amendment to his employment agreement would have been rendered obsolete.

Mr. Hare, Mr. Allison, Mr. Rice and Ms. Johansson

Termination Without Cause or With Good Reason. Pursuant to their letter agreements, if (i) Mr. Hare is terminated by the Company without Cause or voluntarily terminates his employment with Good Reason or (ii) if Mr. Allison, Mr. Rice or Ms. Johansson is terminated due to no fault of his or her own, then the Company will pay the executive the following:

•	18 months of annual base salary in effect on the date of termination;

•	18 times the difference between the Company’s monthly COBRA for the type of coverage in effect for executive on the date of termination and the applicable active employee monthly premium for such coverage; and

•	Pro-rata annual bonus calculated based on actual performance for the year of termination (for Mr. Allison, based on target performance), payable at the same time as payments are made to other active participants in the annual bonus plan.

Pursuant to an amendment approved by the Compensation Committee on October 27, 2016, in the event of Mr. Hare, Mr. Allison, Mr. Rice or Ms. Johansson’s involuntary termination of employment, the executive will continue to vest in the portion of their restricted stock units granted in fiscal years 2013, 2014, 2015 and 2016 that would otherwise have vested in 2017 and in the portion of their performance share awards granted in fiscal year 2014 and tied to performance for the Company’s cumulative 2014-2016 fiscal year period. All applicable performance requirements under these awards will continue to apply.

For each executive, the receipt of severance benefits is conditioned upon the executive’s agreement to a standard release of claims against the Company as well as the executive’s continued observance of the confidentiality, non-competition, and non-solicitation and non-disparagement commitments they entered into upon commencement of employment.

Executive Change in Control Severance Plan

All NEOs except for Messrs. R. Smith and Schmidt were covered by the Company’s CIC Plan in fiscal year 2016. The severance pay and other benefits payable to an executive upon the executive’s termination of employment after a Change in Control under the CIC Plan will be paid in lieu of, and not in addition to, any severance benefits payable under any executive’s existing offer letter, employment agreement or other program or agreement on account of the executive’s termination of employment with the Company.

Pursuant to the CIC Plan, a covered NEO will be eligible to receive certain severance pay and other benefits upon a separation from service that is initiated by: (i) the Company other than for Cause; or (ii) the Executive for Good Reason, in either case during the time period commencing on the effective date of a Change in Control and until the earlier of: (x) the two-year anniversary of the Change in Control trigger date, or (y) the date of the executive’s separation from service by reason of Disability or death.

A covered NEO will also be eligible to receive certain severance pay and other benefits if the executive’s separation from service is initiated by: (a) the Company without Cause during the six-month period ending on the Change in Control trigger date at the request of a third party engaging in a transaction or series of transactions that would result in a Change in Control and in contemplation of a Change in Control, or (b) the executive for Good Reason during the six-month period ending on the Change in Control trigger date.

Under the CIC Plan, qualifying NEOs will be eligible to receive severance pay and other benefits as follows (collectively, the “NEO Severance Benefits”):

i. Pro-Rata Bonus for Year of Termination. A lump sum cash payment equal to the pro-rata portion of the NEO’s annual cash bonus based on actual achievement of the performance goals applicable for the performance period.

ii. Prior Year Bonus. If the termination causes the NEO to forfeit payment of the NEO’s annual cash bonus for a completed performance period, a lump sum cash payment equal to the full amount of the annual cash bonus which the NEO would have received based on actual achievement of the performance goals.

iii. Change In Control Severance Amount. An amount equal to two (2) times (for Mr. Rice, one and one-half (1 1⁄2) times) the sum of the NEO’s: (i) base salary, and (ii) Average Annual Bonus (as defined in the CIC Plan).

iv. COBRA Payment. An amount equal to eighteen (18) times the monthly COBRA premium in effect on the date of the NEO’s separation from service for the type of Company-provided group health plan coverage in effect for the NEO (e.g., family coverage) less the active employee premium for such coverage in effect on the date of the separation from service.

v. Equity and Long-Term Incentives. Any outstanding equity or long-term compensation grant shall be treated in accordance with the terms of the applicable equity or long-term incentive compensation plan or award agreement under which the grant or award was made.

vi. Outplacement. Subject to the requirements of Section 409A as described in the CIC Plan, within sixty (60) days following the date of an NEO’s separation from service, the Company will make available a twenty-four (24) month executive outplacement services package for such NEO.

Any payment or benefit received or to be received by an NEO (whether payable under the terms of the CIC Plan or any other plan or arrangement with the Company or its affiliates) that would constitute a “parachute payment” within the meaning of Code Section 280G will be reduced to the extent necessary so that no portion will be subject to any excise tax but only if, by reason of such reduction, the net after-tax benefit received by such NEO exceeds the net after-tax benefit that would be received by such NEO if no reduction was made.

Mr. Cosby

Mr. Cosby’s letter agreement provided that in the event of his termination of employment without cause, he was eligible to receive a severance payment equal to the sum of: (i) 18 times Mr. Cosby’s monthly base salary in effect on the termination date, (ii) 18 times the difference between Office Depot’s monthly COBRA premium for the type of Office Depot provided group health plan coverage in effect on that date for Mr. Cosby and his active employee charge for such coverage, and (iii) a pro-rata bonus calculated based on actual performance under Office Depot’s annual bonus plan for the fiscal year in which the termination occurs. Pursuant to an amendment approved by the Compensation Committee on October 27, 2016, in the event of Mr. Cosby’s termination of employment without Cause, he will continue to vest in the portion of his restricted stock units granted in fiscal years 2014, 2015 and 2016 that would otherwise have vested in 2017 and in the portion of his performance share awards granted in fiscal year 2014 and tied to performance for the Company’s cumulative 2014-2016 fiscal year period. All applicable performance requirements under these awards will continue to apply.

Mr. Schmidt

Mr. Schmidt’s legacy change in control agreement provided that in the event that Mr. Schmidt’s employment was terminated by the Company without Cause or initiated by Mr. Schmidt for Good Reason, he was eligible to receive:

•	all vested and accrued, but unpaid, salary and benefits earned through the termination date;

•	a lump-sum cash severance payment equal to two times the sum of: (x) Mr. Schmidt’s annual base salary including any applicable car allowance, and (y) Mr. Schmidt’s target annual bonus for the fiscal year in which the date of the termination of employment occurs;

•	an additional cash payment equal to Mr. Schmidt’s prorated target annual bonus amount for the fiscal year in which the date of termination of employment occurs;

•	a lump-sum cash payment equal to eighteen times the Company’s monthly COBRA premium for Mr. Schmidt in effect on the date of termination of employment; and

•	an executive outplacement services package for a period of 24 months.

TABULAR INFORMATION REGARDING POTENTIAL PAYMENTS

UPON TERMINATION OR A CHANGE IN CONTROL

The following tables quantify the potential termination and change in control payment amounts assuming a hypothetical triggering event had occurred under the employment and letter agreements, equity compensation award agreements, and CIC Plan terms applicable to each of Messrs. R. Smith, Hare, Allison and Rice and to Ms. Johansson, and the termination payments that Messrs. Cosby and Schmidt became entitled to according to their respective separation agreements. These tables assume that the change in control or termination of the executive occurred: (i) on December 31, 2016, for Messrs. R. Smith, Hare, Allison and Rice and for Ms. Johansson, and (ii) on the actual termination date for each of Mr. Cosby (November 18, 2016) and Mr. Schmidt (May 27, 2016). The terms and conditions of the post-employment and change in control provisions for each of Messrs. R. Smith, Hare, Allison and Rice and Ms. Johansson are described in detail above. The termination payments paid or payable to Mr. Cosby and Mr. Schmidt on account of their employment terminations in fiscal year 2016 are also described in detail above.

Roland Smith

	Termination Resulting from Death		Termination Resulting from Disability		Termination Resulting from Retirement	Termination for Cause	Involuntary Termination or Resignation w/Good Reason Prior To Change in Control (w/o Cause)		Involuntary Termination or Resignation w/Good Reason Upon or After Change in Control (w/o Cause)		Termination for All Other Reasons (Voluntary)	Change in Control without Termination
	(a)		(b)		(c)	(d)	(e)		(f)		(g)	(h)
Bonus	$2,204,596	(1)	$2,204,596	(1)	$—	$—	$—		$—		$—	$—
Benefits
Long-Term Incentive or Performance Plan
2016 Restricted Stock	$5,121,815	(2)	$5,121,815	(2)	$—	$—	$—		$5,121,815	(3)	$—	$5,121,815
2016 Performance Shares	$1,139,970	(2)	$1,139,970	(2)	$—	$—	$—		$5,249,856	(3)	$—	$5,249,856
Cash Severance	$—		$—		$—	$—	$9,223,171	(5)	$9,223,171	(6)	$—	$—
Total for Mr. Smith	$8,466,381		$8,466,381		$—	$—	$9,223,171		$19,594,842		$—	$10,371,671

(1)	Represents a lump sum payment equal to the pro-rata bonus, if any, that Mr. Smith would have earned for the year in which his termination occurs based on the actual achievement of applicable performance goals for such year.
(2)	In the event of his separation from service with Office Depot due to death or Disability, Mr. Smith will vest in full in his 2016 Restricted Stock Unit Award on his termination date. For his 2016 TSR Performance Share Award, he will vest at target, prorated for service performed from the grant date through his separation date. For his 2016 AOI Performance Share Award, he will vest based on the earned portion of the award for fiscal year 2016 and the target portions of the award for fiscal years 2017 and 2018, prorated for service performed from the grant date through his separation date. The amount included in the table reflects the number of shares that would vest multiplied by the closing stock price of Office Depot’s stock on December 30, 2016 of $4.52.
(3)	In the event of his separation from service with Office Depot without Cause or for Good Reason within 24 months after the effective date of a change in control, Mr. Smith will vest in full in his 2016 Restricted Stock Unit Award. For his 2016 TSR Performance Share Award, he will vest at target. For his 2016 AOI Performance Share Award, he will vest based on the earned portion of the award for fiscal year 2016 and the target portions of the award for fiscal years 2017 and 2018. The amount included in the table reflects the number of shares that would vest multiplied by the closing stock price of Office Depot’s stock on December 30, 2016 of $4.52.
(4)	Mr. Smith will vest in full in his 2016 Restricted Stock Unit Award and at target in his 2016 TSR Performance Share Awards if the surviving entity in a change in control does not assume the awards. For his 2016 AOI Performance Share Award, he will vest based on the earned portion of the award for fiscal year 2016 and the target portions of the award for fiscal years 2017 and 2018 if the surviving entity in a change in control does not assume the award. The amount included in the table reflects the number of shares that would vest multiplied by the closing stock price of Office Depot’s stock on December 30, 2016 of $4.52.
(5)	Reflects a payment under Mr. Smith’s employment agreement dated November 12, 2013 equal to the sum of: (i) two times the sum of Mr. Smith’s base salary in effect on December 31, 2016 and Mr. Smith’s target annual bonus for the 2016 performance period, (ii) a payment equal to the pro-rata annual bonus for the 2016 performance period based on actual results, and (iii) 18 months of COBRA based on the rate in effect on the date of his termination.
(6)

Reflects a payment under Mr. Smith’s employment agreement dated November 12, 2013 equal to the sum of: (i) two times the sum of: Mr. Smith’s base salary in effect on December 31, 2016 and Mr. Smith’s target annual bonus for the 2016 performance period (or if greater, his target annual bonus for the year immediately preceding the year in which the Change in Control occurs), (ii) a payment equal to the pro-rata annual bonus for the 2016 performance period based on actual results, and (iii) 18 months of COBRA premiums based on the rate in effect on the date of his termination. In the event of a change in control, as defined under Section 280G of the Code, and a termination of Mr. Smith’s employment on December 31, 2016, the total payments for Mr. Smith under the foregoing arrangement equal $19,594,842, including $10,371,671 for the accelerated vesting of his restricted stock and performance shares. However, these payments are subject to reduction if the parachute amounts associated with the payments under Section 280G of the Code equal or exceed three times Mr. Smith’s average taxable compensation received from Office Depot for the five-year period ending December 31, 2015, and if he would receive more on an after-tax basis by reducing the payments than he would receive by getting all the payments and paying the 20% excise tax imposed by Section 4999 of the Code. Under the provisions, the severance payable to Mr. Smith would not be reduced, as his after-tax benefit is higher in the event he receives all severance payments and incurs all applicable income and excise taxes.

Stephen Hare

	Termination Resulting from Death		Termination Resulting from Disability		Termination Resulting from Retirement	Termination for Cause	Involuntary Termination or Resignation w/Good Reason Prior To Change in Control (w/o Cause)		Involuntary Termination or Resignation w/Good Reason Upon or After Change in Control (w/o Cause)		Termination for All Other Reasons (Voluntary)	Change in Control without Termination
	(a)		(b)		(c)	(d)	(e)		(f)		(g)	(h)
Bonus	$669,252	(1)	$669,252	(1)	$—	$—	$—		$—		$—	$—
Benefits
Outplacement Services	$—		$—		$—	$—	$—		$30,000	(2)	$—	$—
Long-Term Incentive or Performance Plan
2015 Restricted Stock	318,872	(3)	318,872	(3)	$—	$—	$159,434	(4)	$278,301	(5)	$—	$—
2015 Performance Shares	379,897	(6)	379,897	(6)	$—	$—	$—		$569,063	(5)	$—	$—
2016 Restricted Stock	$1,920,679	(7)	$1,920,679	(7)	$—	$—	$640,226	(4)	$1,920,679	(8)	$—	$1,920,679
2016 Performance Shares	$427,490	(7)	$427,490	(7)	$—	$—	$—		$1,968,701	(8)	$—	$1,968,701	(9)
Cash Severance	$—		$—		$—	$—	$1,807,092	(10)	$3,457,092	(11)	$—	$—
Total for Mr. Hare	$3,716,190		$3,716,190		$—	$—	$2,606,752		$8,223,836		$—	$3,889,380

(1)	Represents a lump sum payment equal to the pro-rata bonus, if any, that Mr. Hare would have earned for the year in which his termination occurs based on the actual achievement of applicable performance goals for such year.
(2)	Reflects the value of a 24-month outplacement services package under the CIC Plan.
(3)	In the event of his separation from service with Office Depot due to death or Disability prior to the effective date of a change in control, Mr. Hare fully will vest in his 2015 Restricted Stock Unit Award on his termination date. The amount included in the table reflects the number of shares that would vest multiplied by the closing stock price of Office Depot’s stock on December 30, 2016 of $4.52.
(4)	Pursuant to an amendment approved by the Compensation Committee on October 27, 2016, in the event of Mr. Hare’s involuntary termination of employment, he will continue to vest in the portion of his restricted stock units granted in fiscal years 2015 and 2016 that would otherwise have vested in 2017. The amount included in column (e) reflects the number of shares that would continue to vest multiplied by the closing stock price of Office Depot’s stock on December 30, 2016 of $4.52.
(5)	In the event of his separation from service with Office Depot without Cause or for Good Reason within 24 months after the effective date of a change in control, Mr. Hare will vest in his 2015 Restricted Stock Unit Award, prorated for service performed from the grant date through his separation date. In the event of a change in control, the service period will be shortened from three years to two years and the prorated award will be based on the two-year service period. In the case of the Performance Share Award, the same prorated vesting will apply except the number of units received will be based on actual performance for the 2015 fiscal year. The amount included in the table reflects the number of shares that would vest multiplied by the closing stock price of Office Depot’s stock on December 30, 2016 of $4.52.
(6)	In the event of his separation from service with Office Depot due to death or Disability prior to the effective date of a change in control, Mr. Hare will vest in his 2015 Performance Share Award at the earned rate, prorated for service performed from the grant date through his separation date based on a three-year service period. The amount included in the table reflects the number of shares that would vest multiplied by the closing stock price of Office Depot’s stock on December 30, 2016 of $4.52.
(7)	In the event of his separation from service with Office Depot due to death or Disability, Mr. Hare will vest in full in his 2016 Restricted Stock Unit Award on his termination date. For his 2016 TSR Performance Share Award, he will vest at target, prorated for service performed from the grant date through his separation date. For his 2016 AOI Performance Share Award, he will vest based on the earned portion of the award for fiscal year 2016 and the target portions of the award for fiscal years 2017 and 2018, prorated for service performed from the grant date through his separation date. The amount included in the table reflects the number of shares that would vest multiplied by the closing stock price of Office Depot’s stock on December 30, 2016 of $4.52.
(8)	In the event of his separation from service with Office Depot without Cause or for Good Reason within 24 months after the effective date of a change in control, Mr. Hare will fully vest in full in his 2016 Restricted Stock Unit Award. For his 2016 TSR Performance Share Award, he will vest at target. For his 2016 AOI Performance Share Award, he will vest based on the earned portion of the award for fiscal year 2016 and the target portions of the award for fiscal years 2017 and 2018. The amount included in the table reflects the number of shares that would vest multiplied by the closing stock price of Office Depot’s stock on December 30, 2016 of $4.52.

(9)	Mr. Hare will vest in full in his 2016 Restricted Stock Unit Award and at target in his 2016 TSR Performance Share Awards if the surviving entity in a change in control does not assume the awards. For his 2016 AOI Performance Share Award, he will vest based on the earned portion of the award for fiscal year 2016 and the target portions of the award for fiscal years 2017 and 2018 if the surviving entity in a change in control does not assume the award. The amount included in the table reflects the number of shares that would vest multiplied by the closing stock price of Office Depot’s stock on December 30, 2016 of $4.52.
(10)	Reflects a payment under Mr. Hare’s Employment Offer Letter dated December 2, 2013 equal to the sum of: (i) 18 times the sum of Mr. Hare’s monthly base salary in effect on December 31, 2016 and (ii) 18 times the difference of Office Depot’s monthly COBRA premium for the type of Office Depot provided group health plan coverage in effect on that date for Mr. Hare and his active employee charge for such coverage, and (iii) a pro-rata annual bonus for the 2016 performance period based on actual results.
(11)	Reflects a payment under the CIC Plan equal to the sum of: (i) two times the sum of: Mr. Hare’s base salary in effect on December 31, 2016 and Mr. Hare’s target annual bonus for the 2016 performance period, (ii) a payment equal to the pro-rata annual bonus for the 2016 performance period based on actual results, and (iii) an amount equal to 18 times the COBRA premium in effect on December 31, 2016 for the type of Office Depot provided group health plan coverage in effect for Mr. Hare less the active employee charge for such coverage. In the event of a change in control, as defined under Section 280G of the Code, and a termination of Mr. Hare’s employment on December 31, 2016, the total payments for Mr. Hare under the foregoing arrangement equal $8,223,836, including $4,736,744 for the accelerated vesting of his restricted stock and performance shares. However, these payments are subject to reduction if the parachute amounts associated with the payments under Section 280G of the Code equal or exceed three times Mr. Hare’s average taxable compensation received from Office Depot for the five-year period ending December 31, 2015, and if he would receive more on an after-tax basis by reducing the payments than he would receive by getting all the payments and paying the 20% excise tax imposed by Section 4999 of the Code. Under the provisions, the severance payable to Mr. Hare would not be reduced, as his after-tax benefit is higher in the event he receives all severance payments and incurs all applicable income and excise taxes.

Michael Allison

	Termination Resulting from Death		Termination Resulting from Disability		Termination Resulting from Retirement	Termination for Cause	Involuntary Termination or Resignation w/Good Reason Prior To Change in Control (w/o Cause)		Involuntary Termination or Resignation w/Good Reason Upon or After Change in Control (w/o Cause)		Termination for All Other Reasons (Voluntary)	Change in Control without Termination
	(a)		(b)		(c)	(d)	(e)		(f)		(g)	(h)
Bonus	$416,704	(1)	$416,704	(1)	$—	$—	$—		$—		$—	$—
Benefits
Outplacement Services	$—		$—		$—	$—	$—		$30,000	(2)	$—	$—
Long-Term Incentive or Performance Plan
2014 Restricted Stock	164,966	(3)	164,966	(3)	$—	$—	$164,966	(4)	$164,966	(3)	$—	$164,966	(5)
2014 Performance Shares	456,475	(6)	456,475	(6)	$—	$—	$742,338	(4)	$456,475	(6)	$—	$494,890	(5)
2015 Restricted Stock	159,438	(7)	159,438	(7)	$—	$—	$79,719	(4)	$139,153	(8)	$—	$—
2015 Performance Shares	189,948	(9)	189,948	(9)	$—	$—	$—		$284,534	(8)	$—	$
2016 Restricted Stock	$960,342	(10)	$960,342	(10)	$—	$—	$320,111	(4)	$960,342	(11)	$—	$960,342	(12)
2016 Performance Shares	$213,744	(10)	$213,744	(10)	$—	$—	$—		$984,346	(11)	$—	$984,346	(12)
Cash Severance	$—		$—		$—	$—	$1,258,197	(13)	$2,457,197	(14)	$—	$—
Total for Mr. Allison	$2,561,617		$2,561,617		$—	$—	$2,565,331		$5,477,013		$—	$2,604,544

(1)	Represents a lump sum payment equal to a pro-rata portion of the bonus, if any, that Mr. Allison would have earned for the year in which his termination occurs based on the actual achievement of applicable performance goals for such year.
(2)	Reflects the value of a 24-month outplacement services package under the CIC Plan.
(3)	In the event of his separation from service with Office Depot due to death, Disability, or without Cause or for Good Reason, in either case within 24 months following the effective date of a change in control, Mr. Allison will fully vest in his 2014 Restricted Stock Unit Award on his termination date. The amount included in the table reflects the number of shares that would vest multiplied by the closing stock price of Office Depot’s stock on December 30, 2016 of $4.52.
(4)	Pursuant to an amendment approved by the Compensation Committee on October 27, 2016, in the event of Mr. Allison’s involuntary termination of employment, he will continue to vest in the portion of his restricted stock units granted in fiscal years 2014, 2015 and 2016 that would otherwise have vested in 2017 and in the portion of his performance share awards granted in fiscal year 2014 and tied to performance for the Company’s cumulative 2014-2016 fiscal year period. All applicable performance requirements under these awards will continue to apply. The amount included in column (e) reflects the number of shares that would continue to vest multiplied by the closing stock price of Office Depot’s stock on December 30, 2016 of $4.52.
(5)	Mr. Allison will vest in full in his 2014 Restricted Stock Unit Award and at target in his 2014 Performance Share Awards if the surviving entity in a change in control does not assume the awards. The amount included in the table reflects the number of shares that would vest multiplied by the closing stock price of Office Depot’s stock on December 30, 2016 of $4.52.

(6)	In the event of his involuntary separation from service with Office Depot due to death or disability, or his separation from service with Office Depot without Cause or for Good Reason, in either case within 24 months following a change in control, Mr. Allison will vest in his 2014 Performance Share Award at target, prorated for service performed from the grant date through his termination date. The amount included in the table reflects the number of shares that would vest multiplied by the closing stock price of Office Depot’s stock on December 30, 2016 of $4.52.
(7)	In the event of his separation from service with Office Depot due to death or Disability prior to the effective date of a change in control, Mr. Allison will fully vest in his 2015 Restricted Stock Unit Award on his termination date. The amount included in the table reflects the number of shares that would vest multiplied by the closing stock price of Office Depot’s stock on December 30, 2016 of $4.52.
(8)	In the event of his separation from service with Office Depot without Cause or for Good Reason within 24 months after the effective date of a change in control, Mr. Allison will vest in his 2015 Restricted Stock Unit Award, prorated for service performed from the grant date through his separation date. In the event of a change in control, the service period will be shortened from three years to two years and the prorated award will be based on the two-year service period. For his 2015 Performance Share Award, the same prorated vesting will apply except the number of units received will be based on actual performance for the 2015 fiscal year. The amount included in the table reflects the number of shares that would vest multiplied by the closing stock price of Office Depot’s stock on December 30, 2016 of $4.52.
(9)	In the event of his separation from service with Office Depot due to death or Disability prior to the effective date of a change in control, Mr. Allison will vest in his 2015 Performance Share Award at the earned rate, prorated for service performed from the grant date through his separation date based on a three-year service period. The amount included in the table reflects the number of shares that would vest multiplied by the closing stock price of Office Depot’s stock on December 30, 2016 of $4.52.
(10)	In the event of his separation from service with Office Depot due to death or Disability, Mr. Allison will vest in full in his 2016 Restricted Stock Unit Award on his termination date. For his 2016 TSR Performance Share Award, he will vest at target, prorated for service performed from the grant date through his separation date. For his 2016 AOI Performance Share Award, he will vest based on the earned portion of the award for fiscal year 2016 and the target portions of the award for fiscal years 2017 and 2018, prorated for service performed from the grant date through his separation date. The amount included in the table reflects the number of shares that would vest multiplied by the closing stock price of Office Depot’s stock on December 30, 2016 of $4.52.
(11)	In the event of his separation from service with Office Depot without Cause or for Good Reason within 24 months after the effective date of a change in control, Mr. Allison will vest in full in his 2016 Restricted Stock Unit Award. For his 2016 TSR Performance Share Award, he will vest at target. For his 2016 AOI Performance Share Award, he will vest based on the earned portion of the award for fiscal year 2016 and the target portions of the award for fiscal years 2017 and 2018. The amount included in the table reflects the number of shares that would vest multiplied by the closing stock price of Office Depot’s stock on December 30, 2016 of $4.52.
(12)	Mr. Allison will vest in full in his 2016 Restricted Stock Unit Award and at target in his 2016 TSR Performance Share Awards if the surviving entity in a change in control does not assume the awards. For his 2016 AOI Performance Share Award, he will vest based on the earned portion of the award for fiscal year 2016 and the target portions of the award for fiscal years 2017 and 2018 if the surviving entity in a change in control does not assume the award. The amount included in the table reflects the number of shares that would vest multiplied by the closing stock price of Office Depot’s stock on December 30, 2016 of $4.52.
(13)	Reflects a payment under Mr. Allison’s Employment Offer Letter dated July 14, 2011, equal to the sum of: (i) 1.5 times his base salary in effect on December 30, 2016, (ii) a pro-rata portion of the greater of his target annual bonus for the 2016 performance period or the bonus that he would have earned for the year in which his termination occurs based on the actual achievement of applicable performance goals for such year and (iii) 18 times the difference between Office Depot’s monthly COBRA premium for the type of Office Depot provided group health plan coverage in effect on December 31, 2016 and his active employee charge for such coverage.
(14)	Reflects a payment under the CIC Plan equal to the sum of: (i) two times the sum of: Mr. Allison’s base salary in effect on December 30, 2016 and Mr. Allison’s target annual bonus for the 2016 performance period, (ii) a payment equal to the pro-rata annual bonus for the 2016 performance period based on actual results, and (iii) an amount equal to 18 times the COBRA premium in effect on December 30, 2016 for the type of Office Depot provided group health plan coverage in effect for Mr. Allison less the active employee charge for such coverage. In the event of a change in control, as defined under Section 280G of the Code, and a termination of Mr. Allison’s employment on December 30, 2016, the total payments for Mr. Allison under the foregoing arrangement equal $5,477,013, including $2,989,816 for the accelerated vesting of his restricted stock and performance shares. However, these payments are subject to reduction if the parachute amounts associated with the payments under Section 280G of the Code equal or exceed three times Mr. Allison’s average taxable compensation received from Office Depot for the five-year period ending December 31, 2015, and if he would receive more on an after-tax basis by reducing the payments than she would receive by getting all the payments and paying the 20% excise tax imposed by Section 4999 of the Code. No reduction in severance payments applies, as Mr. Allison’s total payments do not equal or exceed three times his average taxable compensation.

Troy Rice

	Termination Resulting from Death		Termination Resulting from Disability		Termination Resulting from Retirement	Termination for Cause	Involuntary Termination or Resignation w/Good Reason Prior To Change in Control (w/o Cause)		Involuntary Termination or Resignation w/Good Reason Upon or After Change in Control (w/o Cause)		Termination for All Other Reasons (Voluntary)	Change in Control without Termination
	(a)		(b)		(c)	(d)	(e)		(f)		(g)	(h)
Bonus	$402,344	(1)	$402,344	(1)	$—	$—	$—		$—		$—	$—
Benefits
Outplacement Services	$—		$—		$—	$—	$—		$30,000	(2)	$—	$—
Long-Term Incentive or Performance Plan
2014 Restricted Stock	94,640	(3)	94,640	(3)	$—	$—	$94,640	(4)	$94,640	(3)	$—	$96,640	(5)
2014 Performance Shares	257,473	(6)	257,473	(6)	$—	$—	$425,879	(4)	$257,473	(6)	$—	$283,919	(5)
2015 Restricted Stock	119,581	(7)	119,581	(7)	$—	$—	$59,791	(4)	$104,367	(8)	$—	$—
2015 Performance Shares	142,466	(9)	142,466	(9)	$—	$—	$—		$213,403	(8)	$—	$—
2016 Restricted Stock	$576,205	(10)	$576,205	(10)	$—	$—	$192,068	(4)	$576,205	(11)	$—	$576,205	(12)
2016 Performance Shares	$128,246	(10)	$128,246	(10)	$—	$—	$—		$590,606	(11)	$—	$590,606	(12)
Cash Severance	$—		$—		$—	$—	$1,391,408	(13)	$2,691,408	(14)	$—	$—
Total for Mr. Rice	$1,720,955		$1,720,955		$—	$—	$2,163,786		$4,558,102		$—	$1,545,370

(1)	Represents a lump sum payment equal to the pro-rata bonus, if any, that Mr. Rice would have earned for the year in which his termination occurs based on the actual achievement of applicable performance goals for such year.
(2)	Reflects the value of a 24-month outplacement services package under the CIC Plan.
(3)	In the event of his separation from service with Office Depot due to death, Disability, or without Cause or for Good Reason, in either case within 24 months following the effective date of a change in control, Mr. Rice will fully vest in his 2014 Restricted Stock Unit Award on his termination date. The amount included in the table reflects the number of shares that would vest multiplied by the closing stock price of Office Depot’s stock on December 30, 2016 of $4.52.
(4)	Pursuant to an amendment approved by the Compensation Committee on October 27, 2016, in the event of Mr. Rice’s involuntary termination of employment, he will continue to vest in the portion of his restricted stock units granted in fiscal years 2014, 2015 and 2016 that would otherwise have vested in 2017 and in the portion of his performance share awards granted in fiscal year 2014 and tied to performance for the Company’s cumulative 2014-2016 fiscal year period. All applicable performance requirements under these awards will continue to apply. The amount included in column (e) reflects the number of shares that would continue to vest multiplied by the closing stock price of Office Depot’s stock on December 30, 2016 of $4.52.
(5)	Mr. Rice will vest in full in his 2014 Restricted Stock Unit Award and at target in his 2014 Performance Share Awards if the surviving entity in a change in control does not assume the awards. The amount included in the table reflects the number of shares that would vest multiplied by the closing stock price of Office Depot’s stock on December 30, 2016 of $4.52.
(6)	In the event of his involuntary separation from service with Office Depot due to death or disability, or his separation from service with Office Depot without Cause or for Good Reason, in either case within 24 months following a change in control, Mr. Rice will vest in his 2014 Performance Share Award at target, prorated for service performed from the grant date through his termination date. The amount included in the table reflects the number of shares that would vest multiplied by the closing stock price of Office Depot’s stock on December 30, 2016 of $4.52.
(7)	In the event of his separation from service with Office Depot due to death or Disability prior to the effective date of a change in control, Mr. Rice will fully vest in his 2015 Restricted Stock Unit Award on his termination date. The amount included in the table reflects the number of shares that would vest multiplied by the closing stock price of Office Depot’s stock on December 30, 2016 of $4.52.
(8)	In the event of his separation from service with Office Depot without Cause or for Good Reason within 24 months after the effective date of a change in control, Mr. Rice will vest in his 2015 Restricted Stock Unit Award, prorated for service performed from the grant date through his separation date. In the event of a change in control, the service period will be shortened from three years to two years and the prorated award will be based on the two-year service period. For his 2015 Performance Share Award, the same prorated vesting will apply except the number of units received will be based on actual performance for the 2015 fiscal year. The amount included in the table reflects the number of shares that would vest multiplied by the closing stock price of Office Depot’s stock on December 30, 2016 of $4.52.
(9)	In the event of his separation from service with Office Depot due to death or Disability prior to the effective date of a change in control, Mr. Rice will vest in his 2015 Performance Share Award at the earned rate, prorated for service performed from the grant date through his separation date based on a three-year service period. The amount included in the table reflects the number of shares that would vest multiplied by the closing stock price of Office Depot’s stock on December 30, 2016 of $4.52.
(10)

In the event of his separation from service with Office Depot due to death or Disability, Mr. Rice will vest in full in his 2016 Restricted Stock Unit Award on his termination date. For his 2016 TSR Performance Share Award, he will vest at target, prorated for service performed from the grant date through his separation date. For his 2016 AOI Performance Share Award, he will vest based on the earned portion of the award for fiscal year 2016 and the target portions of the award for fiscal years 2017 and 2018, prorated for service performed from the grant date through his separation date. The amount included in the table reflects the number of shares that would vest multiplied by the closing stock price of Office Depot’s stock on December 30, 2016 of $4.52.
(11)	In the event of his separation from service with Office Depot without Cause or for Good Reason within 24 months after the effective date of a change in control, Mr. Rice will vest in full in his 2016 Restricted Stock Unit Award. For his 2016 TSR Performance Share Award, he will vest at target. For his 2016 AOI Performance Share Award, he will vest based on the earned portion of the award for fiscal year 2016 and the target portions of the award for fiscal years 2017 and 2018. The amount included in the table reflects the number of shares that would vest multiplied by the closing stock price of Office Depot’s stock on December 30, 2016 of $4.52.
(12)	Mr. Rice will vest in full in his 2016 Restricted Stock Unit Award and at target in his 2016 TSR Performance Share Awards if the surviving entity in a change in control does not assume the awards. For his 2016 AOI Performance Share Award, he will vest based on the earned portion of the award for fiscal year 2016 and the target portions of the award for fiscal years 2017 and 2018 if the surviving entity in a change in control does not assume the award. The amount included in the table reflects the number of shares that would vest multiplied by the closing stock price of Office Depot’s stock on December 30, 2016 of $4.52.
(13)	Reflects a payment under Mr. Rice’s Employment Offer Letter dated March 17, 2014, equal to the sum of: (i) 1.5 times his base salary in effect on December 30, 2016, (ii) a pro-rata portion of the bonus he would have earned for the year in which his termination occurs based on the actual achievement of applicable performance goals for such year, and (iii) 18 times the difference between Office Depot’s monthly COBRA premium for the type of Office Depot provided group health plan coverage in effect on December 31, 2016 and his active employee charge for such coverage.
(14)	Reflects a payment under the CIC Plan equal to the sum of: (i) two times the sum of: Mr. Rice’s base salary in effect on December 30, 2016 and Mr. Rice’s target annual bonus for the 2016 performance period, (ii) a payment equal to the pro-rata annual bonus for the 2016 performance period based on actual results, and (iii) an amount equal to 18 times the COBRA premium in effect on December 30, 2016 for the type of Office Depot provided group health plan coverage in effect for Mr. Rice less the active employee charge for such coverage. In the event of a change in control, as defined under Section 280G of the Code, and a termination of Mr. Rice’s employment on December 30, 2016, the total payments for Mr. Rice under the foregoing arrangement equal $4,558,102, including $1,836,694 for the accelerated vesting of his restricted stock and performance shares. However, these payments are subject to reduction if the parachute amounts associated with the payments under Section 280G of the Code equal or exceed three times Mr. Rice’s average taxable compensation received from Office Depot for the five-year period ending December 31, 2015, and if he would receive more on an after-tax basis by reducing the payments than she would receive by getting all the payments and paying the 20% excise tax imposed by Section 4999 of the Code. Under the provisions, the severance payable to Mr. Rice would not be reduced, as his after-tax benefit is higher in the event he receives all severance payments and incurs all applicable income and excise taxes.

Mark Cosby

	Involuntary Termination or Resignation w/Good Reason Upon or After Change in Control (w/o Cause)
	(1)
Bonus	$807,163	(1)
Benefits
Outplacement Services	$30,000	(2)
Long-Term Incentive or Performance Plan
2014 Restricted Stock	$520,053	(3)
2014 Performance Shares	$2,340,235	(4)
2015 Restricted Stock	$199,296	(5)
2016 Restricted Stock	$640,226	(6)
Cash Severance	$1,367,122	(7)
Total for Mr. Cosby	$5,904,095

(1)	Reflects the pro-rata bonus paid to Mr. Cosby for fiscal year 2016, determined based on the actual achievement of applicable performance goals for such year.
(2)	Reflects the value of the outplacement services package.
(3)	Reflects the portion of Mr. Cosby’s 2014 Restricted Stock Unit Award that would otherwise have vested in 2017.
(4)	Reflects the portion of Mr. Cosby’s 2014 Performance Share Award that would otherwise have vested in 2017.
(5)	Reflects the portion of Mr. Cosby’s 2015 Restricted Stock Unit Award that would otherwise have vested in 2017.
(6)	Reflects the portion of Mr. Cosby’s 2016 Restricted Stock Award that would otherwise have vested in 2017.

(7)	Reflects the additional severance pay paid pursuant to Mr. Cosby’s settlement agreement, as described above.

Juliet Johansson

	Involuntary Termination or Resignation w/Good Reason Upon or After Change in Control (w/o Cause)
	(1)
Bonus	$377,337	(1)
Benefits
Outplacement Services	$30,000	(2)
Long-Term Incentive or Performance Plan
2014 Restricted Stock	$91,205	(3)
2014 Performance Shares	$410,414	(4)
2015 Restricted Stock	$39,857	(5)
2016 Restricted Stock	$213,407	(6)
Cash Severance	$763,303	(7)
Total for Ms. Johansson	$1,925,522

(1)	Reflects the pro-rata bonus paid to Ms. Johansson for fiscal year 2016, determined based on the actual achievement of applicable performance goals for such year.
(2)	Reflects the value of the outplacement services package.
(3)	Reflects the portion of Ms. Johansson’s 2014 Restricted Stock Unit Award that would otherwise have vested in 2017.
(4)	Reflects the portion of Ms. Johansson’s 2014 Performance Share Award that would otherwise have vested in 2017.
(5)	Reflects the portion of Ms. Johansson’s 2015 Restricted Stock Unit Award that would otherwise have vested in 2017.
(6)	Reflects the portion of Ms. Johansson’s 2016 Restricted Stock Award that would otherwise have vested in 2017.
(7)	Reflects the additional severance pay paid pursuant to Ms. Johansson’s settlement agreement.

Steve Schmidt

	Involuntary Termination or Resignation w/Good Reason Upon or After Change in Control (w/o Cause)
	(1)
Cash Severance	$2,786,196	(1)
Total for Mr. Schmidt	$2,786,196

(1)	Reflects the amount of severance pay paid pursuant to Mr. Schmidt’s settlement agreement, as described above.

STOCK OWNERSHIP INFORMATION

Our Largest Shareholders; Ownership by Our Directors and Executive Officers

We have provided a stock ownership table below that contains certain information about shareholders whom we believe are the “beneficial” owners of more than five percent (5%) of our outstanding common stock, as well as information regarding stock ownership by our directors, NEOs and our directors and Executive Officers as a group as of June 1, 2017, unless otherwise indicated. Except as described below, we know of no person that beneficially owns more than 5% of our outstanding common stock, based solely upon filings made with the SEC.

Except as otherwise noted below, each person or entity named in the following table has the sole voting and investment power with respect to all shares of our common stock that he, she or it beneficially owns.

Name of Beneficial Owner	Beneficial Ownership(1)	Beneficial Ownership Percentage(2)
Blackrock, Inc.(3) 55 East 52nd Street, New York, NY 10055	54,373,734	10.49%
Hotchkis and Wiley Capital Management, LLC(4) 725 S. Figueroa Street, 39th Fl, Los Angeles, CA 90017	46,546,266	8.98%
The Vanguard Group(5) 100 Vanguard Blvd., Malvern, PA 19355	41,058,714	7.92%
Fairpointe Capital LLC(6) One North Franklin Street, Ste. 3300, Chicago, IL 60606	33,020,004	6.37%
Bank of New York Mellon Corporation(7) 225 Liberty Street, New York, NY 10286	30,114,859	5.81%
Board of Directors and NEOs(8) Gerry P. Smith	1,667,692	*
Warren F. Bryant(9)	68,893	*
Kristin A. Campbell	0	*
Rakesh Gangwal(9)	74,875	*
Cynthia T. Jamison	16,461	*
V. James Marino	51,289	*
Michael J. Massey(9)	0	*
Francesca Ruiz de Luzuriaga	17,773	*
David M. Szymanski	3,806	*
Nigel Travis	234,045	*
Joseph Vassalluzzo	85,034	*
Total of Board of Directors	2,219,868	*
(Office Depot’s NEOs, other than the CEO) Stephen E. Hare, Executive Vice President and CFO	1,573,857	*
Troy Rice, President, Retail Division(10)	358,187
Michael Allison, Executive Vice President and Chief Administrative Officer	755,592	*
Roland C. Smith, Former Chairman and Chief Executive Officer(11)	4,960,495	*
Mark Cosby, Former President, North America(11)	927,767	*
Steven Schmidt, Former President, International(11)	796,590	*
Juliet Johansson, Former Executive Vice President and Chief Strategy and Innovation Officer(11)	234,782	*
Directors and Executive Officers as a Group (22 Persons in Total)	12,581,982	2.43%

*	Represents beneficial ownership of less than one percent of the issued and outstanding common stock, as of June 1, 2017.

(1)	Includes shares of common stock subject to options exercisable within 60 days of June 1, 2017, if applicable. See “Options Exercisable within 60 days of June 1, 2017” table below for detail. Also included are unvested shares of restricted stock, as to which the holder has voting rights.
(2)	The percentage ownership for all shareholders listed in the table above is based on 518,385,043 shares of common stock outstanding as of June 1, 2017. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, shares issuable upon the exercise of options that are exercisable within 60 days of June 1, 2017, are not deemed outstanding for purposes of computing the percentage of ownership of any other person.
(3)	The information regarding BlackRock, Inc. is reported as of December 31, 2016, and was derived from a Schedule 13G filed on January 11, 2017, that reported sole voting power over 52,941,264 shares, shared voting power over 0 shares, shared dispositive power over 0 shares and sole dispositive power over 54,373,734 shares.
(4)	The information regarding Hotchkis and Wiley Capital Management, LLC is reported as of December 31, 2016, and was derived from a Schedule 13G filed on February 9, 2017, that reported sole voting power over 42,389,956 shares, shared voting power over 0 shares, shared dispositive power over 0 shares and sole dispositive power over 46,546,266 shares.
(5)	The information regarding The Vanguard Group is reported as of December 31, 2016, and was derived from a Schedule 13G filed on February 9, 2017, that reported sole voting power over 651,074 shares, shared voting power over 56,896 shares, shared dispositive power over 681,154 shares and sole dispositive power over 40,377,560 shares.
(6)	The information regarding Fairpointe Capital LLC is reported as of March 31, 2017, and was derived from a Schedule 13G filed on April 21, 2017, that reported sole voting power over 31,902,202 shares, shared voting power over 0 shares, shared dispositive power over 665,600 shares and sole dispositive power over 32,354,404 shares.
(7)	The information regarding Bank of New York Mellon Corporation is reported as of December 31, 2016, and was derived from a Schedule 13G filed on February 3, 2017, that reported sole voting power over 28,798,051 shares, shared dispositive power over 166,511 shares and sole dispositive power over 29,947,848 shares.
(8)	The address for all of our directors and NEOs is c/o Office Depot, Inc., 6600 North Military Trail, Boca Raton, Florida 33496. In addition to the information reported in this table, the following directors hold the number of RSUs convertible into shares of Office Depot common stock set forth beside his or her name:

Name	RSUs
Warren F. Bryant	243,048
Kristin A. Campbell	34,626
Rakesh Gangwal	551,874
Cynthia T. Jamison	76,041
Francesca Ruiz de Luzuriaga	295,772
V. James Marino	159,652
Michael J. Massey	100,366
David M. Szymanski	292,226
Nigel Travis	83,280
Joseph Vassalluzzo	90,229

The shares of common stock underlying these RSUs will not be distributed to the directors until some period of time after their separation from Office Depot as directors, pursuant to the terms of their respective restricted stock unit award agreements. Until such distribution, these directors neither have the right to vote, nor the right to dispose of these RSUs.

Options Exercisable within 60 Days of June 1, 2017

The number of options that are or will be exercisable within 60 days of June 1, 2017, for each applicable person named in the table above and for Office Depot’s executive officers and directors as a group is as follows:

Gerry P. Smith	0	David M. Szymanski	0
Warrant F. Bryant	1,178	Nigel Travis	0
Kristin A. Campbell	0	Joseph Vassalluzzo	0
Rakesh Gangwal	20,667	Stephen E. Hare	500,000
Cynthia T. Jamison	0	Michael Allison	58,118
Francesca Ruiz de Luzuriaga	12,164	Troy Rice	0
V. James Marino	0	Roland C. Smith	1,500,000
Michael J. Massey	0	Mark Cosby	0
All Executive Officers and Directors as a Group (22 Persons)	2,198,065	Steven Schmidt	105,000
		Juliet Johansson	0

(9)	The director has informed the Company that he is not standing for re-election at the Annual Meeting.
(10)	Effective May 30, 2017, Mr. Rice was appointed as the Company’s President, Retail Division. Prior to that date, he served as the Company’s Executive Vice President and Chief Operating Officer, North America.
(11)	The information regarding stock ownership is as of the dates of termination which are as follows: for Mr. R. Smith (as of February 27, 2017), for Mr. Cosby (as of November 18, 2016), for Mr. Schmidt (as of May 27, 2016) and for Ms. Johansson (as of January 25, 2017).

PROPOSAL 4: TO HOLD AN ADVISORY VOTE APPROVING OFFICE DEPOT’S

EXECUTIVE COMPENSATION

Background

We are asking shareholders to cast an advisory vote approving the compensation of our NEOs as disclosed in the Executive and Director Compensation, Summary Compensation Table, Summary of Executive Agreements and Potential Payments Upon Change in Control, and Tabular Information Regarding Potential Payments Upon Termination of a Change in Control sections of this proxy statement. While this “Say-on-Pay” vote is advisory and therefore non-binding, Office Depot values the opinions of shareholders and will consider the outcome of the vote when making future executive compensation decisions.

Our Compensation Philosophy and Practices

In fiscal year 2016, we continued to see positive results from our November 2013 merger with OfficeMax, and our executives continued to achieve key business objectives that position the company for future success. We urge you to read the Compensation Discussion and Analysis section of this proxy statement, which discusses how the company’s executive compensation program reflects our compensation philosophy during 2016 and describes the decisions made by the Compensation Committee in 2016 in detail.

We believe that Office Depot’s executive compensation programs align the interests of our NEOs with those of our shareholders by tying a significant portion of their compensation to Office Depot’s performance, and by providing a competitive level of compensation needed to recruit, retain and motivate talented executives critical to Office Depot’s long term success.

Effect of “Say-on-Pay” Vote

The Say-on-Pay vote is an advisory vote only. As such, your vote on the company’s executive compensation matters will not be binding on our Board and may not be construed as overruling any decision by the Board or Compensation Committee, nor will it create or imply any additional fiduciary duty of the Board or Compensation Committee. The Compensation Committee and the Board will, however, carefully review the Say-on-Pay voting results and seek to determine the causes of any significant negative voting results in an effort to better understand shareholder issues and concerns with our executive compensation. Furthermore, the Compensation Committee and the Board will take into account the outcome of the vote when considering future executive compensation arrangements. Shareholders who want to communicate with our Board of Directors or management should refer to the “Communicating with our Board of Directors” section of this proxy statement for additional information.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

PROPOSAL 5: TO HOLD AN ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also enables our shareholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as proposal 4 included in this Proxy Statement. By voting on this proposal 5, shareholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years.

After careful consideration of this proposal 5, our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company, and therefore recommends that you vote for a one-year interval for the advisory vote on executive compensation.

In formulating its recommendation, our Board of Directors considered that an annual advisory vote on executive compensation will allow our shareholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. We understand that our shareholders may have different views as to what is the best approach for the company, and we look forward to hearing from our shareholders on this proposal. You may cast your vote on your preferred voting frequency by choosing the option of every one year, every two years, every three years or abstain from voting when you vote in response to the resolution set forth below.

“RESOLVED, that the shareholders of the company determine, on an advisory basis, that the frequency with which the shareholders of the company shall have an advisory vote on the compensation of the company’s named executive officers set forth in the company’s Proxy Statement pursuant to the Securities and Exchange Commission’s compensation disclosure rules is:

Choice 1 — every one year;

Choice 2 — every two years;

Choice 3 — every three years; or

Choice 4 — abstain from voting.”

The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be deemed the choice of the frequency for the advisory vote on executive compensation that has been selected by shareholders. However, because this vote is advisory and not binding on the Board of Directors or the company in any way, the board may decide that it is in the best interests of our shareholders and the company to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE OPTION OF “EVERY ONE YEAR” AS THE FREQUENCY WITH WHICH SHAREHOLDERS ARE PROVIDED AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.

Properly dated and signed proxies will be so voted unless shareholders specify otherwise. Proxies submitted without direction pursuant to this proposal will be voted for the “EVERY ONE YEAR” option. Shareholders are not voting to approve or disapprove the Board of Directors’ recommendation. Shareholders may choose among the four choices included in the resolution set forth above.

COPIES OF FORM 10-K AVAILABLE

We filed our Annual Report on Form 10-K for the year ended December 31, 2016, with the SEC on March 1, 2017, and amended the Form 10-K/A on April 26, 2017. The 2016 Form 10-K, including all exhibits, can be found on the Corporate website investor.officedepot.com under the headings “Company Info/SEC Filings,” and can be downloaded free of charge. We will provide a copy of our 2016 Form 10-K, which includes our consolidated financial statements and notes to our financial statements, free of charge to any shareholder upon written request. Requests should be sent to the Department of Investor Relations at our Corporate offices, 6600 North Military Trail, Boca Raton, FL 33496, 561-438-7878, Investor.Relations@officedepot.com.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who own more than 10% of Office Depot’s common stock to file reports of their holdings and transactions of Office Depot common stock with the SEC and The NASDAQ Stock Market. Based on a review of Forms 3, 4 and 5 and any amendments thereto, we believe that each of our executive officers and directors reported on a timely basis all transactions required to be reported by Section 16(a) during fiscal year 2016.

2018 SHAREHOLDER PROPOSALS

Any proposal submitted by a shareholder, including nominations of persons for election to the Office Depot Board of Directors, intended to be presented for consideration at the 2018 annual meeting of shareholders must be received by the Office Depot Corporate Secretary at Office Depot’s corporate offices, 6600 North Military Trail, Boca Raton, FL 33496, Attn: Office of the Chief Legal Officer, on or before 5:00 p.m. (local time) no earlier than the close of business on March 22, 2018, and no later than close of business on April 21, 2018. If Office Depot’s 2018 annual meeting of shareholders is, however, more than 30 days before or more than 60 days after July 20, 2018, such notice must be delivered no earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting and, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of such meeting is first made by Office Depot. The notice in writing to be delivered to Office Depot’s Corporate Secretary must comply with the provisions of Office Depot’s bylaws.

If you wish to submit a proposal to be presented at Office Depot’s 2018 annual meeting of shareholders and included in the 2018 proxy statement and proxy pursuant to Rule 14a-8 under the Exchange Act, your proposal must be received by the Office Depot corporate secretary at Office Depot’s corporate offices no later than February 9, 2018 (120 days before the one-year anniversary of the release date of the 2017 annual meeting proxy statement) or, if Office Depot holds its 2018 annual meeting of shareholders on a date that is not within 30 days of July 20, 2018, no later than a reasonable time before Office Depot begins to print and send its proxy materials for its 2018 annual meeting of shareholders, and otherwise must comply with Securities and Exchange Commission requirements in Proxy Rule 14a-8.

OTHER MATTERS

It is not presently expected that any matters other than those discussed herein will be brought before our Annual Meeting. If, however, other matters do come before the Annual Meeting, it is the intention of the proxy holders to vote in their discretion.

OFFICE DEPOT, INC. 2017 LONG-TERM INCENTIVE PLAN

OFFICE DEPOT, INC.

2017 LONG-TERM INCENTIVE PLAN

ARTICLE 1 — PURPOSE AND GENERAL PROVISIONS

1.1 Establishment of Plan. Office Depot, Inc., a Delaware corporation (the “Company”), hereby establishes an equity incentive compensation plan to be known as the “Office Depot, Inc. 2017 Long-Term Incentive Plan” (the “Plan”), as set forth in this document.

1.2 Purpose of Plan. The purpose of the Plan is to promote the long-term growth and profitability of the Company and its subsidiaries by (i) providing certain employees, directors, consultants, advisors and other persons who perform services for the Company and its subsidiaries with incentives to maximize shareholder value and otherwise contribute to the success of the Company, and (ii) enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility.

1.3 Types of Awards. Awards under the Plan may be made to eligible Participants in the form of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Other Awards or any combination thereof.

1.4 Effective Date. The Plan was adopted by the Board of Directors of the Company on June 1, 2017 contingent upon approval by the Company’s shareholders. The Plan became effective on the date the Company’s shareholders approved the Plan (the “Effective Date”).

1.5 Termination of the Plan. No awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date (except as provided in Section 5.7(a) below). Awards granted under the Plan on or prior to the tenth (10th) anniversary of the Effective Date shall remain outstanding beyond that date in accordance with the terms and conditions of the Plan and the Agreements corresponding such Awards.

ARTICLE 2 — DEFINITIONS

Except where the context otherwise indicates, the following definitions apply:

“AGREEMENT” means the written or electronic agreement evidencing an Award granted to a Participant under the Plan. As determined by the Committee, each Agreement shall consist of either (i) a written agreement in a form approved by the Committee and executed on behalf of the Company by an officer duly authorized to act on its behalf, or (ii) an electronic notice of Award in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking Awards, and if required by the Committee, executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company (other than the particular Award recipient) to execute any or all Agreements on behalf the Company.

“AWARD” means an award granted to a Participant under the Plan that consists of one or more Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Other Awards or a combination of these.

“BOARD” means the Board of Directors of the Company.

“CHANGE IN CONTROL” means the occurrence of one of the following events:

(a) if any Person, other than an Exempt Person, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more (the “CIC Percentage”) of the combined voting power of the Company’s then-outstanding securities; provided, however, that if such Person first obtains the approval of the Board to acquire the CIC

Percentage, then no Change in Control shall be deemed to have occurred unless and until such Person obtains a CIC Percentage ownership of the combined voting power of the Company’s then-outstanding securities without having first obtained the approval of the Board; or

(b) if any Person, other than an Exempt Person, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing greater than 50% of the combined voting power of the Company’s then-outstanding securities, whether or not the Board shall have first given its approval to such acquisition; or

(c) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board (the “Incumbent Directors”) cease for any reason to constitute a majority of the Board; provided, however, that any new directors whose election, nomination for election by the Company’s shareholders or appointment was approved by a vote of at least one-half of the directors then still in office who either were directors at the beginning of the period or whose election, nomination or appointment was previously so approved shall be considered Incumbent Directors; and further provided, however, that no individual shall be considered an Incumbent Director if such individual’s election, nomination or appointment to the Board was in connection with an actual or threatened “election contest” (as described in Rule 14a-12(c) under the Exchange Act) with respect to the election or removal of directors (an “Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any such Election Contest or Proxy Contest; or

(d) the consummation of a merger or consolidation of the Company with any other corporation; provided, however, a Change in Control shall not be deemed to have occurred: (i) if such merger or consolidation would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) either directly or indirectly more than 50% of the combined voting power of the securities of the Company or such surviving entity outstanding immediately after such merger or consolidation in substantially the same proportion as their ownership immediately prior to the merger or consolidation, or (ii) if the corporate existence of the Company is not affected and following the merger or consolidation, the majority of the Company’s Executive Committee, or if no such body then exists, the majority of the Tier 1 Participants in the Company’s Change in Control Severance Plan retain their positions with the Company (disregarding any such participant whose employment terminates for reasons other than due to a termination by the Company without Cause (as defined in the applicable Agreement) or a termination by such Participant for Good Reason (as defined in the applicable Agreement) and the directors of the Company prior to such merger or consolidation constitute at least a majority of the Board of the Company or the entity that directly or indirectly controls the Company after such merger or consolidation; or

(e) the sale or disposition by the Company of all or substantially all the Company’s assets, other than a sale to an Exempt Person; or

(f) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

“CODE” means the Internal Revenue Code of 1986, as now in effect and as hereafter amended from time to time. Any reference to a particular section of the Code includes any applicable regulations promulgated under that section. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

“COMMITTEE” means the Compensation Committee of the Board or such other committee consisting of two or more members of the Board as may be appointed by the Board from time to time to administer this Plan pursuant to Article 3. If the Common Stock is traded on the NASDAQ or the NYSE, all of the members of the Committee shall be independent directors within the meaning of the NASDAQ’s or NYSE’s listing standards (as applicable). If any member of the Committee does not qualify as (i) a “Non-Employee

Director” within the meaning of Rule 16b-3 under the Exchange Act, and (ii) an “outside director” within the meaning of Code section 162(m), the Board shall appoint a subcommittee of the Committee, consisting of at least two Independent Directors, to grant Awards to Covered Employees and to Insiders; each member of such subcommittee shall satisfy the requirements of (i) and (ii) above. References to the Committee in the Plan shall include and, as appropriate, apply to any such subcommittee.

“COMMON STOCK” means the Common Stock, par value $.01 per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

“COMPANY” means Office Depot, Inc., a Delaware corporation, and its successors and assigns.

“COVERED EMPLOYEE” means a Participant whom the Committee determines is or may be subject to the limitations of Code section 162(m).

“DISABILITY” means, with respect to any Incentive Stock Option, a disability as determined under Code section 22(e)(3), and with respect to any other Award, unless provided otherwise in an Agreement (in which case such definition shall apply for purposes of the Plan with respect to that particular Award), (i) with respect to a Participant who is eligible to participate in a program of long-term disability insurance maintained by the Employer, the date on which the insurer or administrator under such program of long-term disability insurance determines that the Participant is eligible to commence benefits under such program, and (ii) with respect to any Participant (including a Participant who is eligible to participate in a program of long-term disability insurance maintained by the Employer), the Participant’s inability, due to physical or mental incapacity, to substantially perform the Participant’s duties and responsibilities for the Employer for one hundred eighty (180) days out of any three hundred sixty-five (365) day period or one hundred twenty (120) consecutive days.

Notwithstanding the preceding provisions of this definition or anything in any Agreement to the contrary, to the extent any provision of this Plan or an Agreement would cause a payment of a 409A Award to be made because of the Participant’s Disability, then there shall not be a Disability that triggers payment until the date (if any) that the Participant is disabled within the meaning of Code section 409A(a)(2)(C). Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Disability (and other Participant rights that are tied to a Disability, such as vesting, shall not be affected by the prior sentence).

For Participants who are participants in the Company’s Executive Change in Control Plan, unless provided otherwise in an Agreement, any question as to the existence of the Participant’s Disability as to which the Participant and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the Participant and the Company. If the Participant and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and the Participant shall be final and conclusive for all purposes of this Plan.

“EFFECTIVE DATE” shall have the meaning ascribed to such term in Section 1.4 hereof.

“EMPLOYEE” means any individual whom the Employer treats as a common law employee for payroll tax purposes, either within or outside the United States.

“EMPLOYER” means the Company and the Subsidiaries.

“EXCEPTION” means the performance-based compensation exception to the deductibility limitation of Code section 162(m).

“EXCHANGE ACT” means the Securities Exchange Act of 1934, as now in effect and as hereafter amended from time to time. Any reference to a particular section of the Exchange Act includes any applicable regulations promulgated under that section. All citations to sections of the Act or rules thereunder are to such sections or rules as they may from time to time be amended or renumbered.

“EXEMPT PERSON” means any employee benefit plan of the Employer or a trustee or other administrator or fiduciary holding securities under an employee benefit plan of the Employer.

“FAIR MARKET VALUE” of a share of Common Stock of the Company means, as of the date in question,

(a) if the Common Stock is listed for trading on the NASDAQ, the closing sale price of a share of Common Stock on such date, as reported by the NASDAQ or such other source as the Committee deems reliable, or if no such reported sale of the Common Stock shall have occurred on such date, on the last day prior to such date on which there was such a reported sale;

(b) if the Common Stock is listed for trading on the NYSE, the closing sale price of a share of Common Stock on such date, as reported by the NYSE or such other source as the Committee deems reliable, or if no such reported sale of the Common Stock shall have occurred on such date, on the last day prior to such date on which there was such a reported sale;

(c) if the Common Stock is not listed for trading on the NASDAQ or the NYSE but is listed for trading on another national securities exchange, the closing sale price of a share of Common Stock on such date as reported on such exchange, or if no such reported sale of the Common Stock shall have occurred on such date, on the last day prior to such date on which there was such a reported sale;

(d) if the Common Stock is not listed for trading on a national securities exchange but nevertheless is publicly traded and reported (through the OTC Bulletin Board or otherwise), the closing sale price of a share of Common Stock on such date, or if no such reported sale of the Common Stock shall have occurred on such date, on the last day prior to such date on which there was such a reported sale; or

(e) if the Common Stock is not publicly traded and reported, the fair market value as established in good faith by the Committee or the Board.

For purposes of subsection (c) above, if the Common Stock is not traded on the NASDAQ or the NYSE but is traded on more than one other securities exchange on the given date, then the largest exchange on which the Common Stock is traded shall be referenced to determine Fair Market Value.

Notwithstanding the foregoing but subject to the next paragraph, if the Committee determines in its discretion that an alternative definition of Fair Market Value should be used in connection with the grant, exercise, vesting, settlement or payout of any Award, it may specify such alternative definition in the Agreement applicable to the Award. Such alternative definition may include a price that is based on the opening, actual, high, low, or average selling prices of a share of Common Stock on the NASDAQ or other securities exchange on the given date, the trading date preceding the given date, the trading date next succeeding the given date, or an average of trading days.

Notwithstanding the foregoing, (i) in the case of an Option or SAR, Fair Market Value shall be determined in accordance with a definition of fair market value that permits the Award to be exempt from Code section 409A; and (ii) in the case of an Option that is intended to qualify as an ISO under Code section 422 or an Award that is intended to qualify for the Exception, Fair Market Value shall be determined by the Committee in accordance with the requirements of Code section 422 or Code section 162(m), as applicable.

“409A AWARD” means an Award that is not exempt from Code section 409A.

“FULL VALUE AWARD” means (i) an Award of Restricted Stock, Restricted Stock Units, Performance Shares, or Performance Units, or an Other Award that is not in the nature of an appreciation award (i.e., the value of the Other Award is not based on the difference in the value of a share of Common Stock at different points in time); or (ii) an award granted under a Prior Plan that is the equivalent of an Award listed in clause (i) above.

“GENERAL AWARD” means an Award that is not a Qualified Performance-Based Award.

“INCENTIVE STOCK OPTION” or “ISO” means an Option which is designated as an “incentive stock option” and intended to meet the requirements of Code section 422.

“INDEPENDENT DIRECTOR” means any individual who is a member of the Board and who is not also employed by the Employer.

“INSIDER” shall mean an individual who is, on the relevant date, subject to the reporting requirements of Exchange Act section 16(a).

“NASDAQ” means The NASDAQ Stock Market LLC or its successor.

“NEGATIVE DISCRETION” means the absolute and unrestricted discretion that the Committee may exercise to reduce, but not increase, the amount that otherwise would be payable pursuant to an Award in connection with the attainment of a performance objective under the Award for any reason, including but not limited to the Committee’s determination that the performance objective has become an inappropriate measure of achievement, a change in the employment status, position or duties of the Participant, or unsatisfactory performance of the Participant. It is expressly permissible to reduce the amount otherwise payable pursuant to an Award to zero.

“NON-EMPLOYEE” means any consultant or advisor, other than an Employee or Independent Director, who provides bona fide services to the Employer not in connection with the offer or sale of securities in a capital raising transaction.

“NONQUALIFIED STOCK OPTION” or “NSO” means any Option which is not designated as an “incentive stock option” or that otherwise does not meet the requirements of Code section 422.

“NYSE” means the New York Stock Exchange or its successor.

“OPTION” means an Award granted under Article 5 which is either an Incentive Stock Option or a Nonqualified Stock Option. An Option shall be designated as either an Incentive Stock Option or a Nonqualified Stock Option, and in the absence of such designation, shall be treated as a Nonqualified Stock Option.

“OPTION EXERCISE PRICE” means the price at which a share of Common Stock may be purchased by a Participant pursuant to the exercise of an Option.

“OTHER AWARD” means any form of equity-based or equity-related award, other than an Option, a Stock Appreciation Right, Restricted Stock, a Restricted Stock Unit, a Performance Share or a Performance Unit, that is granted pursuant to Article 9.

“OTHER COMPANY SECURITIES” mean securities of the Company other than Common Stock, which may include, without limitation, unbundled stock units or components thereof, debentures, preferred stock, warrants and securities convertible into or exchangeable for Common Stock or other property.

“PARTICIPANT” means an Employee, Non-Employee or Independent Director who is eligible to receive or has received an Award under this Plan.

“PERFORMANCE PERIOD” shall have the meaning ascribed to such term in Section 8.3.

“PERFORMANCE SHARE” means an Award under Article 8 of the Plan that is valued by reference to a share of Common Stock, which value may be paid to the Participant by delivery of cash or other property as the Committee shall determine upon achievement of such performance objectives during the relevant Performance Period as the Committee shall establish at the time of such Award or thereafter, but not later than the time permitted by Code section 162(m) in the case of a Covered Employee, unless the Committee does not intend for such Award to comply with Code section 162(m).

“PERFORMANCE UNIT” means an Award under Article 8 of the Plan that has a value set by the Committee (or that is determined by reference to a valuation formula specified by the Committee), which value may be paid to the Participant by delivery of cash or other property as the Committee shall determine upon achievement of such performance objectives during the relevant Performance Period as the Committee shall establish at the time of such Award or thereafter, but not later than the time permitted by Code section 162(m) in the case of a Covered Employee, unless the Committee does not intend for such Award to comply with Code section 162(m).

“PERMITTED TRANSFEREE” means any members of the immediate family of the Participant (i.e., spouse, children, and grandchildren), any trusts for the benefit of such family members or any partnerships whose only partners are such family members.

“PERSON” means any “person” or “group” as those terms are used in Exchange Act Sections 13(d) and 14(d).

“PLAN” means the Office Depot, Inc. 2017 Long-Term Incentive Plan set forth in this document and as it may be amended from time to time.

“PRIOR PLANS” means the 2015 Plan, the 2007 Plan and the 2003 OMIPP, as they have been amended from time to time.

“QUALIFIED PERFORMANCE-BASED AWARD” means an Award (or a specified portion of an Award) to a Participant that is intended to satisfy the requirements for the Exception.

“RESTRICTED STOCK” means an Award of shares of Common Stock under Article 7 of the Plan, which shares are issued with such restrictions as the Committee, in its sole discretion, may impose, including but not limited to an Award of shares that the Committee grants to an Independent Director with no restrictions.

“RESTRICTED STOCK UNIT” or “RSU” means an Award under Article 7 of the Plan that is valued by reference to a share of Common Stock, which value may be paid to the Participant by delivery of cash or other property as the Committee shall determine and that has such restrictions as the Committee, in its sole discretion, may impose, including but not limited to an Award that the Committee grants to an Independent Director with no restrictions.

“RESTRICTION PERIOD” means the period commencing on the date an Award of Restricted Stock or an RSU is granted and ending on such date as the Committee shall determine, during which time the Award is subject to forfeiture as provided in the Agreement.

“SHARE POOL” shall have the meaning ascribed to such term in in Section 4.1.

“STOCK APPRECIATION RIGHT” or “SAR” means an Award granted under Article 6 which provides for delivery of cash or other property as the Committee shall determine with a value equal to the excess of the Fair Market Value of a share of Common Stock on the day the Stock Appreciation Right is exercised over the specified purchase price.

“SUBSIDIARY” means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof are owned directly or indirectly by the Company. With respect to all purposes of the Plan, including but not limited to, the establishment, amendment, termination, operation and administration of the Plan, the Company and the Committee shall be authorized to act on behalf of all other entities included within the definition of “Subsidiary.”

“TANDEM SAR” means a Stock Appreciation Right granted to a Participant in connection with an Option as described in Section 6.4.

“2003 OMIPP” means the 2003 OfficeMax Incentive and Performance Plan.

“2007 PLAN” means the Office Depot, Inc. 2007 Long-Term Incentive Plan.

“2015 PLAN” means the Office Depot, Inc. 2015 Long-Term Incentive Plan.

ARTICLE 3 — ADMINISTRATION; POWERS OF THE COMMITTEE

3.1 General. This Plan shall be administered by the Committee.

3.2 Authority of the Committee.

(a) Subject to the provisions of the Plan, the Committee shall have the full and discretionary authority to (i) select the persons who are eligible to receive Awards under the Plan, (ii) determine the form and substance of Awards made under the Plan and the conditions and restrictions, if any, subject to which such Awards will be made, (iii) modify the terms of Awards made under the Plan, (iv) interpret, construe and administer the Plan and Awards granted thereunder, (v) make any adjustments necessary or desirable in connection with Awards made under the Plan to eligible Participants located outside the United States, and (vi) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out the Plan as it may deem appropriate.

(b) The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Agreement in the manner and to the extent it shall deem desirable to carry it into effect.

(c) Decisions of the Committee on all matters relating to the Plan shall be in the Committee’s sole discretion and shall be conclusive, final and binding on all parties. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto.

(d) In the event the Company shall assume outstanding equity awards or the right or obligation to make such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards as it shall deem equitable and appropriate to prevent dilution or enlargement of benefits intended to be made under the Plan.

(e) In making any determination or in taking or not taking any action under the Plan, the Committee may obtain and may rely on the advice of experts, including but not limited to employees of the Company and professional advisors.

3.3 Rules for Foreign Jurisdictions. Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, (i) amend or vary the terms of the Plan in order to conform such terms with the requirements of each non-U.S. jurisdiction where a Participant works or resides or to meet the goals and objectives of the Plan; (ii) establish one or more sub-plans for these purposes; and (iii) establish administrative rules and procedures to facilitate the operation of the Plan in such non-U.S. jurisdictions. For purposes of clarity, the terms and conditions contained herein which are subject to variation in a non-U.S. jurisdiction shall be reflected in a written addendum to the Plan with respect to each Participant or group of Participants affected by such non-U.S. jurisdiction.

3.4 Delegation of Authority. The Committee may, in its discretion, at any time and from time to time, delegate to one or more of its members such of its authority as it deems appropriate (provided that any such delegation shall be to at least two members of the Committee with respect to Awards to Covered Employees and Insiders). Except with respect to the grant or amendment of Qualified Performance-Based Awards, the Committee may, at any time and from time to time, delegate to one or more other members of the Board such of its authority as it deems appropriate. To the extent permitted by law and applicable stock exchange rules, the Committee may also delegate its authority to one or more persons who are not members of the Board, except that no such delegation will be permitted with respect to Covered Employees and Insiders.

3.5 Agreements. Each Award granted under the Plan shall be evidenced by an Agreement. Each Agreement shall be subject to and incorporate, by reference or otherwise, the applicable terms and conditions of the Plan, and any other terms and conditions, not inconsistent with the Plan, as may be imposed by the Committee, including without limitation, provisions related to the consequences of termination of employment. A copy of such Agreement shall be provided to the Participant, and the Committee may, but need not, require that the

Participant sign (or otherwise acknowledge receipt of) a copy of the Agreement or a copy of a notice of grant. Each Participant may be required, as a condition to receiving an Award under this Plan, to enter into an agreement with the Company containing such non-compete, confidentiality, and/or non-solicitation provisions as the Committee may adopt and approve from time to time (as so modified or amended, the “Non-Compete Agreement”). The provisions of the Non-Compete Agreement may also be included in, or incorporated by reference in, the Agreement.

3.6 Indemnification. No member or former member of the Committee or the Board or person to whom the Committee has delegated responsibility under the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it. The Company shall indemnify and hold harmless each member and former member of the Committee and the Board against all cost or expense (including counsel fees and expenses) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan, unless arising out of such member’s or former member’s own willful misconduct, fraud, bad faith or as expressly prohibited by statute. Such indemnification shall be in addition (without duplication) to any rights to indemnification or insurance the member or former member may have as a director or under the by-laws of the Company or otherwise.

3.7 Minimum Vesting Requirement. Notwithstanding anything herein to the contrary, each equity-based Award shall vest no earlier than the one-year anniversary of the date of grant of the Award; provided, however, that: (i) up to 5% of the Share Pool, as the Share Pool may be increased pursuant to Sections 4.1 and 4.3, may be issued pursuant to Awards that do not satisfy this minimum vesting requirement; and (ii) the Committee may provide for accelerated vesting of an Award in full or in part prior to the one-year anniversary of the date of grant of the Award pursuant to Article 11.

3.8 Restrictions on Dividends and Dividend Equivalents. Notwithstanding anything herein to the contrary, dividend equivalents shall not be paid with respect to Options or SARs. Dividends and dividend equivalents with respect to a Restricted Stock Award, Restricted Stock Unit, Performance Share, Performance Unit or Other Award shall be subject to the same vesting requirements as the underlying Award; in no event shall dividends or dividend equivalents be paid on any such Award prior to the date on which such Award has become vested.

ARTICLE 4 — SHARES AVAILABLE UNDER THE PLAN

4.1 Number of Shares. Subject to adjustment as provided in this Section 4.1 and in Section 4.3, the aggregate number of shares of Common Stock that are available for issuance pursuant to Awards granted under the Plan is Thirty-Six Million (36,000,000), less one share for every one share that was subject to a stock option, stock appreciation right or other award in the nature of an appreciation right granted after April 30, 2017 under the 2015 Plan and 1.5 shares for every one share that was subject to any Full Value Award granted after April 30, 2017 under the 2015 Plan (the “Share Pool”). All of the Share Pool may, but is not required to, be issued pursuant to Incentive Stock Options. If Awards are granted in substitution or assumption of awards of an entity acquired, by merger or otherwise, by the Company (or any Subsidiary), to the extent such grant shall not be inconsistent with the terms, limitations and conditions of Code section 422, Exchange Act Rule 16b-3 or applicable NASDAQ rules, the number of shares subject to such substitute or assumed Awards shall not increase or decrease the Share Pool.

The shares issued pursuant to Awards under the Plan shall be made available from shares currently authorized but unissued or shares currently held (or subsequently acquired) by the Company as treasury shares, including shares purchased in the open market or in private transactions.

No additional awards shall be granted under the 2015 Plan after the Effective Date, and all remaining shares available for grant under the 2015 Plan will be cancelled on the Effective Date. No additional awards have been granted under the 2007 Plan and 2003 OMIPP since the Company’s shareholders approved the

2015 Plan on April 25, 2015; all remaining shares available for grant under the 2007 Plan and 2003 OMIPP were cancelled at that time. Outstanding awards under the Prior Plans shall continue to be to be governed by the Prior Plans and the agreements under which they were granted.

The following rules shall apply for purposes of the determination of the number of shares of Common Stock available for grants of Awards under the Plan:

(a) Each Option shall be counted as one share subject to an Award and deducted from the Share Pool.

(b) Each share of Restricted Stock, each Restricted Stock Unit that may be settled in shares of Common Stock, and each Other Award that may be settled in shares of Common Stock shall be counted as 1.5 shares subject to an Award and deducted from the Share Pool. Restricted Stock Units and Other Awards that may not be settled in shares of Common Stock shall not result in a deduction from the Share Pool.

(c) Each Performance Share that may be settled in shares of Common Stock shall be counted as 1.5 shares subject to an Award, based on the number of shares that would be paid under the Performance Share for achievement of target performance, and deducted from the Share Pool. Each Performance Unit that may be settled in shares of Common Stock shall be counted as a number of shares subject to an Award, based on 1.5 multiplied by the number of shares that would be paid under the Performance Unit for achievement of target performance, with the number determined by dividing the value of the Performance Unit at the time of grant by the Fair Market Value of a share of Common Stock at the time of grant, and this number shall be deducted from the Share Pool. In both cases, in the event that the Award is later settled based on above-target performance, the number of shares of Common Stock corresponding to the above-target performance, calculated pursuant to the applicable methodology specified above, shall be deducted from the Share Pool at the time of such settlement; in the event that the Award is later settled upon below-target performance, the number of shares of Common Stock corresponding to the below-target performance, calculated pursuant to the applicable methodology specified above, shall be added back to the Share Pool. Performance Shares and Performance Units that may not be settled in shares of Common Stock shall not result in a deduction from the Share Pool.

(d) Each Stock Appreciation Right that may be settled in shares of Common Stock shall be counted as one share subject to an Award and deducted from the Share Pool. Stock Appreciation Rights that may not be settled in shares of Common Stock shall not result in a reduction from the Share Pool. If a Stock Appreciation Right is granted in connection with an Option and the exercise of the Stock Appreciation Right results in the loss of the Option right, the shares subject to such related Option shall be added back to the Share Pool.

(e) If, for any reason, any shares subject to an Award under the Plan are not issued or are returned to the Company, for reasons including, but not limited to, a forfeiture of Restricted Stock or a Restricted Stock Unit, or the termination, expiration or cancellation of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, or Other Award, or settlement of any Award in cash rather than shares, such shares shall again be available for Awards under the Plan and shall be added to the Share Pool. If the tax withholding obligation under a Full Value Award granted under the Plan is satisfied by the Company retaining shares or by the Participant tendering shares (either by actual delivery or attestation), the number of shares so retained or tendered shall be available for Awards under the Plan and shall be added to the Share Pool. Any addition to the Share Pool pursuant to this paragraph shall be adjusted by the factor specified above with respect to the type of Award pursuant to which the shares were derived.

(f) If, for any reason, after April 30, 2017, any shares subject to an award under the Prior Plans are not issued or are returned to the Company, for reasons including, but not limited to, a forfeiture of restricted stock or a restricted stock unit, or the termination, expiration or cancellation of an option, stock appreciation right, restricted stock, restricted stock unit, performance share, performance unit, or other award, or settlement of any award in cash rather than shares, such shares shall be available for Awards under the Plan and shall be added to the Share Pool. If, after April 30, 2017, the tax withholding obligation under a Full Value Award granted under a Prior Plan is satisfied by the Company retaining shares or by the holder tendering shares (either by actual delivery or attestation), the number of shares so retained or tendered shall be available for Awards under the Plan and shall be added to the Share Pool. Any addition to the Share Pool pursuant to this paragraph shall be adjusted by the factor specified above with respect to the type of award pursuant to which the shares were derived.

(g) Notwithstanding anything to contrary contained herein, if the exercise price and/or tax withholding obligation under an Award other than a Full Value Award is satisfied by the Company retaining shares or by the Participant tendering shares (either by actual delivery or attestation), the number of shares so retained or tendered shall be deemed delivered for purposes of determining the Share Pool and shall not be available for further Awards under the Plan. To the extent an SAR that may be settled in shares of Common Stock is, in fact, settled in shares of Common Stock, the gross number of shares subject to such Stock Appreciation Right shall be deemed delivered for purposes of determining the Share Pool and shall not be available for further Awards under the Plan. Similarly, if the exercise price and/or tax withholding obligation under an award under a Prior Plan other than a Full Value Award is satisfied by the Company retaining shares or by the holder tendering shares (either by actual delivery or attestation), the number of shares so retained or tendered shall not be available for Awards under the Plan and shall not be added to the Share Pool. To the extent a stock appreciation right granted under a Prior Plan that may be settled in shares of Common Stock is, in fact, settled in shares of Common Stock, the gross number of shares subject to such stock appreciation right shall not be available for Awards under the Plan and shall not be added to the Share Pool. Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or, after April 30, 2017, options under any Prior Plan shall not be available for Awards under the Plan and shall not be added to the Share Pool.

4.2 Individual Limits. Subject to adjustment as provided in Section 4.3, the following rules shall apply to Awards under the Plan:

(a) The maximum number of Options and Stock Appreciation Rights that, in the aggregate, may be granted in any one fiscal year of the Company to any one Participant shall be four million (4,000,000).

(b) The maximum number of shares of Restricted Stock, Restricted Stock Units and Other Awards intended to be Qualified Performance-Based Awards that, in the aggregate, may be granted in any one fiscal year of the Company to any one Participant shall be one million five hundred thousand (1,500,000).

(c) The maximum aggregate payout (determined as of the end of the applicable Performance Period) with respect to Performance Units intended to be Qualified Performance-Based Awards granted in any one fiscal year of the Company to any one Participant shall be six million five hundred thousand dollars ($6,500,000). The maximum number of shares of Common Stock subject to Awards of Performance Shares intended to be Qualified Performance-Based Awards granted in any one fiscal year of the Company to any one Participant shall be three million five hundred thousand (3,500,000).

(d) For any one Independent Director and for any one fiscal year of the Company, the maximum aggregate (i) amount of cash compensation paid in such fiscal year to such Independent Director in respect of such Independent Director’s service as a member of the Board during such fiscal year, including but not limited to service performed in such fiscal year but for which payment is not made until the following fiscal year, and (ii) grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted in such fiscal year to such Independent Director under this Plan or any other stock plan of the Company shall not exceed six hundred and fifty thousand dollars ($650,000); provided, however, that such limit shall not apply to an Independent Director who serves as Chairman of the Board at any time during such fiscal year of the Company.

For purposes of the Exception, any Award that is denominated in shares of Common Stock may be settled in cash based on the Fair Market Value of the Award as of the applicable vesting or payment date.

The multipliers specified in subsections (a) through (g) of Section 4.1 shall not apply for purposes of applying the foregoing limitations of this Section 4.2.

4.3 Adjustment of Shares. If any change in corporate capitalization, such as a stock split, reverse stock split, stock dividend, or any corporate transaction such as a reorganization, reclassification, merger or consolidation or separation, including a spin-off, of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company’s corporate structure, or any distribution to shareholders (other than an ordinary cash dividend) results in the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares or other securities of the Company, or for shares of stock or other securities of any other corporation (or new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding shares of Common Stock), or a material change in the value of the outstanding shares of Common Stock as a result of the change, transaction or distribution, then the Committee shall make equitable adjustments, as it determines are necessary and appropriate to prevent the enlargement or dilution of benefits intended to be made available under the Plan, in:

(a) the number and class of stock or other securities that comprise the Share Pool as set forth in Section 4.1, including, without limitation, with respect to Incentive Stock Options;

(b) the limitations on the aggregate number of shares of Common Stock that may be awarded to any one Participant under various Awards as set forth in Section 4.2;

(c) the number and class of stock or other securities subject to outstanding Awards, and which have not been issued or transferred under an outstanding Award;

(d) the Option Exercise Price under outstanding Options, the exercise price under outstanding Stock Appreciation Rights, and the number of shares of Common Stock to be transferred in settlement of outstanding Awards; and

(e) the terms, conditions or restrictions of any Award and Agreement, including but not limited to the price payable for the acquisition of shares of Common Stock.

It is intended that, if possible, any adjustment contemplated above shall be made in a manner that satisfies applicable legal requirements as well as applicable requirements with respect to taxation (including, without limitation and as applicable in the circumstances, Code section 424, Code section 409A, and Code section 162(m)) and accounting (so as to not trigger any charge to earnings with respect to such adjustment).

Without limiting the generality of the above, any good faith determination by the Committee as to whether an adjustment is required in the circumstances and the extent and nature of any such adjustment shall be final, conclusive and binding on all persons.

ARTICLE 5 — STOCK OPTIONS

5.1 Grant of Options. Subject to the terms and provisions of the Plan, the Committee may from time to time grant Options to eligible Participants. The Committee shall have sole discretion in determining the number of shares subject to Options granted to each Participant. The Committee may grant a Participant ISOs, NSOs or a combination thereof, and may vary such Awards among Participants; provided that the Committee may grant Incentive Stock Options only to individuals who are employees within the meaning of Code section 3401(c) of the Company or its subsidiaries (as defined for this purpose in Code section 424(f)). Notwithstanding anything in this Article 5 to the contrary, except for Options that are specifically designated as intended to be subject to Code section 409A, the Committee may only grant Options to individuals who provide direct services on the date of grant of the Options to the Company or another entity in a chain of entities in which the Company or another such entity has a controlling interest (within the meaning of Treasury Regulation section 1.409A-1(b)(5)(iii)(e)) in each entity in the chain.

5.2 Agreement. Each Option grant shall be evidenced by an Agreement that shall specify the Option Exercise Price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, the conditions upon which the Option shall become vested and exercisable (subject to Section 3.7) and such other provisions as the Committee shall determine. The Option Agreement shall further specify whether the Award is intended to be an ISO or an NSO. Any portion of an Option that is not designated in the Agreement as an ISO or otherwise fails or is not qualified as an ISO (even if designated as an ISO) shall be an NSO. Dividend equivalents shall not be paid with respect to Options.

5.3 Option Exercise Price. The per share Option Exercise Price for each Option shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an Option Exercise Price lower than set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another Option in a manner satisfying the provisions of Code section 424(a) relating to a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation; provided that the Committee determines that such Option Exercise Price is appropriate to preserve the economic benefit of the replaced award and will not impair the exemption of the Option from Code section 409A (unless the Committee clearly and expressly foregoes such exemption at the time the Option is granted).

5.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary of its grant date other than an Option granted to a Participant outside the United States. If an Agreement does not specify an expiration date, the Option’s expiration date shall be the 10th anniversary of its grant date.

5.5 Exercise of Options. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall specify, including conditions related to the employment of the Participant with the Employer or provision of services by the Participant to the Employer, which need not be the same for each grant or for each Participant. The Committee may provide in the Agreement for rights upon the occurrence of events specified in the Agreement. Upon exercise of an Option, the number of shares of Common Stock subject to exercise under any related SAR shall automatically be reduced by the number of shares represented by the Option or portion thereof which is surrendered.

5.6 Payment. Options shall be exercised, in whole or in part, by the delivery of an oral, written or electronic notice of exercise to the Company or its designated representative in the form prescribed by the Company, setting forth the number of shares of Common Stock with respect to which the Option is to be exercised and satisfying any requirements that the Committee may apply from time to time. Full payment of the Option Exercise Price for such shares (less any amount previously paid by the Participant to acquire the Option) must be made on or prior to the Payment Date, as defined below. The Option Exercise Price shall be paid to the Company in United States dollars either: (a) in cash, (b) by check, bank draft, money order or other cash equivalent approved by the Committee, (c) if approved by the Committee, by tendering previously acquired shares of Common Stock (or delivering a certification or attestation of ownership of such shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Exercise Price (provided that the tendered shares must have been held by the Participant for any period required by the Committee), (d) if approved by the Committee, by cashless exercise as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, (e) by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law, including a net exercise; or (f) by a combination of the foregoing. “Payment Date” shall mean the date on which a sale transaction in connection with a cashless exercise (whether or not payment is actually made pursuant to a cashless exercise) would have settled in connection with the subject option exercise. No certificate or cash representing a share of Common Stock shall be delivered until the full Option Exercise Price has been paid.

5.7 Special Rules for ISOs. The following rules apply notwithstanding any other terms of the Plan.

(a) No ISOs may be granted under the Plan after June 19, 2025.

(b) In no event shall any Participant who owns (within the meaning of Code section 424(d)) stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any “parent” or “subsidiary” (within the meaning of Code section 424(e) or (f), respectively) be eligible to receive an ISO (i) at an Option Exercise Price less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date the ISO is granted, or (ii) that is exercisable later than the fifth (5th) anniversary date of its grant date.

(c) The aggregate Fair Market Value of shares of Common Stock with respect to which incentive stock options (within the meaning of Code section 422) granted to a Participant are first exercisable in any calendar year under the Plan and all other incentive stock option plans of the Employer shall not exceed One Hundred Thousand Dollars ($100,000). For this purpose, Fair Market Value shall be determined with respect to a particular incentive stock option on the date on which such incentive stock option is granted. In the event that this One Hundred Thousand Dollar ($100,000) limit is exceeded with respect to a Participant, then ISOs granted under this Plan to such Participant shall, to the extent and in the order required by Treasury Regulations under Code section 422, automatically become NSOs granted under this Plan.

(d) Solely for purposes of determining the limit on ISOs that may be granted under the Plan, the provisions of Section 4.1 that replenish the Share Pool shall only be applied to the extent permitted by Code section 422 and the regulations promulgated thereunder.

ARTICLE 6 — STOCK APPRECIATION RIGHTS

6.1 Grant of SARs. Subject to the terms and provisions of the Plan, the Committee may grant SARs to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee shall determine. The Committee may grant Tandem SARs or SARs that are unrelated to Options. A Stock Appreciation Right shall entitle the holder, within the specified period (which may not exceed 10 years), to exercise the SAR and receive in exchange therefor a payment having an aggregate value equal to the amount by which the Fair Market Value of a share of Common Stock on the exercise date exceeds the specified purchase price, times the number of shares with respect to which the SAR is exercised. The Committee may provide in the Agreement for automatic exercise on a certain date, for payment of the proceeds on a certain date, and/or for rights upon the occurrence of events specified in the Agreement. Notwithstanding anything in this Article 6 to the contrary, except for SARs that are specifically designated as intended to be subject to Code section 409A, the Committee may only grant SARs to individuals who provide direct services on the date of grant of the SARs to the Company or another entity in a chain of entities in which the Company or another such entity has a controlling interest (within the meaning of Treasury Regulation section 1.409A-1(b)(5)(iii)(e)) in each entity in the chain.

6.2 Agreement. Each SAR grant shall be evidenced by an Agreement that shall specify the exercise price, the duration of the SAR, the number of shares of Common Stock to which the SAR pertains, the conditions upon which the SAR shall become vested and exercisable (subject to Section 3.7) and such other provisions as the Committee shall determine. Dividend equivalents shall not be paid with respect to SARs.

6.3 Duration of SARs. Each SAR shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no SAR shall be exercisable later than the tenth (10th) anniversary of its grant date other than an SAR granted to a participant outside the United States. If an Agreement does not specify an expiration date, the SAR’s expiration date shall be the 10th anniversary of its grant date.

6.4 Tandem SARs. A Tandem SAR shall entitle the holder, within the specified exercise period for the related Option, to surrender the unexercised related Option, or a portion thereof, and to receive in exchange therefor a payment having an aggregate value equal to the amount by which the Fair Market Value of a share of Common Stock on the exercise date exceeds the Option Exercise Price per share, times the number of shares subject to the Option, or portion thereof, which is surrendered. Each Tandem SAR shall be subject to the same terms and conditions as the related Option, including limitations on transferability, and shall be exercisable only to the extent such Option is exercisable and shall terminate or lapse and cease to be exercisable when the related Option terminates or lapses. The grant of SARs related to ISOs must be concurrent with the grant of the ISOs.

With respect to NSOs, the grant either may be concurrent with the grant of the NSOs, or in connection with NSOs previously granted under Article 5, which are unexercised and have not terminated or lapsed.

6.5 Payment. The Committee shall have sole discretion to determine in each Agreement whether the payment with respect to the exercise of a Stock Appreciation Right will be in the form of all cash, all shares of Common Stock, Other Company Securities, or any combination thereof. Unless and to the extent the Committee specifies otherwise, such payment will be in the form of shares of Common Stock. If payment is to be made in shares, the number of shares shall be determined based on the Fair Market Value of a share on the date of exercise. The Committee shall have sole discretion to determine and set forth in the Agreement the timing of any payment made in cash or shares, or a combination thereof, upon exercise of SARs.

6.6 Exercise Price. The exercise price for each Stock Appreciation Right shall be determined by the Committee and shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date the SAR is granted. Notwithstanding the foregoing, an SAR may be granted with an exercise price lower than set forth in the preceding sentence if such SAR is granted pursuant to an assumption or substitution for another SAR in a manner satisfying the provisions of Code section 424(a) relating to a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation; provided that the Committee determines that such SAR exercise price is appropriate to preserve the economic benefit of the replaced award and will not impair the exemption of the SAR from Code section 409A (unless the Committee clearly and expressly foregoes such exemption at the time the SAR is granted).

6.7 Exercise of SARs. SARs shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall specify, including conditions related to the employment of the Participant with the Employer or provision of services by the Participant to the Employer, which need not be the same for each grant or for each Participant. The Committee may provide in the Agreement for rights upon the occurrence of events specified in the Agreement. Upon exercise of a Tandem SAR, the number of shares of Common Stock subject to exercise under the related Option shall automatically be reduced by the number of shares represented by the Option or portion thereof which is surrendered.

ARTICLE 7 — RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1 Grant of Restricted Stock and Restricted Stock Units. Subject to provisions of the Plan, the Committee may from time to time grant Awards of Restricted Stock and Restricted Stock Units (“RSUs”) to Participants. Awards of Restricted Stock and RSUs may be made either alone or in addition to or in tandem with other Awards granted under the Plan.

7.2 Agreement. The Restricted Stock or RSU Agreement shall set forth the terms of the Award, as determined by the Committee, including, without limitation, the number of shares of Restricted Stock or the number of RSUs granted; the purchase price, if any, to be paid for such Restricted Stock or RSUs, which may be equal to or less than Fair Market Value of a share and may be zero, subject to such minimum consideration as may be required by applicable law; any restrictions applicable to the Restricted Stock or RSU such as continued service or achievement of performance objectives; the length of the Restriction Period, if any (subject to Section 3.7), and any circumstances that will shorten or terminate the Restriction Period; and rights of the Participant to vote or receive dividends with respect to the shares during the Restriction Period. The Committee shall have sole discretion to determine and specify in each RSU Agreement whether the RSUs will be settled in the form of all cash, all shares of Common Stock, Other Company Securities, or any combination thereof. Unless and to the extent the Committee specifies otherwise, such settlement will be in the form of shares of Common Stock.

7.3 Certificates. Upon an Award of Restricted Stock to a Participant, shares of restricted Common Stock shall be registered in the Participant’s name. Certificates, if issued, may either (i) be held in custody by the Company until the Restriction Period expires or until restrictions thereon otherwise lapse, and/or (ii) be issued to the Participant and registered in the name of the Participant, bearing an appropriate restrictive legend and remaining subject to appropriate stop-transfer orders. If required by the Committee, the Participant shall deliver to the Company one or more stock powers endorsed in blank relating to the Restricted Stock. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unrestricted certificates for such shares shall be delivered to the Participant or registered in the Participant’s name on the Company’s or transfer agent’s records; provided, however, that the Committee may cause such legend or legends to be placed on any such certificates as it may deem advisable under the terms of the Plan and the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state law. Concurrently with the lapse of any risk of forfeiture applicable to the Restricted Stock, the Participant shall be required to pay to the Company an amount necessary to satisfy any applicable federal, state and local tax requirements as set out in Article 14 below.

7.4 Dividends and Other Distributions. Except as provided in this Article 7 or in the applicable Agreement, a Participant who receives a Restricted Stock Award shall have (during and after the Restriction Period), with respect to such Restricted Stock Award, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive dividends and other distributions to the extent, if any, such shares possess such rights; provided, however, that (i) any dividends and other distributions payable on such shares of Restricted Stock during the Restriction Period shall be either automatically reinvested in additional shares of Restricted Stock or paid to the Company for the account of the Participant, in either case subject to the same restrictions on vesting as the underlying Award, and (ii) all terms and conditions for payment of such dividends and other distributions shall be included in the Agreement related to the Award and shall, to the extent required, comply with the requirements of Code section 409A. The Committee shall determine whether interest shall be paid on such amounts, the rate of any such interest, and the other terms applicable to such amounts (again, provided that all such terms shall, to the extent required, comply with Code section 409A). A Participant receiving a Restricted Stock Unit Award shall not possess voting rights and shall accrue dividend equivalents on such Units only to the extent provided in the Agreement relating to the Award; provided, however, that (i) any dividend equivalents payable on such Restricted Stock Unit Award shall be subject to the same restrictions on vesting as the underlying Award, and (ii) all terms and conditions for payment of such dividend equivalents shall be included in the Agreement related to the Award and shall, to the extent required, comply with the requirements of Code section 409A.

ARTICLE 8 — PERFORMANCE SHARES AND UNITS

8.1 Grant of Performance Shares and Performance Units. The Committee may grant Performance Shares and Performance Units to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee shall determine.

8.2 Agreement. The Performance Share or Performance Unit Agreement shall set forth the terms of the Award, as determined by the Committee, including, without limitation, the number of Performance Shares or Performance Units granted; the purchase price, if any, to be paid for such Performance Shares or Performance Units, which may be equal to or less than Fair Market Value of a share and may be zero, subject to such minimum consideration as may be required by applicable law; the performance objectives applicable to the Performance Shares or Performance Units; and any additional restrictions applicable to the Performance Shares or Performance Units such as continued service (subject to Section 3.7). The Committee shall have sole discretion to determine and specify in each Performance Shares or Performance Units Agreement whether the Award will be settled in the form of all cash, all shares of Common Stock, Other Company Securities, or any combination thereof. Unless and to the extent the Committee specifies otherwise, such settlement will be in the form of shares of Common Stock. Any such shares may be granted subject to any restrictions deemed appropriate by the Committee.

8.3 Value of Performance Shares and Performance Units. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a share of Common Stock on the date of grant. In addition to any non-performance terms applicable to the Award, the Committee shall set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Shares, Performance Units or both, as applicable, that will be paid out to the Participant. For purposes of this Article 8, the time period during which the performance objectives must be met shall be called a “Performance Period.” The Committee may, but is not obligated to, set such performance objectives by reference to the performance measures set forth in Article 10.

8.4 Earning of Performance Shares and Performance Units. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of the Performance Shares or Performance Units shall be entitled to receive a payout of the number and value of Performance Shares or Performance Units, as applicable, earned by the Participant over the Performance Period, if any, to be determined as a function of the extent to which the corresponding performance objectives have been achieved and any applicable non-performance terms have been met.

8.5 Dividends and Other Distributions. A Participant receiving Performance Shares or Performance Units shall not possess voting rights. A Participant receiving Performance Shares or Performance Units or any other Award that is subject to performance conditions shall accrue dividend equivalents on such Award only to the extent provided in the Agreement relating to the Award; provided, however, that (i) any dividend equivalents payable on such Performance Shares or Performance Units shall be subject to the same restrictions on vesting as the underlying Award, and (ii) all terms and conditions for payment of such dividend equivalents shall be included in the Agreement related to the Award and shall, to the extent required, comply with the requirements of Code section 409A.

ARTICLE 9 — OTHER AWARDS

The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related awards not described in Articles 5 through 8 of this Plan that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company (“Other Awards”). Other Awards may provide for cash payments based in whole or in part on the value or future value of shares of Common Stock, for the acquisition or future acquisition of shares of Common Stock, or any combination of the foregoing. Notwithstanding the foregoing, where the value of an Other Award is based on the difference in the value of a share of Common Stock at different points in time, the grant or exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant unless the Other Award is granted in replacement for an award previously granted by an entity that is assumed by the Company in a business combination, provided that the Committee determines that the Other Award preserves the economic benefit of the replaced award and is either exempt from or in compliance with the requirements of Code section 409A. A Participant receiving an Other Award shall accrue dividend equivalents on such Award only to the extent provided in the Agreement relating to the Award; provided, however, that (i) that any dividend equivalents payable on such Other Award shall be subject to the same restrictions on vesting as the underlying Award, and (ii) all terms and conditions for payment of such dividend equivalents shall be included in the Agreement related to the Award and shall, to the extent required, comply with the requirements of Code section 409A.

ARTICLE 10 — PERFORMANCE MEASURES

10.1 In General. The Committee may, in its discretion, include performance objectives in any Award. If the Committee intends to grant a Qualified Performance-Based Award, the Committee shall designate the Award as such in writing at the time the Award is granted. Any such designation is irrevocable. To the extent the Committee does not designate an Award as a Qualified Performance-Based Award at the time the Award is granted, it shall be a General Award.

10.2 Qualified Performance-Based Awards. In the case of a Qualified Performance-Based Award, the Committee shall establish at least one performance objective that is intended to permit the Award to satisfy the Exception with respect to the Award and shall determine the maximum amount payable under the Qualified Performance-Based Award for attainment of the performance objective. The Committee may also establish lower amounts payable for lower levels of achievement with respect to the performance objective and may also establish one or more threshold levels of achievement with respect to the performance objective in order for any amount to be paid pursuant to the Qualified Performance-Based Award. If none of the threshold levels of achievement with respect to the performance objective intended to permit the Award to satisfy the Exception are attained, no amount may be paid pursuant to the Qualified Performance-Based Award. The Committee shall establish in writing the performance objective intended to permit the Award to satisfy the Exception within the first 90 days of the Performance Period and at a time when the outcome of the performance objective is substantially uncertain. Notwithstanding the 90-day deadline specified in the prior sentence, in the event that a Performance Period (or a Participant’s service during a Performance Period) is expected to be less than 12 months, the Committee shall establish in writing the performance objective intended to permit the Award to satisfy the Exception on or before the date when 25% of the Performance Period (or the Participant’s service during the Performance Period), as each is scheduled in good faith at the time the objective is established, has elapsed. In addition to specifying the performance objective intended to permit the Award to satisfy the Exception, the Committee may specify one or more additional performance objectives, or such other conditions and criteria as it chooses, to guide the exercise of its Negative Discretion and thereby determine the final amount payable to the Participant under the Qualified Performance-Based Award.

10.3 Performance Measures for Qualified Performance-Based Awards. In the case of a Qualified Performance-Based Award, the performance measures intended to permit the Award to satisfy the Exception shall be stated as levels of, or growth or changes in, or other objective specification of performance with respect to one or more of the following performance criteria: earnings, earnings before income taxes; earnings before interest and taxes (EBIT); earnings before interest, taxes, depreciation and amortization (EBITDA); earnings before interest, taxes, depreciation, amortization and rent (EBITDAR); gross margin; operating margin; profit margin; market value added; market share; revenue; revenue growth; return measures (including but not limited to return on equity, return on shareholders’ equity, return on investment, return on assets, return on net assets, return on capital, return on sales, and return on invested capital); total shareholder return (either in absolute terms or relative to that of a peer group determined by the Committee); profit; economic profit; capitalized economic profit; operating profit; after-tax profit; net operating profit after tax (NOPAT); pre-tax profit; cash; cash flow measures (including but not limited to operating cash flow; free cash flow; cash flow return; cash flow per share; and free cash flow per share); earnings per share (EPS); consolidated pre-tax earnings; net earnings; operating earnings; segment income; economic value added; net income; net income from continuing operations available to common shareholders excluding special items; operating income; adjusted operating income; assets; sales; net sales; sales volume; sales growth; net sales growth; comparable store sales; sales per square foot; inventory turnover; inventory turnover ratio; productivity ratios; debt/capital ratio; return on total capital; cost; unit cost; cost control; expense targets or ratios, charge-off levels; operating efficiency; operating expenses; customer satisfaction; improvement in or attainment of expense levels; working capital; working capital targets; improvement in or attainment of working capital levels; debt; debt to equity ratio; debt reduction; capital targets; capital expenditures; price/earnings growth ratio; acquisitions, dispositions, projects or other specific events, transactions or strategic milestones; the Company’s common stock price (and stock price appreciation, either in absolute terms or in relationship to the appreciation among members of a peer group determined by the Committee); and book value per share. All criteria may be measured on a Generally Accepted Accounting Principles (“GAAP”) basis, adjusted GAAP basis, or non-GAAP basis.

10.4 General Awards. If the Committee assigns a Participant a General Award, the Committee may provide for a threshold level of performance below which no amount of compensation will be paid, and it may provide for the payment of differing amounts of compensation for different levels of performance.

10.5 Performance Measures for General Awards and Negative Discretion. In the case of a General Award, and when selecting targets to guide the exercise of Negative Discretion with respect to an Award that is intended to qualify under the Exception, the Committee may establish one or more performance objectives that is based on categories of performance that are different than those set forth in Section 10.3.

10.6 Definitions of Performance Objectives. If the Committee makes an Award subject to a particular performance objective, the Committee shall adopt or confirm a written definition of that performance objective at the time the performance objective is established, provided that the Committee retains the discretion to forego such written definition in connection with a General Award. The performance objective for an Award may be described in terms of Company-wide objectives or objectives that are related to a specific division, subsidiary, Employer, department, region, or function in which the participant is employed or as some combination of these (as alternatives or otherwise). A performance objective may be measured on an absolute basis or relative to a pre-established target, results for a previous year, the performance of other corporations, or a stock market or other index. If the Committee specifies more than one individual performance objective for a particular Award, the Committee shall also specify, in writing, whether one, all or some other number of such objectives must be attained.

10.7 Determinations of Performance. For each Award that has been made subject to a performance objective, within 90 days following the end of each Performance Period, the Committee shall determine whether the performance objective for such Performance Period has been satisfied. With respect to the performance objective related to a Qualified Performance-Based Award, the Award may not be paid out unless and until the Committee has made a final written certification that the performance objective intended to permit such Award to satisfy the Exception has, in fact, been satisfied. This may be accomplished through approved minutes of the Committee meeting (or by some other form of written certification). In addition, prior to paying out an Award, the Committee shall complete the exercise of its Negative Discretion (or it shall decide not to apply Negative Discretion). In this regard, the Committee shall determine whether any performance objective or other conditions or criteria specified to guide the exercise of its Negative Discretion were satisfied, and thereby make a final determination with respect to the Award. If a performance objective applicable to a General Award for a Performance Period is not achieved, the Committee in its sole discretion may pay all or a portion of that Award based on such criteria as the Committee deems appropriate, including without limitation individual performance, Company-wide performance or the performance of the specific division, subsidiary, Employer, department, region, or function employing the participant.

10.8 Adjustments and Exclusions. In determining whether any performance objective has been satisfied, the Committee may include or exclude any or all items that are unusual or non-recurring, including but not limited to (i) charges, costs, benefits, gains or income associated with reorganizations or restructurings of the Employer, discontinued operations, goodwill, other intangible assets, long-lived assets (non-cash), real estate strategy (e.g., costs related to lease terminations or facility closure obligations), litigation or the resolution of litigation (e.g., attorneys’ fees, settlements or judgments), or currency or commodity fluctuations; and (ii) the effects of changes in applicable laws, regulations or accounting principles. In addition, the Committee may adjust any performance objective for a Performance Period as it deems equitable to recognize unusual or non-recurring events affecting the Employer, changes in tax laws or regulations or accounting procedures, mergers, acquisitions and divestitures, or any other factors as the Committee may determine (including adjustments that would result in the Company’s payment of non-deductible compensation under a General Award). In the case of a Qualified-Performance-Based Award, such exclusions and adjustments may only apply to the extent the Committee specifies in writing (not later than the time performance objectives are required to be established) which exclusions and adjustments the Committee will apply to determine whether a performance objective has been satisfied, as well as an objective manner for applying them, or to the extent that the Committee determines (if such determination is memorialized in writing) that they may apply without adversely affecting the Award’s status as a Qualified Performance-Based Award. To the extent that a performance objective is based on the price of the Company’s common stock, then in the event of any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, any merger, consolidation, spin-off, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities or any other corporate transaction having an effect similar to any of the foregoing, the Committee shall make or provide for such adjustments in such performance objective as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of participants. In the case of a Qualified Performance-Based Award, the Committee’s adjustments as described in the preceding sentence shall apply only to the extent the Committee determines that such adjustments will not adversely affect the Award’s status as a Qualified Performance-Based Award.

10.9 Increases. The Committee may not increase the amount payable under a Qualified Performance-Based Award, except as a result of an adjustment or exclusion permitted by Section 10.8.

10.10 Changes. If applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Exception, the Committee may make such grants without satisfying the requirements of the Exception.

ARTICLE 11 — TERMINATION OF EMPLOYMENT, BLACKOUT

PERIODS AND CHANGE IN CONTROL

11.1 Termination of Employment. Except as otherwise provided by the Committee, if a Participant ceases to be an Employee, Independent Director or Non-Employee of, or to otherwise perform services for, the Company and its Subsidiaries for any reason (i) all of the Participant’s Options and SARs that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of such cessation, but in no event after the expiration date of the Options or SARs, (ii) all of the Participant’s Options and SARs that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation, and (iii) all of the Participant’s Restricted Stock, RSUs, Performance Shares, Performance Units and Other Awards that were not vested on the date of such cessation shall be forfeited immediately upon such cessation. The Committee may, in its sole discretion and in such manner as it may from time to time prescribe (including, but not by way of limitation, in granting an Award or in an individual employment agreement, severance plan or individual severance agreement), provide that a Participant shall be eligible for a full or prorated Award in the event of a cessation of the Participant’s service relationship with the Employer due to death, disability, involuntary termination without cause or resignation for good reason. With respect to Awards that are subject to one or more performance objectives, the Committee may, in its sole discretion, provide that any such full or prorated Award will be paid prior to when any or all such performance objectives are certified (or without regard to whether they are certified) in the event of a cessation of the Participant’s service relationship with the employer due to death, disability, involuntary termination without cause or resignation for good reason; provided, however, that in the case of a Qualified Performance-Based Award, such adjustments shall apply only to the extent the Committee determines that such adjustments will not adversely affect the Award’s status as a Qualified Performance-Based Award. The Committee may, in its sole discretion, and to the extent applicable, in accordance with the provisions of Code section 409A, determine (i) whether any leave of absence (including short-term or long-term disability or medical leave) shall constitute a termination of employment for purposes of this Plan, and (ii) the impact, if any, of any such leave on outstanding Awards under the Plan.

11.2 Special Rule for Company Blackout Periods. The Company has established a securities trading policy (the “Policy”) relative to disclosure and trading on inside information as described in the Policy. Under the

Policy, certain Employees and Independent Directors of the Company are prohibited from trading stock or other securities of the Company during certain “blackout periods” as described in the Policy. If, under the above provisions or the terms of the applicable Agreement, the last date on which an Option or SAR can be exercised falls within a blackout period imposed by the Policy, the applicable exercise period shall automatically be extended by this Section 11.2 by a number of days equal to the number of United States business days that the applicable blackout period is in effect. The Committee shall interpret and apply the extension automatically provided by the preceding sentence to ensure that in no event shall the term of any Option or SAR expire during an imposed blackout period.

11.3 Change in Control. The Committee may, in its sole discretion and in such manner as it may from time to time prescribe (including, but not by way of limitation, in granting an Award or in an individual employment agreement, severance plan or individual severance agreement), provide that a Participant shall be eligible for a full or prorated Award in the event that both a Change in Control and a cessation of the Participant’s service relationship with the Employer occurs or if the surviving entity in such Change in Control does not assume or replace the Award in the Change in Control. With respect to Awards that are subject to one or more performance objectives, the Committee may, in its sole discretion, provide that any such full or prorated Award will be paid under the provisions of this Section 11.3 prior to when any or all such performance objectives are certified (or without regard to whether they are certified).

ARTICLE 12 — BENEFICIARY DESIGNATION

To the extent permitted by the Committee, each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any vested but unpaid Award is to be paid in case of the Participant’s death. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company or its designee during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s spouse, and if the Participant has no surviving spouse, to the Participant’s estate.

ARTICLE 13 — DEFERRALS

The Committee may permit a Participant to defer such Participant’s receipt of the payment of cash or the delivery of shares that would otherwise be due to such Participant by virtue of the lapse or waiver of restrictions with respect to RSUs and Other Awards, or the satisfaction of any requirements or objectives with respect to Performance Shares and Performance Units. If any such deferral election is permitted or required, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals, which rules and procedures shall comply with Code section 409A. The deferral of Option and SAR gains is prohibited.

ARTICLE 14 — WITHHOLDING TAXES

14.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of or in connection with this Plan or any Award.

14.2 Share Withholding. Except as otherwise determined by the Committee or provided in the Agreement corresponding to an Award:

(a) With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, Restricted Stock Units or Other Awards, upon the achievement of performance objectives related to Performance Shares or Performance Units, or upon any other taxable event arising as a result of or in connection with an Award granted hereunder that is settled in shares of Common Stock, unless other arrangements are made with the consent of the Committee, Participants shall satisfy the withholding requirement by having the Company withhold shares of Common Stock having a Fair Market Value on the date the tax is to be determined equal to not more than the amount necessary to satisfy the Company’s withholding obligations at the minimum statutory withholding rates (or at any greater rate that will not result in adverse accounting or tax treatment, as determined by the Committee). All such withholding arrangements shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

(b) A Participant may elect to deliver shares of Common Stock to satisfy, in whole or in part, the withholding requirement. Such an election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The Fair Market Value of the shares to be delivered will be determined as of the date the amount of tax to be withheld is determined. Such delivery must be made subject to the conditions and pursuant to the procedures established by the Committee with respect to the delivery of shares of Common Stock in payment of the corresponding Option Exercise Price.

(c) A Participant who is classified by the Company as an officer at the time the tax withholding requirement arises with respect to his or her Restricted Stock or, to the extent settled in shares of Common Stock, his or her Restricted Stock Units, Performance Shares, Performance Units, Other Awards, Options or SARs, may elect to satisfy such withholding requirement by delivering payment of the tax required to be withheld in cash or by check on the date on which the amount of tax to be withheld is determined. Once made, the election shall be irrevocable.

ARTICLE 15 — AMENDMENT AND TERMINATION

15.1 Amendment or Termination of Plan. The Board or the Committee may at any time terminate and from time to time amend the Plan in whole or in part, but no such action shall materially adversely affect any rights or obligations with respect to any Awards previously granted under the Plan, unless such action is required by applicable law or any listing standards applicable to the Common Stock or the affected Participants consent in writing. To the extent required by Code section 162(m) or Code section 422, other applicable law, and/or any such listing standards, no amendment shall be effective unless approved by the shareholders of the Company.

15.2 Amendment of Agreement. The Committee may, at any time, amend outstanding Agreements in a manner not inconsistent with the terms of the Plan; provided, however, except as provided in Sections 15.3 and 15.4, if such amendment is materially adverse to the Participant, as determined by the Committee, the amendment shall not be effective unless and until the Participant consents, in writing, to such amendment. To the extent not inconsistent with the terms of the Plan, the Committee may, at any time, amend an outstanding Agreement in a manner that is not unfavorable to the Participant without the consent of such Participant. Except for adjustments as provided in Sections 4.3 or in connection with a Change in Control , the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Awards or cancel outstanding Options or SARs with per share exercise prices that are more than the Fair Market Value at the time of such cancellation in exchange for cash, other awards, or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without shareholder approval.

15.3 Cancellation of Awards for Detrimental Activity. The Committee may provide in the applicable Agreement or a separate policy that if a Participant engages in detrimental activity, as defined in such Agreement or separate policy, the Committee may, notwithstanding any other provision in this Plan to the contrary, cancel, rescind, suspend, withhold or otherwise restrict or limit any unexpired, unexercised, unpaid or deferred Award as of the first date the Participant engages in the detrimental activity, unless sooner terminated by operation of another term of this Plan or any other agreement. Without limiting the generality of the foregoing, the Agreement or separate policy may also provide that if the Participant exercises an Option or SAR, receives an RSU,

Performance Share, Performance Unit or Other Award payout, or receives or vests in shares of Common Stock under an Award at any time during the time specified in such Agreement or separate policy, the Participant shall be required to pay to the Company the excess of the then fair market value of the shares that were received with respect to the Award (or if the Participant previously disposed of such shares, the fair market value of such shares at the time of the disposition) over the total price paid by the Participant for such shares.

15.4 Assumption or Cancellation of Awards Upon a Corporate Transaction.

(a) In the event of a sale of all or substantially all of the assets or stock of the Company, the merger of the Company with or into another corporation such that shareholders of the Company immediately prior to the merger exchange their shares of stock in the Company for cash and/or shares of another entity or any other corporate transaction to which the Committee deems this provision applicable (any such event is referred to as a “Corporate Transaction”), the Committee may, in its discretion, cause each Award to be assumed or for an equivalent Award to be substituted by the successor corporation or a parent or subsidiary of such successor corporation and adjusted as appropriate).

(b) In addition or in the alternative, the Committee, in its discretion, may cancel all or certain types of outstanding Awards at or immediately prior to the time of the Corporate Transaction provided that the Committee either (i) provides that the Participant is entitled to a payment (in cash or shares) equal to the value of the portion of the Award that would be vested upon the Corporate Transaction, as determined below and to the extent there is any such value, or (ii) at least 15 days prior to the Corporate Transaction (or, if not feasible to provide 15 days’ notice, within a reasonable period prior to the Corporate Transaction), notifies the Participant that, subject to rescission if the Corporate Transaction is not successfully completed within a certain period, the Award will be terminated and, if the Award is an Option, SAR or similar right, provides the Participant the right to exercise the portion of the Option, SAR or similar right that would be vested upon the Corporate Transaction prior to the Corporate Transaction.

(c) For purposes of this provision, the value of the Award that would be vested upon the Corporate Transaction shall be measured as of the date of the Corporate Transaction and shall equal the value of the cash, shares or other property that would be payable to the Participant for such vested Award (or, if the Award is an Option, SAR or similar right, upon exercise of the vested Award) less the amount of any payment required to be tendered by the Participant upon such exercise). The Committee may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash settlement and, in the case of Options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess (if any) of the per share amount payable upon or in respect of such event over the exercise price of such Option, SAR or similar right and may cancel each Option, SAR or similar right with an exercise price greater than the per share amount payable upon or in respect of such event without any payment to the person holding such Option, SAR or similar right. For example, under this provision, in connection with a Corporate Transaction, the Committee can cancel all outstanding Options under the Plan in consideration for payment to the holders thereof of an amount equal to the portion of the consideration that would have been payable to such holders pursuant to the Corporate Transaction if their vested Options had been fully exercised immediately prior to such Corporate Transaction, less the aggregate Option Exercise Price that would have been payable therefor, or if the amount that would have been payable to the Option holders pursuant to such Corporate Transaction if their vested Options had been fully exercised immediately prior thereto would be less than the aggregate Option Exercise Price that would have been payable therefor, the Committee can cancel any or all such Options for no consideration or payment of any kind. Payment of any amount payable pursuant to this cancellation provision may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Committee’s discretion.

(d) Any actions taken under this Section 15.4 shall be valid with respect to a 409A Award only to the extent that such action complies with Code section 409A.

ARTICLE 16 — MISCELLANEOUS PROVISIONS

16.1 Restrictions on Shares. If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of shares subject to any Award is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares thereunder, no such Award may be exercised in whole or in part (as applicable), no such Award may be paid out (as applicable) and no shares may be issued pursuant to such Award (as applicable) unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any listing standards applicable to the Common Stock and any applicable federal or state laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares under the Plan or make any other distribution of the benefits under the Plan unless such delivery or distribution would comply with all applicable state, federal and foreign laws (including, without limitation and if applicable, the requirements of the Securities Act of 1933), and any applicable requirements of any securities exchange or similar entity.

16.2 Rights of a Shareholder. Except as provided otherwise in the Plan or in an Agreement, no Participant awarded an Option, SAR, RSU, Performance Share, Performance Unit or Other Award shall have any right as a shareholder with respect to any shares covered by such Award prior to the date of issuance to him or her or his or her delegate of a certificate or certificates for such shares or the date the Participant’s name is registered on the Company’s books as the shareholders of record with respect to such shares.

16.3 Transferability. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than upon the Participant’s death, to a beneficiary in accordance with Article 12 or by will or the laws of descent and distribution. A Participant who is an officer, including, but not limited to, a Participant with the title Vice President, Senior Vice President, Executive Vice President, President or Chief Executive Officer of the Company (collectively “Officer”), or an Independent Director may transfer NSOs to a Permitted Transferee in accordance with procedures approved by the Committee. Except for a transfer of NSOs by an Officer or Independent Director to a Permitted Transferee, unless the Committee determines otherwise consistent with securities and other applicable laws, rules and regulations, (i) no Award granted under the Plan shall be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant other than upon the Participant’s death, to a beneficiary in accordance with Article 12 or by will or the laws of descent and distribution, and (ii) each Option and SAR outstanding to a Participant may be exercised during the Participant’s lifetime only by the Participant or his or her guardian or legal representative (provided that Incentive Stock Options may be exercised by such guardian or legal representative only if permitted by the Code and any regulations promulgated thereunder). In the event of a transfer to a Permitted Transferee as permitted under this Section 16.3 or by the Committee, appropriate evidence of any transfer to the Permitted Transferee shall be delivered to the Company at its principal executive office. If all or part of an Award is transferred to a Permitted Transferee, the Permitted Transferee’s rights thereunder shall be subject to the same restrictions and limitations with respect to the Award as the Participant. For the avoidance of doubt, any permitted transfer of an Award will be without payment of consideration by the Permitted Transferee.

16.4 No Fractional Shares. Unless provided otherwise in the Agreement applicable to an Award, no fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award and any fractional share otherwise payable pursuant to an Award shall be forfeited.

16.5 No Implied Rights. Nothing in the Plan or any Agreement shall confer upon any Participant any right to continue in the employ or service of the Employer, or to serve as an Independent Director thereof, or interfere in any way with the right of the Employer to terminate the Participant’s employment or other service relationship at any time and for any reason. Unless otherwise determined by the Committee, no Award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan, severance program, or other arrangement of the Employer for the benefit of its employees. No Participant shall have any claim to an Award until it is actually granted under the Plan. An Award of any type made in any one year to an eligible Participant shall neither guarantee nor preclude a further grant of that or any other type of Award to such Participant in that year or any subsequent year. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Committee , be no greater than the right of an unsecured general creditor of the Company.

16.6 Transfer of Employee. The transfer of an Employee from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another shall not be considered a termination of employment; nor shall it be considered a termination of employment if an Employee is placed on military, disability or sick leave or such other leave of absence which is considered by the Committee as continuing intact the employment relationship. If an Employee’s employment or other service relationship is with a Subsidiary and that entity ceases to be a Subsidiary of the Company, a termination of employment shall be deemed to have occurred when the entity ceases to be a Subsidiary unless the Employee transfers his or her employment or other service relationship to the Company or its remaining Subsidiaries.

16.7 Expenses of the Plan. The expenses of the Plan shall be borne by the Company. The Company shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any Award under the Plan.

16.8 Compliance with Laws.

(a) At all times when the Committee determines that compliance with Code section 162(m) is required or desirable, all Awards to Covered Employees shall comply with the requirements of Code section 162(m). In addition, in the event that changes are made to Code section 162(m) to permit greater flexibility with respect to any Awards, the Committee may, subject to the requirements of Article 15, make any adjustments it deems appropriate.

(b) The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any United States government or regulatory agency as may be required. It is the intent of the Company that the awards made hereunder comply in all respects with Rule 16b-3 under the Exchange Act and that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention. Any provision herein relating to compliance with Rule 16b-3 under the Exchange Act shall not be applicable with respect to participation in the Plan by Participants who are not Insiders.

16.9 Recoupment/Clawback. All Awards are subject to recoupment in accordance with the Company’s recoupment, clawback and/or recovery policies in effect from time to time. In addition, the Committee may include such recoupment, clawback and/or recovery provisions in an Agreement as the Committee determines necessary or appropriate, including but not limited to a reacquisition right with respect to shares of Common Stock issued pursuant to Awards under the Plan.

16.10 Whistleblower Protection. Nothing contained in this Plan or any Agreement (i) shall be deemed to prohibit any Participant from responding to a subpoena or order of a court or other governmental authority to testify or give evidence or engaging in conduct otherwise protected by the Sarbanes-Oxley Act; (ii) shall be deemed to prohibit any Participant from providing truthful information in good faith to any federal, state, or local governmental body, agency, or official investigating an alleged violation of any antidiscrimination or other employment-related law or otherwise gathering information or evidence pursuant to any official investigation, hearing, trial, or proceeding; (iii) is intended in any way to intimidate, coerce, deter, persuade, or compensate any Participant with respect to providing, withholding, or restricting any communication whatsoever to the extent prohibited under 18 U.S.C. §§ 201, 1503, or 1512 or under any similar or related provision of state or federal law; and (iv) is intended to require any Participant to provide notice to the Employer or its attorneys before reporting any possible violations of federal law or regulation to any governmental agency or entity (“Whistleblower Disclosures”) or to provide notice to the Employer or its attorneys after any Participant has made any such Whistleblower Disclosures.

16.11 Successors. The terms of the Plan and outstanding Awards shall be binding upon the Company and its successors and assigns.

16.12 Tax Elections. Each Participant agrees to give the Committee prompt written notice of any election made by such Participant under Code section 83(b) or any similar provision thereof. Notwithstanding the preceding sentence, the Committee may condition any award on the Participant’s not making an election under Code section 83(b).

16.13 Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of shares of Common Stock, the transfer of such shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange on which shares of Common Stock are traded.

16.14 Compliance With Code Section 409A. At all times, this Plan shall be interpreted and operated (i) with respect to 409A Awards in accordance with the requirements of Code section 409A, and (ii) to maintain the exemptions from Code section 409A of Options, SARs and Restricted Stock and any Awards designed to meet the short-term deferral exception under Code section 409A. To the extent there is a conflict between the provisions of the Plan relating to compliance with Code section 409A and the provisions of any Agreement issued under the Plan, the provisions of the Plan control. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to a 409A Award to the extent such discretionary authority would conflict with Code section 409A. In addition, to the extent required to avoid a violation of the applicable rules under Code section 409A by reason of Code section 409A(a)(2)(B)(i), any payment under an Award shall be delayed until the earliest date of payment that will result in compliance with the rules of Code section 409A(a)(2)(B)(i) (regarding the required six-month delay for distributions to specified employees that are related to a separation from service). To the extent that a 409A Award provides for payment upon the recipient’s termination of employment as an Employee or cessation of service as an Independent Director or Non-Employee, the 409A Award shall be deemed to require payment upon the individual’s “separation from service” within the meaning of Code section 409A. To the extent any provision of this Plan or an Agreement would cause a payment of a 409A Award to be made because of the occurrence of a change in control, then such payment shall not be made unless such change in control also constitutes a “change in ownership,” “change in effective control” or “change in ownership of a substantial portion of the Company’s assets” within the meaning of Code section 409A. Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a change in control. To the extent an Award is a 409A Award and is subject to a substantial risk of forfeiture within the meaning of Code section 409A (or will be granted upon the satisfaction of a condition that constitutes such a substantial risk of forfeiture), any compensation due under the Award (or pursuant to a commitment to grant an Award) shall be paid in full not later than the 60th day following the date on which there is no longer such a substantial risk of forfeiture with respect to the Award (and the Participant shall have no right to designate the year of the payment), unless the Committee shall clearly and expressly provide otherwise at the time of granting the Award. In the event that an Award shall be deemed not to comply with Code section 409A, then neither the Company, the Board, the Committee nor its or their designees or agents, nor any of their affiliates, assigns or successors (each a “protected party”) shall be liable to any Award recipient or other person for actions, inactions, decisions, indecisions or any other role in relation to the Plan by a protected party if made or undertaken in good faith or in reliance on the advice of counsel (who may be counsel for the Company), or made or undertaken by someone other than a protected party.

16.15 Legal Construction.

(a) If any provision of this Plan or an Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Agreement, it shall be stricken and the remainder of the Plan or the Agreement shall remain in full force and effect.

(b) Where the context admits, words in any gender shall include the other gender, words in the singular shall include the plural and words in the plural shall include the singular.

(c) To the extent not preempted by federal law, the Plan and all Agreements hereunder shall be construed in accordance with and governed by the laws of the State of Florida, without giving effect to any choice of law provisions. Unless otherwise provided in the applicable Agreement, the recipient of an Award is deemed to submit to the exclusive jurisdiction and venue of the Federal and state courts of Florida to resolve any and all issues that may arise out of or relate to the Plan or such Agreement.

Office DEPOT® OFFICE DEPOT, INC. 6600 NORTH MILITARY TRAIL BOCA RATON, FL 33496

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF SUBMITTING YOUR PROXY OVER THE INTERNET OR BY TELEPHONE. BOTH OPTIONS ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and to view our proxy materials until 11:59 P.M., Eastern Time, on July 19, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - (800) 690-6903

Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M., Eastern Time, on July 19, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you submit your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E30240-P95249 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED.

OFFICE DEPOT, INC.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” PROPOSALS 1, 2, 3 AND 4 AND “1 YEAR” ON PROPOSAL 5.

1. Proposal to elect eight (8) members of the Office Depot, Inc.
board of directors for the term described in the proxy statement.

Nominees	For	Against	Abstain
1a Gerry P. Smith	☐	☐	☐				For	Against	Abstain

1b Kristin A. Campbell	☐	☐	☐	2.	Proposal to ratify the appointment by Office Depot, Inc.’s audit committee of Deloitte & Touche LLP as Office		☐	☐	☐
1c Cynthia T. Jamison	☐	☐	☐		Depot’s independent registered public accounting firm for the current year.

1d V. James Marino	☐	☐	☐	3.	Proposal to approve the Office Depot 2017 Long-Term Incentive Plan.		☐	☐	☐

1e Francesca Ruiz de Luzuriaga	☐	☐	☐	4.	Proposal to hold an advisory vote approving Office Depot’s executive compensation.		☐	☐	☐
1f David M. Szymanski	☐	☐	☐			1 Year	2 Years	3 Years Abstain
1g Nigel Travis	☐	☐	☐	5.	Proposal to hold an advisory vote on the frequency of holding an advisory vote on	☐	☐	☐	☐
1h Joseph S. Vassalluzzo	☐	☐	☐		Office Depot’s executive compensation.
					Other Matters: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

The undersigned acknowledge(s) receipt prior to the execution of this proxy of a notice of annual meeting of stockholders and a proxy statement dated June 9, 2017.

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)		Date

ADMITTANCE PASS

2017 ANNUAL MEETING OF STOCKHOLDERS

OFFICE DEPOT, INC.

July 20, 2017

9:00 a.m., Local Time

Boca Raton Marriott at Boca Center

5150 Town Center Circle

Boca Raton, Florida 33486

For Security Reasons, You Must Present This Admittance Pass In Order To Enter The Meeting.

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — —

E30241-P95249

PROXY

OFFICE DEPOT, INC.

6600 NORTH MILITARY TRAIL

BOCA RATON, FL 33496

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Stephen R. Calkins, Katrina S. Lindsey, Kristen L. Sampo and Joseph G. White as Proxies, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote as designated on the reverse side all the shares of capital stock of Office Depot, Inc. held of record by the undersigned on June 1, 2017 at the Annual Meeting of Stockholders to be held on July 20, 2017, or any postponement or adjournment thereof. All previous proxies are hereby revoked.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4 AND “1 YEAR” ON PROPOSAL 5. TO VOTE BY MAIL, MARK, SIGN AND DATE YOUR PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(continued on reverse side)